FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-07

Free Writing Prospectus

Structural and Collateral Term Sheet

$720,578,197

(Approximate Initial Pool Balance)

BANK 2023-BNK46

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

JPMorgan Chase Bank, National Association

Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2023-BNK46

July 20, 2023

WELLS FARGO SECURITIES	BofA SECURITIES	MORGAN STANLEY	J.P MORGAN
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Property Type: Mixed Use	Loan #1	Cut-off Date Balance:	$72,000,000
Property Subtype: Lab/Office	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Address: 250 Water Street		U/W NCF DSCR:	1.66x
Cambridge, MA 02141		U/W NOI Debt Yield:	9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Property Type: Mixed Use	Loan #1	Cut-off Date Balance:	$72,000,000
Property Subtype: Lab/Office	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Address: 250 Water Street		U/W NCF DSCR:	1.66x
Cambridge, MA 02141		U/W NOI Debt Yield:	9.3%

CX – 250 Water Street
250 Water Street
Cambridge, MA 02141
Medford
Meadow Glen
Mystic River
Northern Expwy
Magoun Square
Somerville
Foss Park
Assembly Row
MIDDLESEX COUNTY
American Academy of Arts and Sciences
Harvard Museum of Natural History
Sanders Theatre
Spaulding Hospital Cambridge
Harvard University
War Memorial Recreation Center
Cambridge Health Alliance
Twin City Plaza
Philips Research
Sanofi
Hood Business Park
Cambridge College
Charlestown
Bunker Hill Community College
Bunker Hill
USS Constitution Museum
Tobin Bridge
CAMBRIDGE
Inman Square
Momenta Pharmaceuticals
CambridgeSide
EF Education First
Museum of Science
Biogen
Draper Laboratory
Moderna
MIT Museum
MIT Plasma Science and Fusion Ctr.
Gallery 263
Great Dome
MIT Wong Auditorium
Massachusetts Institute of Technology
Briggs Field
Memorial Plaza
Charles River
HARVARD BRIDGE
BOSTON UNIV. BR.
Boston Harbor
Logan Intl. Airport 1 mile
CHARLESTOWN BRIDGE
North End
TD Garden
Mass. General Hospital
JFK Federal Building
Faneuil Hall
State House
Beacon Hill
Downtown Boston
New England Aquarium
100 Federal St.
Sumner Tunnel
Callahan Tunnel
Fisher College
Boston Common
Back Bay
BOSTON
Emerson College
Tufts Univ. School of Medicine
Boston University
Prudential Center
Hynes Conv. Ctr.
111 Huntington Ave
South End
SUFFOLK COUNTY
Boston Convention & Exhibition Ctr.
South Boston
NORFOLK COUNTY
Brookline
Fenway Park
Wheelock College
Mass Turnpike
Mass Pike
Harvard St
Main St
Broadway
Medford St
Cedar St
Lowell St
Highland Ave
Pearl St
Summer St
Beacon St
Somerville Ave
Washington St
Cambridge St
Western Ave
River St
Magazine St
Brookline St
Albany St
Vassar St
Binney St
Storrow Dr
Commonwealth Ave
Alford St
Medford St
Bunker Hill St
High St
GREEN LINE
RED LINE
BLUE LINE
ORANGE LINE
MBTA LOWELL LINE
MBTA FITCHBURG MAIN LINE
Bedford
Burlington
Wakefield
Peabody
Salem
Woburn
Stoneham
Lynn
Swampscott
Saugus
Winchester
Melrose
Lexington
Malden
Medford
Revere
Lincoln
Arlington
Belmont
Everett
Somerville
Chelsea
Waltham
Watertown
CAMBRIDGE
Atlantic Ocean
Newton
Brookline
BOSTON
Wellesley
Needham
Milton
Quincy
Dover
Dedham
Hingham
Westwood
Weymouth
Braintree
Medfield
Norwood
Randolph

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

No. 1 – CX - 250 Water Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association, Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Moody’s/Fitch/KBRA):	[Baa2(sf)/BBBsf/BBB(sf)]		Property Type – Subtype:	Mixed Use – Lab/Office
	Original Principal Balance(1):	$72,000,000		Location:	Cambridge, MA
	Cut-off Date Balance(1):	$72,000,000		Size:	479,004 SF
	% of Initial Pool Balance:	9.99%		Cut-off Date Balance Per SF(1):	$1,110
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$1,110
	Borrower Sponsor:	DivcoWest Real Estate Services, LLC, California State Teachers’ Retirement System and Teacher Retirement System of Texas		Year Built/Renovated:	2022 / NAP
	Guarantor:	DW Propco EF, LLC		Title Vesting:	Fee
	Mortgage Rate(2):	5.5095%		Property Manager:	Divco West Real Estate Services, Inc. (borrower-related)
	Note Date:	January 27, 2023		Current Occupancy (As of):	98.7% (8/1/2023)
	Seasoning:	6 months		YE 2022 Occupancy(6):	NAP
	Maturity Date(2):	February 10, 2033		YE 2021 Occupancy(6):	NAP
	IO Period(2):	120 months		YE 2020 Occupancy(6):	NAP
	Loan Term (Original)(2):	120 months		As-Is Appraised Value(7):	$1,090,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(7):	$2,276
	Loan Amortization Type:	Interest Only - ARD		As-Is Appraisal Valuation Date:	January 1, 2023
	Call Protection(3):	L(24),YM1(6),DorYM1(84),O(7)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		YE 2022 NOI(6):	NAP
	Additional Debt Type (Balance)(1):	Pari Passu ($459,500,000)		YE 2021 NOI(6):	NAP
				YE 2020 NOI(6):	NAP
				YE 2019 NOI(6):	NAP
				U/W Revenues:	$62,561,733
				U/W Expenses:	$13,277,931
				U/W NOI:	$49,283,802
Escrows and Reserves(4)				U/W NCF:	$49,164,051
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	1.66x / 1.66x
Taxes:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.3% / 9.3%
Insurance:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.3% / 9.3%
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(7):	48.8%
Other Reserves(5):	$17,593,844	$0	NAP	LTV Ratio at Maturity(1)(7):	48.8%

Sources and Uses
Sources			Uses
Original Whole Loan Amount	$531,500,000	98.6%	Loan Payoff	$473,876,626	87.9%
Cash Equity Contribution	7,497,903	1.4	Outstanding TI Payment(8)	44,192,678	8.2
			Reserves	17,593,844	3.3
			Closing Costs	3,334,755	0.6
Total Sources	$538,997,903	100.0%	Total Uses	$538,997,903	100.0%
(1)	The CX - 250 Water Street Mortgage Loan (as defined below) is part the CX - 250 Water Street Whole Loan (as defined below), which is evidenced by 20 pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $531,500,000 million. The Financial Information in the chart above reflects the CX - 250 Water Street Whole Loan.
(2)	The CX - 250 Water Street Whole Loan is structured with an anticipated repayment date (the “ARD”) of February 10, 2033 and a final maturity date of February 10, 2038. The initial interest rate for the CX - 250 Water Street Whole Loan is 5.50950% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the greater of (i) 7.50950% and (ii) the sum of the swap rate in effect on the ARD plus 4.28000%. The metrics presented above are calculated based on the ARD.
(3)	The CX - 250 Water Street Whole Loan may be voluntarily prepaid in whole beginning on the payment date in March 2025 with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in August 2032. In addition, the CX – 250 Water Street Whole Loan may be defeased in whole at any time after the earlier to occur of (i) January 27, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period is based on the expected BANK 2023-BNK46 closing date in August 2023. The actual defeasance lockout period may be longer.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	The Other Reserves represents a Base Building Work Reserve ($5,932,952), an Outstanding TI/LC Reserve ($7,160,274) and an Outstanding Linkage Fees
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Property Type: Mixed Use	Loan #1	Cut-off Date Balance:	$72,000,000
Property Subtype: Lab/Office	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Address: 250 Water Street		U/W NCF DSCR:	1.66x
Cambridge, MA 02141		U/W NOI Debt Yield:	9.3%

Reserve ($4,500,617).

(6)	Historical financial information is not applicable because the CX - 250 Water Street Property (as defined below) was built in 2022.
(7)	Appraised Value represents the “Prospective Market Value Upon Completion & Stabilization”, which assumes that, as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work, $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lender at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The “as-is” appraised value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 55.4% for the CX - 250 Water Street Whole Loan. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022. The “as dark” appraised value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 57.8% for the CX - 250 Water Street Whole Loan.
(8)	Outstanding tenant improvements were paid directly to E.R. Squibb & Sons LLC by the borrower sponsors at origination.

The Mortgage Loan. The largest mortgage loan (the “CX - 250 Water Street Mortgage Loan”) is part of a whole loan (the “CX - 250 Water Street Whole Loan”) that is evidenced by 20 pari passu promissory notes in the aggregate original principal amount of $531,500,000 and secured by a first priority fee mortgage encumbering a 479,004 SF mixed-use, life sciences laboratory and office property located in Cambridge, Massachusetts (the “CX - 250 Water Street Property”). The CX - 250 Water Street Whole Loan was co-originated by Bank of America, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA (“GS”) and 3650 Real Estate Investment Trust 2 LLC (“3650”). The CX - 250 Water Street Mortgage Loan, with an aggregate original principal amount of $72,000,000, is evidenced by the non-controlling Note A-5, originated by BANA, and the non-controlling Note A-9-1, originated by WFB. The remaining promissory notes comprising the CX - 250 Water Street Whole Loan are summarized in the below table. The CX - 250 Water Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2023-BNK45 trust until the securitization of the controlling Note A-1, whereupon the CX - 250 Water Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans—Servicing of the CX – 250 Water Street Mortgage Loan ” in the prospectus.

The CX - 250 Water Street Whole Loan has a 10-year interest-only term through the ARD of February 10, 2033 and a final maturity date of February 10, 2038. After the ARD, the interest rate will increase to the greater of (i) 7.5095%, and (ii) the sum of the swap rate in effect on the ARD plus 4.2800% (“Adjusted Interest Rate”), however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox and Cash Management.” From the origination date through the ARD, the CX - 250 Water Street Whole Loan accrues interest at the rate of 5.5095% per annum.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$56,250,000	$56,250,000	BANA	Yes
A-5, A-9-1	72,000,000	72,000,000	BANK 2023-BNK46	No
A-2, A-6, A-8	75,125,000	75,125,000	BBCMS 2023-C20	No
A-3, A-7	55,000,000	55,000,000	BANA	No
A-4, A-12	55,000,000	55,000,000	BANK 2023-BNK45	No
A-10, A-11, A-14	65,625,000	65,625,000	MSWF 2023-1	No
A-9-2, A-13, A-15, A-16	46,200,000	46,200,000	WFB	No
A-17, A-18	53,150,000	53,150,000	Benchmark 2023-B38	No
A-19, A-20	53,150,000	53,150,000	3650	No
Total	$531,500,000	$531,500,000

The Borrower and the Borrower Sponsors. The borrowing entity for the CX - 250 Water Street Whole Loan is DW Propco EF, LLC, a Delaware limited liability company and single purpose entity with two independent directors. There is no non-recourse carveout guarantor or environmental indemnitor for the CX - 250 Water Street Whole Loan separate from the borrower. The borrower sponsors are a joint venture between DivcoWest Real Estate Services, LLC (“Divco”), California State Teachers’ Retirement System (“CalSTRS”) and Teacher Retirement System of Texas (“TRS”).

Founded in 1993, Divco is a multidisciplinary investment firm headquartered in San Francisco, California, with over 190 employees across seven investment offices. Divco is a developer, owner and operator of real estate throughout the United States, with expertise in Boston, having invested in and managed over 22 commercial properties in the area, including offices in the Seaport, Financial District, and East Cambridge submarkets. Most notably, Divco owned and operated One Kendall Square, a life sciences office campus in the Kendall Square submarket. As of September 30, 2022, Divco had over $17.7 billion in assets under management. Since inception, Divco has acquired approximately 59.7 million square feet.

CalSTRS is reported to be the nation’s second largest public pension fund, with assets totaling approximately $309.3 billion as of May 31, 2023. CalSTRS’ investment portfolio is diversified into nine asset categories, including nearly 16.23% (approximately $50.2 billion as of May 31, 2023) allocated to real estate investments in institutional Class A commercial assets across the United States. Divco and CalSTRS have a 20-year history working together, with over $1.5 billion co-invested into various Divco-sponsored investment vehicles.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Property Type: Mixed Use	Loan #1	Cut-off Date Balance:	$72,000,000
Property Subtype: Lab/Office	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Address: 250 Water Street		U/W NCF DSCR:	1.66x
Cambridge, MA 02141		U/W NOI Debt Yield:	9.3%

Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges and universities supported by the State of Texas. As of August 31, 2022, the agency was serving approximately 1.9 million participants and had assets under management of nearly $184 billion. TRS is the largest public retirement system in Texas in both membership and assets.

The Property. The CX - 250 Water Street Property consists of a Class A, LEED Gold (targeted), mixed-use, life sciences laboratory and office building located in Cambridge, Massachusetts that was recently developed by the borrower sponsors. The CX - 250 Water Street Property is a part of Cambridge Crossing, a 43-acre, mixed-use, master-planned area located in East Cambridge, which is being developed by Divco, who owns all but four parcels. Cambridge Crossing broke ground in May 2017 and upon completion is expected to include over 16 buildings, 2.1 million square feet of science and technology space, 2.4 million square feet of residential space, 100,000 square feet of dining and retail space and 11 acres of green and open space. Over 2.5 million square feet of space has already started construction or been completed and major tenants include Philips, Sanofi and Bristol Myers Squibb. Cambridge Crossing is at the intersection of Cambridge, Somerville and Boston, and is accessible to all parts of the greater Boston area via two MBTA stations (Green and Orange lines), nearby commuter and Amtrak trains, an on-site shuttle, and dedicated bike lanes throughout. Cambridge Crossing is approximately 3.5 miles from Boston Logan International Airport.

The CX – 250 Water Street Property was designed by Jacobs and Ennead and construction was completed in 2022. The CX - 250 Water Street Property is a nine-story building with post-COVID design features and includes laboratory space (approximately 60.0% NRA), office space (approximately 40.0% NRA), ground floor retail (6,424 square feet), two penthouse mechanical levels, three below-grade parking levels with 355 parking spaces (0.74 spaces per 1,000 SF), bike storage, a fitness center and an indoor solarium. The CX - 250 Water Street Property has 15’ - 20’ ceiling heights and five passenger elevators. Adjacent to the building is open green space with a playing field and a plaza to host food trucks. The CX - 250 Water Street Property is 98.7% leased to E.R. Squibb & Sons LLC (wholly owned by Bristol Myers Squibb (“BMY”)).

Major Tenant.

E.R. Squibb & Sons LLC (472,580 square feet, 98.7% of NRA, 100.0% of underwritten base rent): E.R. Squibb & Sons LLC is a wholly owned subsidiary of BMY (rated A+/A2 by S&P/Moody’s), which is the guarantor under the E.R. Squibb & Sons LLC leases. Founded in 1887, BMY is a global biopharmaceutical company headquartered in New York, New York. BMY focuses on making critical advances in oncology, hematology, immunology, and cardiovascular disease among other fields. BMY has had several high-profile drugs successfully receive approval, with notable recent releases and current pipeline drugs including Abecma (approved: multiple myeloma), Zeposia (approved: multiple sclerosis) and Breyanzi (approved: lymphoma). BMY (NYSE: BMY) is publicly traded and had revenues of $46.2 billion in 2022. As of May 2023, BMY had a market capitalization of approximately $135 billion.

The CX - 250 Water Street Property is expected to serve as BMY’s research and early development center, where it is expected to consolidate approximately 550 employees from multiple locations in the Boston area. BMY is entitled to receive an approximate $106.3 million ($225 PSF) tenant improvement allowance, of which approximately $7.2 million remained outstanding as of the origination date and was fully reserved by the lender. In addition to such tenant improvement allowance, BMY reportedly is investing an additional $169.0 million ($358 PSF) toward the buildout of its space. The tenant is currently completing its work and is anticipated to take occupancy in the third quarter of 2023.

E.R. Squibb & Sons LLC leases all of the laboratory and office space at the CX – 250 Water Street Property through October 31, 2037, with two, 10-year renewal options and no termination option. E.R. Squibb & Sons LLC’s original lease was for 415,900 SF (floors 1-8) before expanding to lease the remaining 56,680 square feet on floor 9. The rent commencement dates of the BMY leases at the CX - 250 Water Street Property were July 1, 2022 (for floor 9) and November 1, 2022 (for all other floors). The blended starting base rent for the E.R. Squibb & Sons LLC leases is $90.48 PSF (NNN). Base rent for floors 1-8 is $88.50 PSF and base rent for floor 9 is $105.00 PSF, with both leases including approximately 2.5% and 2.75% annual rent steps, respectively. E.R. Squibb & Sons LLC did not receive any free rent as part of its lease. The blended in-place rent at the CX - 250 Water Street Property is approximately 27.1% below the appraisal’s concluded market rent of $115.00 PSF (NNN).

E.R. Squibb & Sons LLC has a contraction option for its floor 9 space, which, if exercised, would be effective October 31, 2032, upon 18-30 months’ notice and payment of a contraction fee equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet, 9.6% of E.R. Squibb & Sons LLC’s leased NRA or 9.5% of the total building NRA) to Eterna Therapeutics Inc. (NASDAQ: ERNA) at a sublease rent of $120 PSF with 3.0% annual increases, which sublease is coterminous with the effective date of E.R. Squibb & Sons LLC’s contraction option. Eterna Therapeutics Inc. received a tenant improvement allowance of $190 PSF from E.R. Squibb & Sons LLC to build out its space. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one 5-year extension option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Property Type: Mixed Use	Loan #1	Cut-off Date Balance:	$72,000,000
Property Subtype: Lab/Office	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Address: 250 Water Street		U/W NCF DSCR:	1.66x
Cambridge, MA 02141		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the tenancy at the CX - 250 Water Street Property:

Major Tenant(1)

Tenant Name (Property)	Suite	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenant
E.R. Squibb & Sons LLC	100 – 800	NR/A2/A+	415,900	86.8%	$88.50	$36,807,150	86.1%	10/31/2037	2 x 10 yr	N
E.R. Squibb & Sons LLC(3)	900	NR/A2/A+	56,680	11.8%	$105.00	$5,951,400	13.9%	10/31/2037	2 x 10 yr	Y
Occupied Collateral Total			472,580	98.7%	$90.48	$42,758,550	100.0%

Vacant Space (Retail)			6,424	1.3%

Collateral Total			479,004	100.0%

(1)	Based on underwritten rent roll dated August 1, 2023.
(2)	The credit ratings are those of the direct parent company, BMY, which is the guarantor under the leases.
(3)	E.R. Squibb & Sons LLC has a contraction option for its floor 9 space on the last day of the 10th lease year (October 31, 2032) with 18-30 months’ notice and a contraction payment equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet) to Eterna Therapeutics Inc. through October 31, 2032. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one 5-year extension option.

The following table presents certain information relating to the lease rollover schedule at the CX - 250 Water Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	2	472,580	98.7%	472,580	98.7%	$42,758,550	100.0%	$90.48
Vacant	0	6,424	1.3%	479,004	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	2	479,004	100.0%			$42,758,550	100.0%	$90.48
(1)	Based on the underwritten rent roll dated August 1, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the CX - 250 Water Street Property:

Historical Occupancy(1)

12/31/2020	12/31/2021	12/31/2022	8/1/2023(2)
NAP	NAP	NAP	98.7%
(1)	Historical occupancies are not applicable because the CX – 250 Water Street Property was built in 2022.
(2)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Property Type: Mixed Use	Loan #1	Cut-off Date Balance:	$72,000,000
Property Subtype: Lab/Office	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Address: 250 Water Street		U/W NCF DSCR:	1.66x
Cambridge, MA 02141		U/W NOI Debt Yield:	9.3%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the CX - 250 Water Street Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent(3)	43,079,750	68.2%	$89.94
Straight Lined Rent(4)	5,689,409	9.0%	$11.88
Gross Potential Rent	$48,769,159	77.2%	$101.81
Parking Income	1,596,600	2.5%	$3.33
Total Reimbursements	12,827,911	20.3%	$26.78
Net Rental Income	$63,193,670	100.0%	$131.93
Less Vacancy & Credit Loss	631,937	1.3%	$1.32
Effective Gross Income	$62,561,733	99.0%	$130.61

Real Estate Taxes	$6,619,604	10.6%	$13.82
Insurance	355,155	0.6%	$0.74
Management Fee	1,564,043	2.5%	$3.27
Other Operating Expenses	4,739,129	7.6%	$9.89
Total Operating Expenses	$13,277,931	21.2%	$27.72

Net Operating Income	$49,283,802	78.8%	$102.89
Replacement Reserves	119,751	0.2%	$0.25
TI/LC	0	0.0%	$0.00
Net Cash Flow	$49,164,051	78.6%	$102.64

NOI DSCR(5)	1.66x
NCF DSCR(5)	1.66x
NOI Debt Yield(5)	9.3%
NCF Debt Yield(5)	9.3%
(1)	Historical financial information is not available because the CX - 250 Water Street Property was built in 2022.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Based on the in-place rent roll dated August 1, 2023 for contractual leases. The rent commencement dates for the CX - 250 Water Street Property was in July 2022 and November 2022.
(4)	Straight-line average rent credit was taken for the E.R. Squibb & Sons LLC leases (BMY is the investment grade rated parent company) through the loan term.
(5)	Debt service coverage ratios and debt yields are based on the CX - 250 Water Street Whole Loan.

Appraisal. The appraised value of $1,090,000,000 represents the “Prospective Market Value Upon Completion & Stabilization”, which assumes that, as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work, $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lender at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022.

Environmental Matters. The Phase I environmental assessment (“ESA”) dated May 24, 2022 identified a controlled recognized environmental condition at the CX - 250 Water Street Property resulting from former industrial and rail yard use (primarily lead and petroleum impacts to soil) and the presence of urban fill, which is common in the area surrounding Boston. Remedial actions are anticipated to be completed in connection with the completion of construction at the CX - 250 Water Street Property, and when completed, are expected to result in regulatory closure for the CX - 250 Water Street Property, according to the ESA. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

Market Overview and Competition. The CX - 250 Water Street Property is located in Cambridge, Massachusetts, within the Boston core-based statistical area, directly north of the City of Boston and separated from Boston’s central business district (“CBD”) by the Charles River. Cambridge is bordered by Somerville to the north and Watertown to the west. Cambridge is acclaimed for its mix of venture capital, National Institutes of Health (“NIH”) funding and state investments. In recent years, Cambridge has become a life sciences and biotechnology hub not only for the Northeast, but for the entire United States. 18 of the top 20 life sciences companies are in East Cambridge. Cambridge is home to over 5,000 private business establishments, including Watson Health, Amgen, Facebook and Apple, among others.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Property Type: Mixed Use	Loan #1	Cut-off Date Balance:	$72,000,000
Property Subtype: Lab/Office	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Address: 250 Water Street		U/W NCF DSCR:	1.66x
Cambridge, MA 02141		U/W NOI Debt Yield:	9.3%

The Cambridge market is best known for its innovation and high concentration of research and development operations. Cambridge has one of the highest densities of college educated people in the world, with three major NIH hospitals and 42 colleges, universities and community colleges in the Boston/Cambridge area, including Harvard University and Massachusetts Institute of Technology. There are over 11,000 undergraduate students and over 11,000 graduate students living in Cambridge.

The following table presents the submarket statistics for the laboratory space in the Cambridge market:

Submarket	Inventory (SF)	Overall Vacancy Rate	YTD Overall Absorptions (SF)	Under Construction (SF)	Direct Avg. Rent	Direct Avg. Rent (Class A)
East Cambridge	8,159,000	3.5%	0	2,169,000	$102.78	$110.00
Mid Cambridge	2,951,620	1.0%	(29,562)	0	$115.00	$115.00
West Cambridge	1,406,102	0.0%	1,589	326,616	$96.18	$100.00
Total/Wtd. Avg.	12,516,722	2.5%	(27,973)	2,495,616	$104.92	$110.06

Source: Appraisal.

The following table summarizes the comparable leases in the surrounding market:

Property	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps/yr	TI PSF
CX - 250 Water Street(1)(2) Cambridge, MA	2022	E.R. Squibb & Sons LLC	Jul/Nov-22	15.0	NNN	472,580	$90.48	2.53%	$225.00
325 Binney Cambridge, MA	2024	Moderna Therapeutics	Jan-24	15.0	NNN	462,000	$117.00	3.00%	$225.00
Lab Building Somerville, MA	2021	Generate Biomedicines, Inc.	Apr-22	10.1	NNN	71,330	$82.30	2.75%	$250.00
One Rogers/Charles Park Cambridge, MA	1984	Flagship Entities	Nov-23	10.0	NNN	388,000	$115.00	3.00%	$200.00
The Richards Building Cambridge, MA	1989	Vericel Corporation	Mar-22	10.0	NNN	57,159	$102.00	3.00%	$75.00
University Park Cambridge, MA	2000	Brigham and Women's	Feb-21	5.0	NNN	112,410	$100.00	3.00%	$0.00
Average(3)				10.0		218,180	$103.26		$150.00

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated August 1, 2023.
(2)	The information is based on the weighted average of the E.R. Squibb & Sons LLC leases and includes both office and lab spaces. The lease to E.R. Squibb & Sons LLC for floors 1-8 started on November 1, 2022 for 415,900 square feet at a base rent PSF of $88.50 with 2.5% annual increases. The lease to E.R. Squibb & Sons LLC for floor 9 started on July 1, 2022 for 56,680 square feet at a base rent PSF of $105.00 with 2.75% annual increases.
(3)	Average excludes the CX - 250 Water Street Property.

Escrows. At origination, the borrower was required to deposit into escrow (i) $7,160,274 for a reserve with respect to outstanding tenant improvement allowances and leasing commissions, (ii) $5,932,952 for a base building reserve with respect to construction of the CX - 250 Water Street Property, and (iii) $4,500,617 for a reserve with respect to outstanding linkage fees. The borrower is required to pay the Somerville Affordable Housing Trust Fund linkage fees in the amount of $2,250,309 on August 18, 2023 and August 18, 2024, pursuant to the Project Mitigation Agreement, between the City of Somerville and the borrower.

Tax Escrows – During a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes.

Insurance Escrows – During a Trigger Period, or if the borrower fails to maintain a blanket insurance policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated annual insurance premiums.

TI/LC Reserves – During a Lease Sweep Period (as defined below), all excess cash will be swept into the TI/LC reserve.

A “Trigger Period” will occur:

(i)	commencing upon the ARD (with no cure or end date);
(ii)	commencing upon the occurrence of an event of default under the CX - 250 Water Street Whole Loan until waived or cured;
(iii)	on any date from and after June 30, 2023, commencing when the debt service coverage ratio is less than 1.45x based on the CX - 250 Water Street Whole Loan for two consecutive calendar quarters, and ending upon the earlier to occur of (x) the debt service coverage ratio based on the CX - 250 Water Street Whole Loan being equal to or greater than 1.45x for two consecutive calendar quarters and (y) funds on deposit in the cash collateral account (without regard to prior disbursements from such account) equaling or exceeding $23,950,200; or
(iv)	during a Lease Sweep Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Property Type: Mixed Use	Loan #1	Cut-off Date Balance:	$72,000,000
Property Subtype: Lab/Office	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Address: 250 Water Street		U/W NCF DSCR:	1.66x
Cambridge, MA 02141		U/W NOI Debt Yield:	9.3%

A “Lease Sweep Period” will commence (prior to the ARD) upon:

(i)	the earliest to occur of:
(a) the date that is 12 months prior to the earliest stated expiration of the Lease Sweep Lease (as defined below);
(b) the last date under such Lease Sweep Lease that the tenant has the right to give notice of its exercise of a renewal option; or
(c) with respect to any Lease Sweep Lease that is a Short Term Qualifying Lease (as defined below), the date that is 12 months prior to the ARD or the date that the lender reasonably determines that a Lease Sweep Period should commence in order for the aggregate amount of projected deposits into the rollover account for the period commencing on such date through the ARD to equal the Lease Sweep Deposit Amount (as defined below);
(ii)	the date of the early termination, early cancellation or early surrender of a Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date or the receipt by the borrower or manager of written notice from the tenant under a Lease Sweep Lease of its intent to effect an early termination, early cancellation or early surrender of such Lease Sweep Lease prior to its then current expiration date;
(iii)	solely with respect to any Lease Sweep Lease under which neither the applicable tenant, nor any lease guarantor is an investment grade entity, if such tenant has ceased operating its business (i.e., “goes dark”) in a majority of its leased space at the property and the same has not been subleased in accordance with the terms of the loan documents, pursuant to a sublease on the same or substantially similar or better terms as the applicable Lease Sweep Lease;
(iv)	a monetary or material non-monetary default under a Lease Sweep Lease by the tenant; or
(v)	the occurrence of an insolvency proceeding with respect to the tenant under a Lease Sweep Lease, its parent company or any lease guarantor.

A Lease Sweep Period will end upon:

(A)	if triggered in the case of clause (i), (ii), (iii) and (iv) above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases and in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;
(B)	if triggered in the case of clause (i) above, the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option or otherwise extends its Lease Sweep Lease in accordance with the terms of the loan documents with respect to all of its Lease Sweep Lease space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;
(C)	if triggered in the case of clause (ii) above, if the tenant under the applicable Lease Sweep Lease rescinds in writing the exercise of its notice exercising its early termination, cancellation or surrender right or option;
(D)	if triggered in the case of clause (iii) above, the circumstances giving rise to a Lease Sweep Period under clause (iii) no longer exist;
(E)	if triggered in the case of clause (iv) above, the date on which the subject default has been cured;
(F)	if triggered in the case of clause (v) above, either (1) the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (2) the applicable Lease Sweep Lease has been assumed or assumed and assigned to a third party in a manner reasonably satisfactory to the lender;
(G)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the CX - 250 Water Street Property has achieved a debt yield of not less than 7.5% and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account; or
(H)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the date on which funds in the rollover account collected with respect to the Lease Sweep Lease space in question is equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Lease space.

A “Lease Sweep Lease” means (i) the E.R. Squibb & Sons, LLC leases at the CX - 250 Water Street Property and (ii) any replacement lease that, either individually or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the Lease Sweep Lease space.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease space that is the subject of a Lease Sweep Period multiplied by $50.00.

A “Short Term Qualifying Lease” means any “qualified lease” that has an initial term which does not extend at least two years beyond the ARD.

Lockbox and Cash Management. The CX - 250 Water Street Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited directly into a lender-controlled lockbox account. During a Trigger Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account. Prior to the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all excess cash is required to be transferred to a lender-controlled account as additional collateral for the CX - 250 Water Street Whole Loan, subject to certain permitted uses by the borrower described in the loan documents, and except as described with respect to a Lease Sweep Period. If the CX - 250 Water Street Whole Loan is not paid by the ARD, from and after the ARD, the CX - 250 Water Street Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Property Type: Mixed Use	Loan #1	Cut-off Date Balance:	$72,000,000
Property Subtype: Lab/Office	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Address: 250 Water Street		U/W NCF DSCR:	1.66x
Cambridge, MA 02141		U/W NOI Debt Yield:	9.3%

Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred.

On and after the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the CX - 250 Water Street Whole Loan until the outstanding principal balance has been reduced to zero and then to any excess interest until the excess interest has been reduced to zero.

Property Management. The CX - 250 Water Street Property is managed by Divco West Real Estate Services, Inc., an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the CX - 250 Water Street Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Property Type: Retail	Loan #2	Cut-off Date Balance:	$70,000,000
Property Subtype: Super Regional Mall	Fashion Valley Mall	Cut-off Date LTV:	31.5%
Address: 7007 Friars Road		U/W NCF DSCR:	31.5%
San Diego, CA 92108		U/W NOI Debt Yield:	18.7%

PRADA

FASHION VALLEY

Salvatore Ferragamo

macy's

True Food

AMC 18
FASHION VALLEY

Some photos above are renderings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Property Type: Retail	Loan #2	Cut-off Date Balance:	$70,000,000
Property Subtype: Super Regional Mall	Fashion Valley Mall	Cut-off Date LTV:	31.5%
Address: 7007 Friars Road		U/W NCF DSCR:	31.5%
San Diego, CA 92108		U/W NOI Debt Yield:	18.7%

LOWER LEVEL
NORDSTROM
Neiman Marcus
WILLIAMS-SONOMA
VINFAST
LUSH
ZARA
URBAN OUTFITTERS
KAY
COACH
SEPHORA
GUCCI
PRADA
DOLCE & GABBANA
ROLEX
True Food
Cartier
bloomingdale's
VANS
Foot Locker
GARAGE
ALDO
macy's
MICHAEL KORS
alo
SAINT LAURENT
Dior
VERSACE
BURBERRY
FOREVER 21
amc THEATRES
LEVEL 1
Anchor / Major
In-line
Release Parcel
Vacant
N

NORDSTROM
Neiman Marcus
POTTERY BARN
free people
J.Jill
ecco
ZARA
HOLLISTER
PACSUN
TIFFANY & Co.
VUORI
BANANA REPUBLIC
ANTHROPOLOGIE
ATHLETA
Sur La Table
bloomingdale's
H&M
macy's
VICTORIA'S SECRET
amc THEATRES
LEGO
FOREVER 21
EXPRESS/ EXPRESS
BLANCO
LEVEL 2
Anchor / Major
In-line
Release Parcel
Vacant
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Property Type: Retail	Loan #2	Cut-off Date Balance:	$70,000,000
Property Subtype: Super Regional Mall	Fashion Valley Mall	Cut-off Date LTV:	31.5%
Address: 7007 Friars Road		U/W NCF DSCR:	31.5%
San Diego, CA 92108		U/W NOI Debt Yield:	18.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Property Type: Retail	Loan #2	Cut-off Date Balance:	$70,000,000
Property Subtype: Super Regional Mall	Fashion Valley Mall	Cut-off Date LTV:	31.5%
Address: 7007 Friars Road		U/W NCF DSCR:	31.5%
San Diego, CA 92108		U/W NOI Debt Yield:	18.7%

Oceanside
Vista
San Marcos
Escondido
Carlsbad
Encinitas
San Pasqual Valley
Ramona
Solana Beach
Rancho Bernardo
Del Mar
Poway
SAN DIEGO COUNTY
Pacific Ocean
Mira Mesa
Miramar
Santee
La Jolla
SAN DIEGO
El Cajon
La Mesa
Lemon Grove
Spring Valley
Jamul
Coronado
National City
Chula Vista
Imperial Beach
San Ysidro
TIJUANA
UNITED STATES
MEXICO
Montgomery-Gibbs Executive Airport
Aero Dr.
Ashford St.
San Diego Mesa College
Stonecrest Plaza
Escondido Fwy
Rady Children's Hospital/ Sharp Memorial
Linda Vista Rd.
Cabrillo Fwy
Jacob Dekema Fwy
Murray Ridge Rd.
Sierra Mesa
Mission Vill. Dr
Kinder Morgan San Diego
Mission Ctr. Rd.
Mission City
Snapdragon Stadium
Friars Rd.
SDSU MISSION VALLEY
MISSION SD
Fenton Marketplace
FENTON PARKWAY
Tecolote Canyon Natural Park
Fowler Park and Cunningham Field
Linda Vista
Serra Mesa
Rio Vista Shopping Center
Mission Valley Fwy
Torero Stadium
Friars Mission Center
TROLLEY
RIO VISTA
SD
University of San Diego
Hazard Center
MISSION VALLEY CENTER
SAN DIEGO COUNTY
Mission Valley
HAZARD CTR.
Westfield Mission Valley
COASTER
Friars Rd.
MORENA/ LINDA VISTA
FASHION VALLEY
SD TROLLEY
Riverwalk Golf Course
Fashion Valley Mall
7007 Friars Road
San Diego, CA 92108
Adams Ave.
Mission Valley Fwy
Presidio Park
Junipero Serra Museum
Fort Stockton
OLD TOWN
Old Town SD State Historic Park
Mission Hills
UCSD Medical Ctr.- Hillcrest
Normal Heights
El Cajon Blvd.
University Heights
Utah St.
30th St.
Sunset Blvd.
Scripps Mercy Hospital SD
OLD TOWN
Mission Hills Park
University Ave.
University Ave.
Loma Square
Pacific Hwy.
Washington St.
Hillcrest
SAN DIEGO
1st Ave.
4th Ave.
6th Ave.
Richmond St.
Cabrillo Fwy
San Diego Marine Corps Recruit Depot
WASHINGTON STREET
Midtown
Upas St.
Boundary St
San Diego International Airport
COASTER
San Diego Fwy
Morey Field Sports Complex
30th St.
San Diego Zoo
BALBOA PARK
Park West
SD Natural History Museum
MIDDLETOWN
Laurel St.
Fleet Science Center
Juniper St.
N. Harbor Dr.
Pacific Hwy.
SD Automotive Museum
Naval Medical Center
San Diego Air & Space Museum
Balboa Park Municipal Golf Course
LITTLE ITALY
Balboa Stadium
South Park
San Diego Bay
COUNTY CENTER
Maritime Museum
One America Plaza
CIVIC CENTER
San Diego City College
B St.
SANTA FE DEPOT
CITY COLLEGE
Broadway
Downtown
MLK Fwy
USS Midway Museum
HORTON PLAZA
TROLLEY
SD
North Island Naval Air Station
Tuna Harbor Park
SD TROLLEY
12TH & MARKET
Market St.
SEAPORT VILLAGE
GASLAMP QUARTER
Grant Hill
Coronado-Broadway Pier Ferry
San Diego Convention Center
Petco Park
Imperial Ave.
SD TROLLEY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

No. 2 – Fashion Valley Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Bank of America, National Association, JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		[Aaa(sf)/AAAsf/AAA(sf)]		Property Type – Subtype:	Retail – Super Regional Mall
Original Principal Balance(1):		$70,000,000		Location:	San Diego, CA
Cut-off Date Balance(1):		$70,000,000		Size:	1,377,155 SF
% of Initial Pool Balance:		9.7%		Cut-off Date Balance Per SF(1):	$326.76
Loan Purpose:		Refinance		Maturity Date Balance Per SF(1):	$326.76
Borrower Sponsor:		Simon Property Group, L.P.		Year Built/Renovated(5):	1969 / 2023
Guarantors:		Simon Property Group, L.P. and PPF Retail, LLC		Title Vesting:	Fee
Mortgage Rate:		5.7300%		Property Manager:	Simon Management Associates, LLC (borrower-related)
Note Date:		May 25, 2023		Current Occupancy (As of)(6):	94.0% (5/15/2023)
Seasoning:		2 months		YE 2022 Occupancy(6):	96.7%
Maturity Date:		June 1, 2033		YE 2021 Occupancy(6):	98.0%
IO Period:		120 months		YE 2020 Occupancy(6):	96.1%
Loan Term (Original):		120 months		As-Is Appraised Value(7):	$1,430,000,000
Amortization Term (Original):		NAP		As-Is Appraised Value Per SF(7):	$1,308.37
Loan Amortization Type:		Interest Only		As-Is Appraisal Valuation Date:	April 5, 2023
Call Protection(2):		L(26),D(88),O(6)
Lockbox Type:		Hard/Springing Cash Management		Underwriting and Financial Information
Additional Debt(1)(3):		Yes		YE 2022 NOI:	$80,846,012
Additional Debt Type (Balance)(1)(3):		Pari Passu ($380,000,000)		YE 2021 NOI:	$79,065,945
				YE 2020 NOI:	$72,772,653
				YE 2019 NOI:	$82,934,141
				U/W Revenues:	$103,974,716
Escrows and Reserves(4)				U/W Expenses:	$19,972,427
	Initial	Monthly	Cap	U/W NOI:	$84,002,289
Taxes:	$0	Springing	NAP	U/W NCF:	$82,302,958
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.21x / 3.15x
Replacement Reserves:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	18.7% / 18.3%
TI/LC:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	18.7% / 18.3%
Gap Rent Reserve:	$4,458,079	$0	NAP	Cut-off Date LTV Ratio(1)(7):	31.5%
Outstanding TI/LC:	$24,345,615	$0	NAP	LTV Ratio at Maturity(1)(7):	31.5%

Sources and Uses
Sources			Uses
Original Whole Loan Amount	$450,000,000	100.0%	Loan Payoff	$417,362,939	92.7%
			Reserves	28,803,694	6.4
			Return of Equity	2,571,188	0.6
			Closing Costs	1,262,178	0.3
Total Sources	$450,000,000	100.0%	Total Uses	$450,000,000	100.0%
(1)	The Fashion Valley Mall Mortgage Loan (as defined below) is part of the Fashion Valley Mall Whole Loan (as defined below), which is evidenced by 21 pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $450,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Fashion Valley Mall Whole Loan.
(2)	The lockout period will be at least 26 months beginning with and including the first payment date on July 1, 2023. Defeasance of the Fashion Valley Mall Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) May 25, 2026 (the “Permitted Release Date”). The assumed lockout period is based on the expected BANK 2023-BNK46 closing date in August 2023. The actual lockout period may be longer. If the Permitted Release Date has occurred but the REMIC Prohibition Period has not occurred, the borrower may prepay the Fashion Valley Mall Whole Loan in whole (but not in part) provided that such prepayment includes an amount equal to the yield maintenance premium.
(3)	The borrower utilized an approximately $2.5 million C-PACE loan to complete energy efficient upgrades at the Fashion Valley Mall Property (as defined below). The C-PACE loan has a ten-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was $866,043. The debt service is included as an assessment on the Fashion Valley Mall Property’s real estate tax bills and is a recoverable expense.
(4)	See “Escrows” below for further discussion of reserve requirements.
(5)	The Fashion Valley Mall Property is undergoing a renovation that is planned to be completed by the end of 2023.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Property Type: Retail	Loan #2	Cut-off Date Balance:	$70,000,000
Property Subtype: Super Regional Mall	Fashion Valley Mall	Cut-off Date LTV:	31.5%
Address: 7007 Friars Road		U/W NCF DSCR:	31.5%
San Diego, CA 92108		U/W NOI Debt Yield:	18.7%
(6)	Occupancy includes all tenants in place, Retail Development Program (“RDP”) tenants and excludes all Release Parcels (as defined below). As of May 15, 2023, the Fashion Valley Mall Property was 96.0% occupied inclusive of RDP tenants. RDP tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(7)	The Appraised Value represents the hypothetical as-is value, which excludes the value attributed to Release Parcels. Based on the actual as-is value of $1,450,000,000 the Cut-off Date LTV Ratio and LTV Ratio at Maturity Date are 31.0% and 31.0%, respectively. See “Partial Release” below.

The Mortgage Loan. The second largest mortgage loan (the “Fashion Valley Mall Mortgage Loan”) is part of a whole loan (the “Fashion Valley Mall Whole Loan”) evidenced by 21 pari passu promissory notes in the aggregate original principal amount of $450,000,000. The Fashion Valley Mall Whole Loan was co-originated on May 25, 2023 by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association (“JPMCB”), Barclays Capital Real Estate Inc. (“Barclays”) and Bank of Montreal (“BMO”). The Fashion Valley Mall Mortgage Loan is evidenced by the non-controlling notes A-1-2, A-2-1-2 and A-2-4, with an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000. The remaining promissory notes comprising the Fashion Valley Mall Whole Loan are summarized in the below table. The Fashion Valley Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 trust until the controlling Note A-1-1 is securitized, whereupon the Fashion Valley Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$60,000,000	$60,000,000	BANA	Yes
A-1-2	55,000,000	55,000,000	BANK 2023-BNK46	No
A-1-3	25,000,000	25,000,000	BBCMS 2023-C20	No
A-1-4	10,000,000	10,000,000	BANA	No
A-2-1-1	30,000,000	30,000,000	Benchmark 2023-B39	No
A-2-1-2	5,000,000	5,000,000	BANK 2023-BNK46	No
A-2-2	30,000,000	30,000,000	Benchmark 2023-B39	No
A-2-3	25,000,000	25,000,000	Benchmark 2023-B39	No
A-2-4	10,000,000	10,000,000	BANK 2023-BNK46	No
A-3-1	22,500,000	22,500,000	BMO	No
A-3-2	20,000,000	20,000,000	BMO	No
A-3-3	17,500,000	17,500,000	BBCMS 2023-C20	No
A-3-4	15,000,000	15,000,000	BMO	No
A-3-5	12,500,000	12,500,000	BMO	No
A-3-6	12,500,000	12,500,000	BMO	No
A-4-1	35,000,000	35,000,000	Barclays	No
A-4-2	25,000,000	25,000,000	BBCMS 2023-C20	No
A-4-3	15,000,000	15,000,000	BBCMS 2023-C20	No
A-4-4	10,000,000	10,000,000	Barclays	No
A-4-5	10,000,000	10,000,000	Barclays	No
A-4-6	5,000,000	5,000,000	Barclays	No
Total	$450,000,000	$450,000,000

The Borrowers and the Borrower Sponsor. The borrowing entity for the Fashion Valley Mall Whole Loan is Fashion Valley Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is Simon Property Group, L.P. (“Simon”) and the non-recourse carveout guarantors are Simon and PPF Retail, LLC (“PPF”). Simon and PPF’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon Property Group, L.P. is the non-recourse carveout guarantor) is limited to 20% ($90,000,000) of the original principal amount of the Fashion Valley Mall Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnity for the Fashion Valley Mall Whole Loan; however, environmental losses are a recourse carveout which is guaranteed by Simon and PFF (subject to the aforementioned 20% cap).

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / Moody’s: A3, S&P: A-), which is in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of December 31, 2022, Simon owned or had an interest in 230 properties comprising over 184 million square feet in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional and outlet malls in the U.S. and Asia. Additionally, as of December 31, 2022, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of July 2023, Simon had an equity market capitalization of over $45 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Property Type: Retail	Loan #2	Cut-off Date Balance:	$70,000,000
Property Subtype: Super Regional Mall	Fashion Valley Mall	Cut-off Date LTV:	31.5%
Address: 7007 Friars Road		U/W NCF DSCR:	31.5%
San Diego, CA 92108		U/W NOI Debt Yield:	18.7%

PPF is a real estate core fund managed by Morgan Stanley Real Estate Advisors. The fund is located in New York, New York and invests across the United States and targets investments in the retail, multi-family, office and industrial sectors. As of March 31, 2022, Prime Property Fund managed 526 investments, with a total value of more than $44.4 billion in gross real estate assets.

The Property. The Fashion Valley Mall Property is a Class A, open-air, super-regional mall that was constructed in 1969 on an 81.44-acre plot of land in the Mission Valley section of San Diego, California. The Fashion Valley Mall Property consists of 1,377,155 square feet of net rentable area and provides parking via 7,512 surface parking and parking garage spaces (approximately 5.5 spaces per 1,000 square feet). The Fashion Valley Mall Property is home to six anchor department stores, including Neiman Marcus (excluded from underwriting), Bloomingdale’s, Nordstrom, Macy’s and JCPenney (excluded from underwriting), and an 18-screen AMC Theatres.

The parcels relating to the Neiman Marcus and JCPenney stores, including their related parking structures and spaces, are permitted to be freely released by the borrower, therefore all square footage and any rent for those tenants has been excluded in the lender’s underwriting and no value has been given to either parcel in the appraised value. The information relating to the Fashion Valley Mall Property herein does not include either the Neiman Marcus or JCPenney parcels (each, a “Release Parcel”), unless otherwise expressly stated herein. See “Partial Release” below.

As of May 15, 2023, the Fashion Valley Mall Property was 94.0% leased by over 150 tenants and 96.0% leased including three additional RDP tenants. 859,488 square feet (62.4% of net rentable area) is occupied by the 14 anchor tenants, three of which are subject to ground leases under which the tenants own their improvements. As of the trailing 12-month period ending March 2023, the Fashion Valley Mall Property generated over $1.05 billion in total sales, and in-line sales of $1,424 per square foot (excluding Apple and Tesla). The Fashion Valley Mall Property is the only full-price location in the San Diego market for many retailers and restaurants, including Armani Exchange, Bloomingdale’s, Burberry, Cartier, Coach, Dior, Gucci, Hugo Boss, Neiman Marcus, Omega, Prada, Rolex, Saint Laurent, Salvatore Ferragamo and Tory Burch.

The Fashion Valley Mall Property is currently undergoing an estimated $84.9 million cosmetic renovation that will include removal of outdated architectural elements, installation of additional landscaping and an experiential water feature, replacement and relocation of escalators and elevators, renovations to restrooms, additions of outdoor cabana rooms, and the building of a landscaped park at the food court. The borrower sponsor has spent approximately $34 million to date, and the renovation is expected to be fully complete by year-end 2023.

Major Tenants.

Nordstrom (220,486 square feet, 16.0% of NRA, 0.0% of underwritten base rent): Nordstrom (Moody’s/S&P/Fitch: Ba1/BB+/BBB-) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom offers an extensive selection of brand-name and private label merchandise for women, men, young adults and children and is focused on apparel, shoes, beauty, accessories and home goods. The Nordstrom lease at the Fashion Valley Mall Property has an original commencement date of August 28, 1981 and ground lease expiration date of December 31, 2080. Nordstrom does not pay base rent but is responsible for Common Area and Maintenance (“CAM”) charges. Nordstrom’s reported sales at the Fashion Valley Mall Property were $147,000,000 for year-end 2022.

Bloomingdale’s (201,502 square feet, 14.6% of NRA, 0.05% of underwritten base rent): Founded in 1872 and headquartered in New York, New York, Bloomingdale’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain with over 2,500 employees and 60 stores in the United States. Bloomingdale’s offers a variety of shopping services including stylists, beauty, gift shopping, tailoring and wedding registry. The Bloomingdale’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property from 1969. Bloomingdale’s has a ground lease expiration date of January 31, 2035 with three 15-year renewal options. Bloomingdale’s reported sales at the Fashion Valley Mall Property were $40,400,000 for year-end 2022.

Macy’s (196,120 square feet, 14.2% of NRA, 0.05% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain that operates approximately 725 stores in the United States and Washington, D.C., as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury, and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise. The Macy’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property since 1969. Macy’s has a ground lease expiration date of January 31, 2026 with two, 21-year renewal options remaining so long as there is no event of default. Macy’s reported sales at the Fashion Valley Mall Property were $51,000,000 for year-end 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Property Type: Retail	Loan #2	Cut-off Date Balance:	$70,000,000
Property Subtype: Super Regional Mall	Fashion Valley Mall	Cut-off Date LTV:	31.5%
Address: 7007 Friars Road		U/W NCF DSCR:	31.5%
San Diego, CA 92108		U/W NOI Debt Yield:	18.7%

The following table presents certain information relating to the tenant sales at the Fashion Valley Mall Property:

Tenant Sales(1)

	2017	2018	2019	2020(2)	2021	2022	TTM March 2023
Gross Mall Sales	$608,514,305	$682,415,790	$1,085,890,001	$717,229,387	$983,426,151	$1,050,104,045	$1,055,000,320
Gross Mall Sales (Ex-Apple / Tesla)(3)	$490,756,985	$501,039,180	$812,226,260	$629,072,676	$890,646,999	$979,138,467	$978,542,475
Sales PSF (Inline < 10,000 SF)	$1,235	$1,410	$1,675	$1,095	$1,503	$1,534	$1,599
Sales PSF (Inline < 10,000 SF, Ex-Apple / Tesla)(3)	$966	$989	$998	$895	$1,297	$1,378	$1,424
Occupancy Cost (Inline < 10,000 SF)(4)	13.1%	11.9%	10.3%	15.8%	11.7%	11.5%	11.1%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple / Tesla)(3)(4)	16.8%	17.0%	17.3%	19.4%	13.6%	12.8%	12.5%
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. The sales information in this table includes the Release Parcels. Sales for anchor tenants were only provided between 2019-2022 and TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	The Apple lease commenced on February 1, 2023. The Tesla lease expired on January 31, 2022.
(4)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.

The following table presents certain information relating to the major tenant sales at the Fashion Valley Mall Property:

Major Tenant Sales(1)

Tenant Name	2017	2018	2019	2020(2)	2021	2022	TTM March 2023	TTM March 2023 Sales PSF/Screen
Nordstrom	N/A	N/A	$140,200,000	$98,100,000	$135,600,000	$147,000,000	$147,000,000	$667
Bloomingdale's	N/A	N/A	$39,200,000	$23,500,000	$39,200,000	$40,400,000	$40,400,000	$200
Macy's	N/A	N/A	$57,000,000	$31,400,000	$51,300,000	$51,000,000	$51,000,000	$260
Forever 21	$11,925,965	$11,976,850	$10,716,695	$5,952,591	$10,081,242	$8,133,078	$7,558,543	$141
AMC Theatres	$10,517,462	$12,823,064	$11,531,806	$4,257,851	$4,274,855	$8,769,754	$8,674,735	$481,930(3)
The Container Store	$10,450,544	$9,597,623	$9,861,732	$7,571,965	$11,483,773	$11,346,954	$10,946,269	$448
Zara	$14,422,358	$14,978,373	$17,324,258	$12,031,385	$19,974,922	$27,250,373	$27,873,804	$1,283
Pottery Barn	$7,453,111	$6,644,660	$6,762,824	$5,612,810	$7,815,960	$9,311,118	$9,321,064	$468
H&M	$8,601,793	$7,292,426	$7,681,442	$5,924,805	$7,965,235	$8,670,202	$8,576,263	$608
Victoria's Secret	$10,524,915	$10,079,554	$9,918,003	$6,919,209	$9,686,990	$10,372,731	$9,921,287	$790
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Based on AMC Theatres’ 18 screens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Property Type: Retail	Loan #2	Cut-off Date Balance:	$70,000,000
Property Subtype: Super Regional Mall	Fashion Valley Mall	Cut-off Date LTV:	31.5%
Address: 7007 Friars Road		U/W NCF DSCR:	31.5%
San Diego, CA 92108		U/W NOI Debt Yield:	18.7%

The following table presents certain information relating to the major tenants at the Fashion Valley Mall Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent(1)	Sales PSF/ Year(3)	U/W Occ. Costs	Lease Expiration Date	Renewal	Term. Option (Y/N)
Anchor Tenants
Nordstrom(4)	Ba1/BB+/BBB-	220,486	16.0%	$0.00	$0	0.0%	$667	0.1%	12/31/2080	None	N
Bloomingdale's(4)	Ba2/BB+/BBB-	201,502	14.6%	$0.17	$33,450	0.05%	$200	0.3%	1/31/2035	3 x 15 yr	N
Macy's(4)	Ba2/BB+/BBB-	196,120	14.2%	$0.17	$33,866	0.05%	$260	0.3%	1/31/2026	2 x 21 yr	N
Anchor Tenants Subtotal / Wtd. Avg.		618,108	44.9%	$0.11	$67,316	0.1%
Junior Anchor Tenants
Forever 21	NR/NR/NR	53,787	3.9%	$34.32	$1,845,796	2.5%	$141	25.3%	1/31/2026	None	N
AMC Theatres	Caa2/CCC+/NR	51,610	3.7%	$30.25	$1,561,203	2.1%	$481,930(5)	23.6%	12/31/2024	3 x 5 yr	N
The Container Store	NR/B/NR	24,432	1.8%	$40.00	$977,280	1.3%	$448	12.3%	5/31/2030	1 x 5 yr	N
Zara(6)	NR/NR/NR	21,726	1.6%	$104.38	$2,267,760	3.1%	$1,283	12.5%	9/30/2022	None	N
Pottery Barn	NR/NR/NR	19,920	1.4%	$55.81	$1,111,639	1.5%	$468	22.7%	1/31/2024	None	N
H&M(6)	NR/BBB/NR	14,106	1.0%	$67.13	$946,934	1.3%	$608	21.6%	1/31/2023	None	N
Victoria's Secret	B1/BB-/NR	12,559	0.9%	$159.88	$2,007,925	2.8%	$790	27.4%	1/31/2025	None	N
Jr. Anchor Tenants Subtotal / Wtd. Avg.		198,140	14.4%	$54.10	$10,718,5361	14.7%

Remaining Occupied		478,320	34.7%	$129.72	62,046,033	85.2%
Occupied Collateral Total/ Wtd. Avg.		1,294,568	94.0%	$56.26	$72,831,885	100.0%

Vacant Space		82,587	6.0%

Collateral Total		1,377,155	100.0%

(1)	Based on the underwritten rent roll dated May 15, 2023, inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales for anchor tenants are as of year-end 2022.
(4)	The Nordstrom, Bloomingdale’s and Macy’s tenants are subject to ground leases. Nordstrom does not pay base rent but is responsible for CAM charges.

(5) Based on AMC Theatres’ 18 screens.

(6)	Leases for both Zara and H&M are subject to renewal. Both tenants are month to month and continue to pay rent. We cannot assure you whether or when either lease will be renewed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Property Type: Retail	Loan #2	Cut-off Date Balance:	$70,000,000
Property Subtype: Super Regional Mall	Fashion Valley Mall	Cut-off Date LTV:	31.5%
Address: 7007 Friars Road		U/W NCF DSCR:	31.5%
San Diego, CA 92108		U/W NOI Debt Yield:	18.7%

The following table presents certain information relating to the lease rollover schedule at the Fashion Valley Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2023 & MTM	16	65,119	4.7%	65,119	4.7%	$7,383,543	10.1%	$113.39
2024	21	138,793	10.1%	203,912	14.8%	$9,777,149	13.4%	$70.44
2025	10	40,591	2.9%	244,503	17.8%	$5,789,837	7.9%	$142.64
2026	8	268,169	19.5%	512,672	37.2%	$4,432,342	6.1%	$16.53
2027	13	52,290	3.8%	564,962	41.0%	$6,395,710	8.8%	$122.31
2028	16	56,510	4.1%	621,472	45.1%	$7,440,994	10.2%	$131.68
2029	16	36,387	2.6%	657,859	47.8%	$4,722,754	6.5%	$129.79
2030	17	89,563	6.5%	747,422	54.3%	$9,430,718	12.9%	$105.30
2031	8	19,726	1.4%	767,148	55.7%	$2,091,762	2.9%	$106.04
2032	8	24,906	1.8%	792,054	57.5%	$2,871,986	3.9%	$115.31
2033	18	62,768	4.6%	854,822	62.1%	$10,362,452	14.2%	$165.09
Thereafter	7	439,746	31.9%	1,294,568	94.0%	$2,132,637	2.9%	$4.85
Vacant	0	82,587	6.0%	1,377,155	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	158	1,377,155	100.0%			$72,831,885	100.0%	$56.26
(1)	Based on the underwritten rent roll dated May 15, 2023 inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Fashion Valley Mall Property:

Historical Occupancy(1)

12/31/2020(2)	12/31/2021(2)	12/31/2022(2)	5/15/2023(3)
96.1%	98.0%	96.7%	94.0%
(1)	Occupancy does not include the Release Parcels.
(2)	Historical occupancies are as of December 31 for each respective year and are inclusive of RDP tenants.
(3)	Current occupancy is as of May 15, 2023 and includes all tenants in place and tenants with signed leases as of the reporting period. The Fashion Valley Mall Property was 96.0% occupied inclusive of RDP tenants. RDP tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Property Type: Retail	Loan #2	Cut-off Date Balance:	$70,000,000
Property Subtype: Super Regional Mall	Fashion Valley Mall	Cut-off Date LTV:	31.5%
Address: 7007 Friars Road		U/W NCF DSCR:	31.5%
San Diego, CA 92108		U/W NOI Debt Yield:	18.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Fashion Valley Mall Property:

Cash Flow Analysis

	2019	2020(1)	2021	2022	U/W(2)	%(3)	U/W $ per SF
Base Rent	$65,244,678	$62,076,239	$55,990,692	$56,783,656	$62,582,702(4)	54.3%	$45.44
Contractual Rent Steps(5)	0	0	0	0	1,475,982	1.3%	$1.07
Overage Rent(6)	2,964,021	2,858,448	7,036,298	8,776,710	6,515,626	5.7%	$4.73
Vacant Income	0	0	0	0	9,925,306	8.6%	$7.21
Percentage Rent in Lieu	18,238	1,817,988	3,439,192	2,870,199	2,257,576	2.0%	$1.64
Gross Potential Rent	$68,226,937	$66,752,675	$66,466,182	$68,430,565	$82,757,191	71.8%	$60.09
Other Income(7)	2,478,795	1,414,802	1,823,959	2,325,352	1,990,156	1.7%	$1.45
Total Reimbursements	28,751,732	28,054,338	26,714,510	26,406,200	29,319,699	25.4%	$21.29
Temp Tenant Income	2,674,141	1,598,280	2,629,279	3,201,937	1,227,157	1.1%	$0.89
Net Rental Income	$102,131,605	$97,820,095	$97,633,930	$100,364,054	$115,294,203	100.0%	$83.72
Less Vacancy & Credit Loss	427,991	8,190,545	614,970	219,541	11,319,487	13.7%	$8.22
Effective Gross Income	$101,703,614	$89,629,550	$97,018,960	$100,144,513	$103,974,716	90.2%	$75.50

Real Estate Taxes(8)	$6,240,843	$6,504,302	$6,409,444	$6,573,617	$6,835,547	6.6%	$4.96
Insurance	1,221,624	1,463,511	1,667,073	1,857,588	2,051,070	2.0%	$1.49
Management Fee	3,071,417	2,712,396	2,920,689	3,189,710	3,188,185	3.1%	$2.32
Other Operating Expenses	8,235,589	6,176,688	6,955,809	7,677,586	7,897,625	7.6%	$5.73
Total Operating Expenses	$18,769,473	$16,856,897	$17,953,015	$19,298,501	$19,972,427	19.2%	$14.50

Net Operating Income	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$84,002,289	80.8%	$61.00
Replacement Reserves	0	0	0	0	195,237	0.2%	$0.14
TI/LC	0	0	0	0	1,504,094	1.4%	$1.09
Net Cash Flow	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$82,302,958	79.2%	$59.76

NOI DSCR(9)	3.17x	2.78x	3.02x	3.09x	3.21x
NCF DSCR(9)	3.17x	2.78x	3.02x	3.09x	3.15x
NOI Debt Yield(9)	18.4%	16.2%	17.6%	18.0%	18.7%
NCF Debt Yield(9)	18.4%	16.2%	17.6%	18.0%	18.3%
(1)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(2)	Underwritten financials exclude all income and expenses related to the Release Parcels.
(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	Based on the underwritten rent roll dated May 15, 2023 with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(5)	Contractual Rent Steps were taken through May 2024.
(6)	U/W Overage Rent and Underwritten Percentage Rent in Lieu are based on the terms of applicable leases using TTM March 2023 sales figures.
(7)	Other Income is based on the borrower sponsor's projections. Includes Media Participation, Simon Ad panels, and miscellaneous income. Underwritten parking income excludes $400,000 of projected gross parking income from the Neiman Marcus garage and $80,000 of projected parking income expenses are excluded from underwritten expenses too.
(8)	U/W Real Estate Taxes include debt service for the C-PACE loan to complete energy efficient upgrades at the Fashion Valley Mall Property, which is a recoverable expense. The C-PACE loan has a ten-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was $866,043.
(9)	Debt service coverage ratios and debt yields are based on the Fashion Valley Mall Whole Loan.

Appraisal. The appraisal concluded to a “hypothetical as-is value”, which excludes the value attributed to Release Parcels, as of April 5, 2023 of $1,430,000,000. The “as-is value” including the Release Parcels is $1,450,000,000.

Environmental Matters. The Phase I environmental assessment dated April 10, 2023 identified a recognized environmental condition (the “REC”) at the Fashion Valley Mall Property in connection with a building used for automotive repair located at 6977 Friars Road, which is part of the Release Parcels. The REC was identified based on the duration of hazardous waste generation pertaining to automotive repair, limitations during the property inspection in which observation of the tenant space was not allowed, observations during 2020 reconnaissance, the potential of an unregistered gasoline underground storage tank and violations reported under compliance inspections from the San Diego County Department of Environmental Health (which have been cured). The lender obtained a remedial cost estimate ranging from $157,603-$1,579,956 to assess and remediate the auto service center for potential impacts. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Property Type: Retail	Loan #2	Cut-off Date Balance:	$70,000,000
Property Subtype: Super Regional Mall	Fashion Valley Mall	Cut-off Date LTV:	31.5%
Address: 7007 Friars Road		U/W NCF DSCR:	31.5%
San Diego, CA 92108		U/W NOI Debt Yield:	18.7%

Market Overview and Competition. The Fashion Valley Mall Property is located in San Diego, California, within the San Diego metropolitan statistical area (the “San Diego MSA”) and the West San Diego Beach submarket. The San Diego MSA is the second largest metropolitan area in California, behind Los Angeles, with a population of over three million people. The Fashion Valley Mall Property is located in a high-traffic corridor near Interstate 8 and Highway 163. It is the only true luxury center in San Diego County and draws affluent shoppers from a 20-mile radius, as well as tourists and international shoppers from Mexico.

According to the appraisal, the vacancy rate as of year-end 2022 was 6.2% for the San Diego retail market, and 3.4% for the West San Diego Beach submarket. The average asking rental rate for the same period was $32.39 per square foot for the San Diego retail market and $37.88 per square foot for the West San Diego Beach submarket. According to the appraisal, the estimated 2022 population within a five-, seven- and ten-mile radius was 526,945, 807,687 and 1,219,300, respectively. Additionally, for the same period, the average household income within the same radii was $107,685, $111,999 and $109,418, respectively.

The following table presents comparable retail centers with respect to the Fashion Valley Mall Property:

Comparable Retail Center Summary

Property Name	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occ.	Distance to Subject	Sales PSF	Major Tenants
Fashion Valley Mall	1969 / 2023	1,377,155(1)	94.0%(1)	NAP	$1,424(2)	Macy’s Bloomingdale’s Nordstrom Forever 21
Westfield UTC	1977 / 1997	1,189,411	96.0%	6.0 miles	$1,237	Macy’s Nordstrom Tesla
Westfield Mission Valley	1960 / 2004	1,216,321	90.0%	1.0 mile	$600	Bloomingdale’s Outlet Macy’s Backstage Nordstrom Rack Target
Grossmont Center	1961 / NAP	939,000	88.0%	9.0 miles	$473	CVS Macy’s Target Walmart
Plaza Bonita	1981 / 2007	1,029,029	85.0%	10.0 miles	$593	JCPenney Macy’s Nordstrom Rack
Chula Vista Center	1962 / 2012	862,620	64.0%	11.0 miles	$496	Burlington JCPenney Macy’s

Source: Third Party Report, unless stated otherwise.

(1)	Information obtained from the underwritten rent roll dated May 15, 2023.
(2)	Represents sales per square foot as of TTM March 31, 2023 for in-line tenants (excluding Apple and Tesla). All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales PSF inclusive of tenants that have been open for 12 months or more.

Escrows. At origination, the borrower was required to deposit into escrow (i) $24,345,615 for outstanding tenant improvement allowances and leasing commissions and (ii) $4,458,079 for outstanding gap rent.

Tax Escrows – On a monthly basis after the occurrence of a Control Event (as defined below) or during the continuance of a Lockbox Event Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, except if the Fashion Valley Mall Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $16,270 on a monthly basis for replacements and repairs to be made at the Fashion Valley Mall Property.

Rollover Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $125,341 on a monthly basis for ongoing leasing reserves.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrower or property manager (if the property manager is an affiliate of the borrower) and the property manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield based on the trailing four calendar quarters is less than 12.0% for two

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Property Type: Retail	Loan #2	Cut-off Date Balance:	$70,000,000
Property Subtype: Super Regional Mall	Fashion Valley Mall	Cut-off Date LTV:	31.5%
Address: 7007 Friars Road		U/W NCF DSCR:	31.5%
San Diego, CA 92108		U/W NOI Debt Yield:	18.7%

consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to clause (i) above, if the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced with 60 days or the bankruptcy action with respect to the borrower or property manager is dismissed within 90 days without adverse consequences to the Fashion Valley Mall Property, or (c) with respect to clause (iii) above, the debt yield based on the trailing four calendar quarters is greater than or equal to 12.0% for two consecutive calendar quarters; provided, however, that (A) no event of default or other Lockbox Event Period is continuing, (B) the borrower has paid all of the lender’s reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (C) the borrower may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the Fashion Valley Mall Whole Loan, and (D) in no event may the borrower cure a Lockbox Event Period caused by a bankruptcy action of the borrower.

A “Control Event” means if one or more of (i) Simon Property Group, Inc. and (ii) Simon Property Group, L.P. does not own at least 50% of the direct or indirect interests in the borrower or does not control the borrower.

Lockbox and Cash Management. The Fashion Valley Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis and to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Fashion Valley Mall Whole Loan, or if (ii) no Lockbox Event Period is continuing, disbursed to the borrower.

Property Management. The Fashion Valley Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

Partial Release. The borrower may obtain a release of one or more Release Parcel for no consideration, subject to the satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) a Control Event has not occurred, (iii) the borrower delivers to the lender evidence reasonably satisfactory to a prudent lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Fashion Valley Mall Property and constitutes one or more separate tax lots, (iv) the Fashion Valley Mall Property will comply with all zoning laws and be serviced by adequate parking and access, (v) the borrower certifies to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute, rule or regulation, (vi) if the Release Parcel is conveyed to or owned by an affiliate of the borrower, the borrower will be required to satisfy certain affiliate Release Parcel conditions with respect to relocation and re-tenanting, and (vii) satisfaction of any REMIC release conditions.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the Fashion Valley Mall Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Property Type: Hospitality	Loan #3	Cut-off Date Balance:	$60,100,000
Property Subtype: Full Service	Soho Beach House Miami	Cut-off Date LTV:	50.7%
Address: 4385 Collins Avenue		U/W NCF DSCR:	2.34x
Miami Beach, FL 33140		U/W NOI Debt Yield:	17.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Property Type: Hospitality	Loan #3	Cut-off Date Balance:	$60,100,000
Property Subtype: Full Service	Soho Beach House Miami	Cut-off Date LTV:	50.7%
Address: 4385 Collins Avenue		U/W NCF DSCR:	2.34x
Miami Beach, FL 33140		U/W NOI Debt Yield:	17.8%

15TH Floor
Penthouse & Plunge Pool
(Members Only)
"OCHO"
Taqueria & Tequila Bar
(Members Only)
Cecconi's
Restaurant
(Open to the public)
Club Bar
(Members Only)
Beach Bar
(Members Only)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Property Type: Hospitality	Loan #3	Cut-off Date Balance:	$60,100,000
Property Subtype: Full Service	Soho Beach House Miami	Cut-off Date LTV:	50.7%
Address: 4385 Collins Avenue		U/W NCF DSCR:	2.34x
Miami Beach, FL 33140		U/W NOI Debt Yield:	17.8%

Soho Beach House Miami
4385 Collins Avenue
Miami Beach, FL 33140
La Gorce Country Club
Alton Rd.
Pine Tree Dr.
Collins Ave.
907
A1A
Grand Beach
Eden Roc Miami Beach
Fountainebleau Miami Beach Hotel
MIAMI-DADE COUNTY
Mid Beach
Mt. Sinai Medical Center
W. 41st St.
Talmudic University
Julia Tuttle Causeway
195
MIAMI BEACH
Hotel Riu Plaza Miami Beach
The Palms Hotel & Spa
The Miami Beach EDITION
Biscayne Bay
Miami Beach Golf Club
Sunset Islands
Atlantic Ocean
W South Beach
The Bass
Collins Park
The Setai Miami Beach
Holocaust Memorial Miami Beach
Miami Beach Botanical Garden
Miami Beach Convention Center
The Fillmore Miami Beach
City Hall
Dade Blvd.
17th St.
Delano Beach Club
The Raleigh, Marseilles Beachfront Hotel
National Hotel, Sagamore Hotel, Ritz-Carlton
Loews Miami Beach
Venetian Island
Belle Isle
Venetian Causeway
Miami Intl. Airport 8 miles
LINCOLN ROAD MALL
New World Center
Colony Theatre
15th St.
Royal Palm South Beach Miami
City Center
Mac's Club Deuce
Hotel Clifton
Flamingo Park
Lummus Park
Watson Island
Hibiscus Island
Mondrian South Beach Miami
11th St.
The Wolfsonian-Florida Intl. University
Congress Hotel
Palace Bar, Social
Palm Island
PORT OF MIAMI TUNNEL
MacArthur Causeway
South Beach
Oceans Ten, Mango's Tropical Cafe
Star Island
PORT OF MIAMI
Port Blvd.
Fifth and Alton
5th St.
Jewish Museum of Florida
Bentley Hotel South Beach
The Savoy Hotel & Beach Club
Dodge Island
Sams Island
US Coast Guard Base Miami Beach
Miami Beach Marina
Forte dei Miami
1st St.
Marriott Stanton South Beach
Yacht Club at Portofino
S. Pointe Dr.
Jetty Lifeguard Tower
South Pointe Pier
Fisher Island
Fisher Island Club
Virginia Key
Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
Pembroke Pines
Hollywood
THE EVERGLADES
Miramar
Hallandale
Aventura
Miami Gardens
North Miami Beach
Medley
North Miami
Hialeah
MIAMI-DADE COUNTY
Miami Beach
Doral
MIAMI
Tamiami
Coral Gables
Atlantic Ocean
EVERGLADES NATIONAL PARK
Kendale Lakes
The Hammocks
Kendall
Biscayne Bay
Pinecrest
Richmond Hts.
Palmetto Bay
South Miami Heights
Cutler Bay
Goulds
Princeton
Naranja
Leisure City
Homestead

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

No. 3 – Soho Beach House Miami

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		JPMorgan Chase Bank, National		Single Asset/Portfolio:	Single Asset
		Association		Property Type – Subtype:	Hospitality – Full Service
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/NR		Location:	Miami Beach, FL
Original Principal Balance(1):		$60,100,000		Size:	50 Rooms
Cut-off Date Balance(1):		$60,100,000		Cut-off Date Balance Per Room(1):	$2,800,000
% of Initial Pool Balance:		8.3%		Maturity Date Balance Per Room(1):	$2,800,000
Loan Purpose:		Refinance		Year Built/Renovated:	1940/2010
Borrower Sponsor:		Soho House & Co Inc.		Title Vesting:	Fee
Guarantor:		US AcquireCo, Inc.		Property Manager:	Self-Managed
Mortgage Rate:		6.9900%		Current Occupancy (As of):	77.4% (3/31/2023)
Note Date:		May 11, 2023		YE 2022 Occupancy:	78.6% (12/31/2022)
Seasoning:		2 months		YE 2021 Occupancy:	81.1% (12/31/2021)
Maturity Date:		June 1, 2023		YE 2020 Occupancy:	59.0% (12/31/2020)
IO Period:		120 months		YE 2019 Occupancy:	89.4% (12/31/2019)
Loan Term (Original):		120 months		As-Is Appraised Value:	$276,000,000
Amortization Term (Original):		NAP		As-Is Appraised Value Per Room:	$5,520,000
Loan Amortization Type:		Interest Only		As-Is Appraisal Valuation Date:	March 23, 2023
Call Protection(2):		L(24),YM1(2),DorYM1(87),O(7)
Lockbox Type:		Hard/Springing Cash Management		Underwriting and Financial Information
Additional Debt(1):		Yes		TTM NOI (3/31/2023):	$26,973,815
Additional Debt Type (Balance)(1):		Pari Passu ($79,900,000)		YE 2022 NOI:	$25,824,147
				YE 2021 NOI:	$20,130,829
				YE 2020 NOI:	$12,198,737
				U/W Revenues:	$65,813,641
				U/W Expenses:	$40,907,280
Escrows and Reserves(3)				U/W NOI:	$24,906,361
	Initial	Monthly	Cap	U/W NCF:	$23,178,956
Tax Reserve	$336,184	$48,026	NAP	U/W DSCR based on NOI/NCF(1):	2.51x / 2.34x
Insurance Reserve	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	17.8% / 16.6%
Replacement Reserve	$164,894	4% of Revenues	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	17.8% / 16.6%
TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio(1):	50.7%
Other Reserves(4)	$40,859,366	Springing(5)	NAP	LTV Ratio at Maturity(1):	50.7%

Sources and Uses
Sources			Uses
Whole Loan Amount(1):	$140,000,000	86.0%	Loan Payoff	$118,685,973	72.9%
Borrower Sponsor Equity:	$22,868,433	14.0	Upfront Reserves	$41,360,444	25.4
			Closing Costs	$2,822,016	1.7
Total Sources:	$162,868,433	100.0%	Total Uses	$162,868,433	100.0%
(1)	The Soho Beach House Miami Mortgage Loan (as defined below) is part of the Soho Beach House Miami Whole Loan (as defined below), which is evidenced by nine pari passu notes with an aggregate outstanding principal balance of $140,000,000. Cut-off Date Balance, Cut-off Date Balance per Room, DSCR, Debt Yield and LTV Ratios set forth above are calculated based on the outstanding balance of the Soho Beach House Miami Whole Loan.
(2)	Voluntary prepayment of Soho Beach House Miami Whole Loan in whole (but not in part) is permitted on or after the payment date in December 2032, without payment of any prepayment premium. The defeasance lockout period for the Soho Beach House Miami Whole Loan will be at least 24 payment dates beginning with and including the first payment date on July 1, 2023. Provided that no event of default under the Soho Beach House Miami Whole Loan documents is continuing, the borrower has the option to (a) defease the Soho Beach House Miami Whole Loan in whole (but not in part) after the earlier of (x) the date that is two years from the closing date of the securitization that includes the last note of the Soho Beach House Miami Whole Loan to be securitized and (y) July 1, 2026 (the “Permitted Defeasance Date”) or (b) on or after July 1, 2025, prepay the Soho Beach House Miami Whole Loan in whole (but not in part) with the payment of a yield maintenance premium. The assumed defeasance lockout period of 24 months is based on the expected closing date of the BANK 2023-BNK46 securitization in August 2023. The actual lockout period may be longer.
(3)	See “Escrows” below for further discussion of reserve information.
(4)	Other Upfront Escrows includes a $40,439,366 Named Storm Coverage Reserve and a $420,000 Seasonality Reserve, as described in “Escrows” herein.
(5)	Other Monthly Escrows includes a Seasonality Reserve, as described in “Escrows” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Property Type: Hospitality	Loan #3	Cut-off Date Balance:	$60,100,000
Property Subtype: Full Service	Soho Beach House Miami	Cut-off Date LTV:	50.7%
Address: 4385 Collins Avenue		U/W NCF DSCR:	2.34x
Miami Beach, FL 33140		U/W NOI Debt Yield:	17.8%

The Mortgage Loan. The third largest mortgage loan (the “Soho Beach House Miami Mortgage Loan”) is secured by a first mortgage encumbering the borrower’s fee interest in a hospitality property comprised of 50 luxury hotel guest rooms, five food and beverage outlets, event space, a 570-seat private beach club and two outdoor pools, located in Miami Beach, Florida (the “Soho Beach House Miami Property”). The Soho Beach House Miami Mortgage Loan is evidenced by the non-controlling notes A-1, A-3-2 and A-4 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $60,100,000, representing [ ]% of the initial pool balance. The Soho Beach House Miami Mortgage Loan is part of a whole loan which is comprised of nine notes, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $140,000,000 (the “Soho Beach House Miami Whole Loan”) and was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”).

The relationship between the holders of the Soho Beach House Miami Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$35,000,000	$35,000,000	BANK 2023-BNK46	No
A-2	$24,500,000	$24,500,000	Benchmark 2023-B39	Yes
A-3-1	$8,900,000	$8,900,000	Benchmark 2023-B39	No
A-3-2	$11,100,000	$11,100,000	BANK 2023-BNK46	No
A-4	$14,000,000	$14,000,000	BANK 2023-BNK46	No
A-5-1	$16,600,000	$16,600,000	Benchmark 2023-B39	No
A-5-2	$4,900,000	$4,900,000	CREFI(1)	No
A-6	$15,000,000	$15,000,000	CREFI(1)	No
A-7	$10,000,000	$10,000,000	CREFI(1)	No
Total	$140,000,000	$140,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Borrower and Borrower Sponsor. The borrower, Beach House Owner, LLC, is a single-purpose Delaware limited liability company structured to be a bankruptcy-remote entity with at least two independent directors. The borrower sponsor under the Soho Beach House Miami Whole Loan is Soho House & Co. Inc. (NYSE: SHCO) (“Soho House”) and the non-recourse carveout guarantor is US AcquireCo, Inc., a wholly owned subsidiary of Soho House. Soho House is majority-owned and controlled by the private equity group The Yucaipa Companies. As of 2022, Soho House has a current membership base of over 210,000 members world-wide across 38 houses (1,122 keys). Soho House also operates 14 restaurants, 9 Soho Works, The Ned London, The Ned New York, Scorpios Beach Club and Soho Home. As of the first quarter 2023, Soho House reported a total revenue of approximately $255.2 million, representing an approximately 33.0% increase over the first quarter 2022.

The Property. The Soho Beach House Miami Property is a hospitality property comprised of 50 luxury hotel guest rooms, five food and beverage outlets, event space, a 570-seat private beach club and two outdoor pools, located in Miami Beach, Florida. The Soho Beach House Miami Property consists of two buildings: (i) a seven-story main building, which was built in 1940 as an Art Deco hotel and fully renovated in 2010, and (ii) a 16-story tower, developed in 2010 with 14 full-floor guest suites. The 50 individually-designed guest suites are fitted with antique pieces, colorful textiles and a mirrored Art Deco-style drinks bar. Additionally, the Soho Beach House Miami Property offers five food and beverage outlets: Cecconi’s (the main restaurant located in the courtyard on the ground floor), Club Bar (design inspired by 1940s Cuba), Ocho (located on the rooftop of the 8th floor featuring a plunge pool and views of the ocean and Miami skyline), Beach Bar (an outdoor bar located at the end of the pool) and Pool & Beach Club (offering lounge beds and waiter service that serves food and drinks to the pool area). In addition to operating as a hotel, the Soho Beach House Miami Property caters to an exclusive membership base, generating significant revenues through annual membership fees as described below. Cecconi’s is open to the public, whereas the remaining food and beverage outlets are restricted to members and guests of the Soho Beach House Miami Property.

As of March 31, 2023, the Soho Beach House Miami Property had 7,208 members each paying an annual membership fee for access to the Soho Beach House Miami Property’s various amenities. Additionally, as of March 31, 2023, there were 3,928 people on the Soho Beach House Miami Property’s membership waitlist (representing 54.5% of March 31, 2023 total members). Members of the Soho Beach House Miami Property have exclusive access to the 570-seat private beach club that spans the width of the Soho Beach House Miami Property. Additional amenities offered to members include access to all five food and beverage outlets, two outdoor pools with waiter service, multiple meeting space areas, a full-service spa, a fully equipped fitness center, a library, a screening room and a private dining room.

Since acquisition of the Soho Beach House Miami Property in 2008, the borrower sponsor has invested approximately $88.0 million in capital expenditures, including approximately $23.4 million invested between 2018 and 2022. Recent capital expenditures include a refreshed Cecconi’s restaurant, upgraded furniture, upgraded case goods and soft goods to both the public spaces and guest rooms, HVAC replacements and a full door replacement. Furthermore, the borrower sponsor anticipates spending an additional approximately $3.2 million (approximately $64,000 per room) by year end 2024 for routine repairs (approximately $550,000) along with kitchen

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Property Type: Hospitality	Loan #3	Cut-off Date Balance:	$60,100,000
Property Subtype: Full Service	Soho Beach House Miami	Cut-off Date LTV:	50.7%
Address: 4385 Collins Avenue		U/W NCF DSCR:	2.34x
Miami Beach, FL 33140		U/W NOI Debt Yield:	17.8%

refreshes and hotel shower upgrades (approximately $2.6 million). We cannot assure you whether such repairs and upgrades will be completed as expected or at all.

Total revenue at the Soho Beach House Miami Property consists of five main components: food and beverage revenue (46.4% of total revenue), membership fees (24.8% of total revenue), room revenue (19.2% of total revenue), other sales (6.9% of total revenue) and Cowshed spa sales (2.6% of total revenue). Membership fees have been steady at the Soho Beach House Miami Property, as highlighted by its 7,208 active members along with its membership waitlist which has grown from 1,254 in 2019 to 3,928 as of March 31, 2023, representing an approximately 213.2% increase. Given the consistent membership revenue stream, the Soho Beach House Miami Property has the flexibility to adjust transient room pricing with market rates while maintaining revenue streams from food and beverage and membership fees (collectively accounting for 71.3% of total revenue).

As of March 31, 2023, the Soho Beach House Miami Property had a 77.4% average occupancy rate, $896.30 ADR and $693.40 RevPAR. According to the appraisal, the estimated 2022 demand segmentation for the Soho Beach House Miami Property consisted of 80% leisure, 15% meeting and group and 5.0% commercial.

The following table presents certain information relating to the performance of the Soho Beach House Miami Property:

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)(2)			Soho Beach House Miami Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021(3)	62.5%	$732.24	$457.73	81.1%	$731.82	$593.50	129.7%	99.9%	129.7%
2022	68.2%	$825.66	$563.00	78.6%	$868.31	$682.39	115.3%	105.2%	121.2%
3/31/2023 TTM(4)	67.2%	$810.04	$544.05	77.4%	$896.30	$693.40	115.2%	110.6%	127.5%
(1)	Data obtained from a third-party hotel trend report, utilizing a competitive set in line with the appraisal.
(2)	The competitive set consists of the following hotels: The Setai, W South Beach, Eden Roc Miami Beach, The Miami Beach EDITION, Faena Hotel Miami Beach and Nobu Hotel Miami Beach.
(3)	Data obtained from the operating statements provided by the borrower sponsor.
(4)	TTM represents the trailing 12-month period ending March 31, 2023.

Membership Fees. All Soho House membership contracts are 12-month contracts with renewals available at the discretion of the membership committee and are billed annually, monthly or quarterly. Soho House currently offers four different types of membership contracts: (a) access to every Soho House globally (“Every House”) ($4,815 annual fee), (b) local Soho House access only (“Local House”) ($2,622 annual fee), (c) Every House access for members under the age of 27 ($2,408 annual fee) and (d) Local House access for members under the age of 27 ($1,311 annual fee). The Every House membership contract provides access to all Soho House clubs around the world with the exception of Little Beach House Malibu, which requires an additional Malibu Plus membership. The Local House membership contract allows access only to the Soho House club where the membership application was submitted. There is no corporate allocation of membership revenue to other Soho Houses. All (100%) of the fees from members who applied to and joined Soho House via the Soho Beach House Miami Property, flow through the Soho Beach House Miami Property’s operating statements, regardless of whether the membership is Every House or Local House. As of March 31, 2023, the Soho Beach House Miami Property had 7,208 members, of which 37.8% were Local House members and 62.2% were Every House members.

The following table presents certain information relating to the membership at the Soho Beach House Miami Property:

Soho Beach House Miami Membership(1)

Year	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Total Members	2,293	2,506	2,919	3,297	3,943	4,600	6,236	5,246	5,745	7,011	7,208
% Change	NAP	9.3%	16.5%	12.9%	19.6%	16.7%	35.6%	(15.9%)	9.5%	22.0%	2.8%

Total Membership Waitlist	NAV	NAV	NAV	NAV	NAV	NAV	1,254	2,182	2,620	3,642	3,928
% Change	NAV	NAV	NAV	NAV	NAV	NAV	NAP	74.0%	20.1%	39.0%	7.9%
(1)	Based on information provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Property Type: Hospitality	Loan #3	Cut-off Date Balance:	$60,100,000
Property Subtype: Full Service	Soho Beach House Miami	Cut-off Date LTV:	50.7%
Address: 4385 Collins Avenue		U/W NCF DSCR:	2.34x
Miami Beach, FL 33140		U/W NOI Debt Yield:	17.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Soho Beach House Miami Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	3/31/2023 TTM	UW	UW Per Room
Room Revenue	$7,859,791	$5,110,615	$10,801,620	$12,419,461	$12,619,929	$12,619,929	$252,399
F&B Revenue	22,645,675	11,555,133	22,150,546	29,209,905	30,565,191	30,565,191	611,304
Membership Fees	12,660,869	12,311,234	12,045,186	15,379,084	16,345,343	16,345,343	326,907
Other Sales(2)	2,580,441	1,466,019	2,295,424	4,509,686	4,553,271	4,553,271	91,065
Cowshed Spa Sales	1,536,267	728,106	1,516,991	1,708,420	1,729,907	1,729,907	34,598
Total Revenue	$47,283,044	$31,171,108	$48,809,766	$63,226,557	$65,813,641	$65,813,641	$1,316,273

Rooms Expense	$3,439,209	$1,845,751	$3,552,941	$4,180,698	$4,020,961	$4,020,961	$80,419
F&B Expense	13,720,988	7,953,356	12,465,915	16,048,084	16,899,196	16,899,196	337,984
Other Expense	1,486,425	1,101,658	1,713,265	2,831,346	3,017,843	3,017,843	60,357
Cowshed Spa Expense	776,838	536,016	883,241	666,108	717,625	717,625	14,353
Departmental Expenses	$19,423,461	$11,436,782	$18,615,361	$23,726,236	$24,655,625	$24,655,625	$493,113

Departmental Profit	$27,859,583	$19,734,326	$30,194,405	$39,500,321	$41,158,015	$41,158,015	$823,160

Total Undistributed Expenses	$10,282,624	$6,100,035	$8,496,753	$12,120,091	$12,522,721	$12,522,721	$250,454
Gross Operating Profit	$17,576,959	$13,634,291	$21,697,652	$27,380,230	$28,635,294	$28,635,294	$572,706

Management Fee(3)	$0	$0	$0	$0	$0	$1,974,409	$39,488
Property Tax(4)	462,533	497,182	564,252	585,401	647,624	576,315	11,526
Property Insurance(5)	882,076	938,372	1,002,572	970,682	1,013,855	1,178,209	23,564
Total Other Expenses	$1,344,608	$1,435,554	$1,566,824	$1,556,083	$1,661,480	$3,728,934	$74,579
Net Operating Income	$16,232,350	$12,198,737	$20,130,829	$25,824,147	$26,973,815	$24,906,361	$498,127
FF&E	1,220,219	666,630	1,318,087	1,665,175	1,727,405	1,727,405	34,548
Net Cash Flow	$15,012,131	$11,532,107	$18,812,742	$24,158,972	$25,246,410	$23,178,956	$463,579

NOI DSCR(6)	1.64x	1.23x	2.03x	2.60x	2.72x	2.51x
NCF DSCR(6)	1.51x	1.16x	1.90x	2.43x	2.54x	2.34x
NOI Debt Yield(6)	11.6%	8.7%	14.4%	18.4%	19.3%	17.8%
NCF Debt Yield(6)	10.7%	8.2%	13.4%	17.3%	18.0%	16.6%
(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not included in the underwritten cash flow.
(2)	Other Sales is comprised of event space rentals, other income, valet parking and other accommodation sales.
(3)	The Soho Beach House Miami Property is self-managed and therefore no historical management fee has been applied. UW management fee is set at 3.0% of total revenue.
(4)	Property Taxes were adjusted historically from the borrower sponsor’s financial statements to reflect the actual real estate tax bills in each given year. Adjustments include excluding the sales tax paid on the operating lease (which in the event of a foreclosure would no longer be applicable) from the historical financials.
(5)	UW Property Insurance reflects borrower's purchase, subsequent to the origination date, of a newly obtained Qualified Named Storm Policy (according to the loan sponsor and subject to lender review). See "Escrows" herein.
(6)	NOI Debt Yield and NCF DSCR are calculated based on the aggregate outstanding principal balance for the Soho Beach House Miami Whole Loan of $140,000,000.

Appraisal. The appraisal concluded to an “as is” appraised value for the Soho Beach House Miami Property of $276,000,000 as of March 23, 2023.

Environmental Matters. According to the Phase I environmental site assessments dated March 24, 2023, there was no evidence of any recognized environmental conditions at the Soho Beach House Miami Property.

Market Overview and Competition. The Soho Beach House Miami Property is located in Miami Beach, Florida, within greater Miami-Dade County. According to the appraisal, Miami-Dade County had a year-end 2022 population of approximately 2.7 million. Between 2011 and 2019, Miami-Dade County recorded a record number of overnight visitors each year, peaking at approximately 16.3 million in 2019. While the number of overnight visitors fell in 2020 due to the COVID-19 pandemic, it quickly recovered in 2021 with approximately 15.9 million overnight visitors. With its combination of beaches, nightlife, restaurants, shopping, golf, tennis and national

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Property Type: Hospitality	Loan #3	Cut-off Date Balance:	$60,100,000
Property Subtype: Full Service	Soho Beach House Miami	Cut-off Date LTV:	50.7%
Address: 4385 Collins Avenue		U/W NCF DSCR:	2.34x
Miami Beach, FL 33140		U/W NOI Debt Yield:	17.8%

parks, Miami is one of the nation’s premier tourist destinations and is the center of the worldwide cruise industry. Miami is also a favored location for business meetings, sales events, trade shows and high-profile diplomatic events. According to the appraisal, Miami has consistently ranked as one of the top five lodging markets in the country.

The Soho Beach House Miami Property is located approximately 11.6 miles east of the Miami International Airport. In 2022, the Miami International Airport served a record-breaking 50.6 million passengers and added 15 new international routes to areas such as the Caribbean, South America, Europe and Canada. There are over 80 airlines serving Miami International Airport to approximately 150 destinations around the globe, and the airport is also the top United States airport for international freight. Miami International Airport is the leading economic engine for Miami-Dade County and the state of Florida, generating business revenue of approximately $33.7 billion annually and welcoming 70% of all international visitors to Florida.

According to the appraisal, the Soho Beach House Miami Property is located within the Miami-Fort Lauderdale-West Palm Beach metropolitan statistical area (the “Miami MSA”). The Miami MSA is home to approximately 5.6 million people, making it the fourth largest metropolitan statistical area in the United States behind New York, Los Angeles and Chicago. The Miami MSA is home to the headquarters or regional offices of national companies such as Carnival Cruise Lines, Royal Caribbean International, Bank of America, Burger King Corporation, CitiBank and American Airlines.

The appraisal noted there are no proposed hotels anticipated to enter the immediate area in the near future that are considered to be directly competitive with the Soho Beach House Miami Property.

The following table presents certain information relating to the primary hotel competition for the Soho Beach House Miami Property:

Competitive Set(1)

Property	Year Built / Renovated	Number of Rooms	Occupancy	ADR	RevPAR
Soho Beach House Miami(2)	1940 / 2010	50	77.4%	$896.30	$693.40
The Setai Miami Beach	2004 / 2013	137	60% - 65%	$1,230 - $1,270	$730 - $770
W South Beach	2009 / 2020	352	75% - 80%	$1,080 - $1,120	$815 - $855
Eden Roc Miami Beach	1955 / 2018	415	65% - 70%	$380 - $420	$240 - $280
The Miami Beach EDITION	1957 / 2014	294	75% - 80%	$965 - $1,005	$750 - $790
Faena Hotel Miami Beach	2015 / NAP	179	60% - 65%	$1,330 - $1,370	$790 - $830
Nobu Hotel Miami Beach	2018 / NAP	206	70% - 75%	$480 - $520	$340 - $380
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2022 values.
(2)	Soho Beach House Miami Property metrics are as of March 31, 2023 per the operating statements provided by the borrower sponsor.

Escrows. At loan origination, the borrower deposited (i) $336,184 into a tax reserve, (ii) $164,894 into a replacement reserve, (iii) $40,439,366 into a named storm coverage reserve (the “Named Storm Coverage Amount”), which amount (less any premiums paid to the borrower in accordance with the Soho Beach House Miami Whole Loan documents) is required to be released to the borrower in the event that the borrower provides evidence to the lender of a fully bound Qualified Named Storm Policy (as defined below) with respect to the Soho Beach House Miami Property, and (iv) $420,000 into a seasonality reserve.

Real Estate Taxes – The borrower is required to deposit monthly 1/12 of an amount which the lenders estimate would be sufficient to pay taxes for the next ensuing 12 months (currently estimated to be $48,026).

Insurance – The borrower is required to deposit monthly 1/12 of the insurance premiums that the lenders estimate will be payable for the renewal of coverage, unless the borrower maintains a blanket insurance policy in accordance with the Soho Beach House Miami Whole Loan documents; provided, however, that in the event any such blanket insurance policy covers more than one location within a one-thousand-foot radius of the Soho Beach House Miami Property (the “Radius”), the limits of such blanket insurance policy must be sufficient to maintain the coverage required under the Soho Beach House Miami Whole Loan documents for the Soho Beach House Miami Property and any and all other locations combined within the Radius that are covered by such blanket policy insurance policy calculated on a total insured value basis.

Replacement Reserve – The borrower is required to deposit monthly into the replacement reserve account, an amount equal to the greater of (i) 1/12 of 4% of the total revenue generated (excluding membership fees) during the 12-month period ending on the last day of the most recent calendar quarter and (y) the then-current amount (if any) required by the management agreement or the license agreement for replacements or FF&E work.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Property Type: Hospitality	Loan #3	Cut-off Date Balance:	$60,100,000
Property Subtype: Full Service	Soho Beach House Miami	Cut-off Date LTV:	50.7%
Address: 4385 Collins Avenue		U/W NCF DSCR:	2.34x
Miami Beach, FL 33140		U/W NOI Debt Yield:	17.8%

Seasonality Reserve – Prior to January 1, 2024 and January 1 of each calendar year thereafter during the term of the Soho Beach House Miami Whole Loan, the lenders are required to reassess the amount necessary to be held in the seasonality reserve and to require the borrower to deposit an amount equal to 110% of the positive difference between (i) the actual aggregate gross income from operations anticipated to be received by the borrower during the months of May, June, July, August, September and October as set forth in the approved annual budget for the calendar year immediately preceding the date of calculation and (ii) the amount necessary to ensure that the Soho Beach House Miami Property has a debt service coverage ratio of at least equal to 1.25x for the immediately preceding twelve month period.

Named Storm Coverage Reserve – The borrower is required under the Soho Beach House Miami Whole Loan documents to obtain on or prior to April 1, 2024, a policy for losses caused by any type of named storm for the borrower and the Soho Beach House Miami Property, which policy must (i) comply with the insurance provisions of the Soho Beach House Miami Whole Loan documents, (ii) insure the Soho Beach House Miami Property in an amount, that when added to the balance of the Named Storm Coverage Amount is equal to $90,439,366 (the “Total Insured Value”), (iii) provide for a premium of not more than $1,500,000 (the “Named Storm Coverage Premium Cap”) and (iv) provide for an allocation to the Soho Beach House Miami Property of not more than $180,000 (any such policy, a “Qualified Named Storm Policy”). The lender is required, upon receipt of an invoice for the same, to disburse to the borrower the amount of the premium payable, in an amount not to exceed the Named Storm Coverage Premium Cap, on any Qualified Named Storm Policy. In the event that the borrower elects to purchase a policy for named storm coverage in an amount less than the Named Storm Coverage Amount on or before April 1, 2024, the Named Storm Coverage Amount will be reduced by the positive difference between (x) the Total Insured Value and (y) the amount of the coverage purchased, and the remainder will continue to constitute the Named Storm Coverage Amount for the remainder of the term of the Soho Beach House Miami Whole Loan. In the event that the borrower does not purchase a Qualified Named Storm Policy or to the extent the Named Storm Coverage Amount is reduced in accordance with the preceding sentence, the Named Storm Coverage Amount will not be released to the borrower and will remain collateral for the Soho Beach House Miami Whole Loan. According to the loan sponsor, the borrower purchased a fully bound Qualified Named Storm Policy, evidence of which was delivered to the lender, and, in accordance with the requirements set forth in the Soho Beach House Miami Whole Loan documents as described herein, the borrower has requested release of the Named Storm Coverage Amount. The lender is currently reviewing documentation delivered to date for consistency with requirements set forth in the Soho Beach House Miami Whole Loan documents and, assuming compliance with applicable provisions, the Named Storm Coverage Reserve is expected to be released to the borrower.

Lockbox and Cash Management. The Soho Beach House Miami Whole Loan is structured with a hard lockbox and springing cash management. On each business day, all funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Sweep Event (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lenders, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lenders as additional security for the Soho Beach House Miami Whole Loan and disbursed in accordance with the terms of the Soho Beach House Miami Whole Loan documents.

A “Cash Sweep Event” means the occurrence of (a) an event of default under the Soho Beach House Miami Whole Loan documents; (b) any bankruptcy action or insolvency of the borrower, the Operating Tenant or a property manager and (c) the debt service coverage ratio for the Soho Beach House Miami Whole Loan based on the trailing 12-month period immediately preceding the date of such determination being less than 1.30x.

A Cash Sweep Event may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lenders of a cure of such event of default in accordance with the Soho Beach House Miami Whole Loan documents; (ii) with respect to clause (b) above solely with respect to the property manager, if borrower replaces the property manager with a “Qualified Manager” (as defined in the Soho Beach House Miami Whole Loan documents) under a replacement management agreement within 60 days of such bankruptcy event and (iii) with respect to clause (c) above, the achievement of a debt service coverage ratio for the Soho Beach House Miami Whole Loan of 1.35x or greater for one quarter based upon the trailing 12-month period immediately preceding the date of determination; provided, however, that any such Cash Sweep Event cure is subject to the following conditions: (A) no event of default has occurred and is continuing under the Soho Beach House Miami Whole Loan documents, (B) the borrower has paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event cure, including reasonable attorney’s fees and expenses, and (C) in no event may the borrower cure a Cash Sweep Event caused by a bankruptcy action of the borrower or the Operating Tenant.

The Operating Lease. The Soho Beach House Miami Property is managed pursuant to a triple-net operating lease with Soho House Beach House, LLC, an affiliate of the borrower, as operating tenant (the “Operating Tenant”), that expires in May 2036, subject to two, five-year renewal options exercisable by the Operating Tenant. The lenders received an equity pledge by the Operating Tenant’s sole member of all the membership interests in the Operating Tenant, and upon the occurrence and existence of an event of default, the lenders have the right to foreclose on that pledge and control the Operating Tenant. Pursuant to the operating lease, the Operating Tenant is required to pay the borrower $6,791,909 annually in equal monthly installments (the underwritten NCF for the Soho Beach House Miami Property is based on the underlying revenues and not on the operating lease payment) into a restricted account in the borrower’s name and controlled by the lenders. The Operating Tenant is required to deposit all revenue generated by the Soho Beach House Miami Property into the lender-controlled restricted account. In connection with the operating lease, Soho House & Co. Limited and US AcquireCo, Inc. (affiliates of the Operating Tenant) delivered guaranties to the borrower for the payment of all sums due by Operating Tenant and performance of all obligations of the Operating Tenant under the operating lease. The operating lease guaranties are part of the collateral for the Soho Beach House Miami Whole Loan. The Operating Tenant and the guarantors entered into a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Property Type: Hospitality	Loan #3	Cut-off Date Balance:	$60,100,000
Property Subtype: Full Service	Soho Beach House Miami	Cut-off Date LTV:	50.7%
Address: 4385 Collins Avenue		U/W NCF DSCR:	2.34x
Miami Beach, FL 33140		U/W NOI Debt Yield:	17.8%

subordination agreement with the lenders pursuant to which (i) the operating lease is subordinated to the Soho Beach House Miami Whole Loan and (ii) the operating lease guarantors acknowledged that the lenders may exercise all of the borrower’s rights and remedies under the operating lease guaranties after an event of default under the Soho Beach House Miami Whole Loan documents, transfer the Soho Beach House Miami Property or foreclose on the Operating Tenant’s equity pledge.

The Soho Beach House Miami Property is not currently subject to a franchise agreement and, it is a restricted transfer for the borrower, the Operating Tenant, the guarantor, the Operating Tenant’s sole member, any affiliated manager or their respective affiliates to subject the Soho Beach House Miami Property to a franchise agreement without the lenders’ consent. The Operating Tenant has licensed from certain of its affiliates the right to use certain registered marks related to the Cowshed brand and the Soho House Beach House brand (excluding the Soho House Miami and Cecconi’s marks, which the lender has no right to use, except during a transition period as described below) under the respective license agreements (collectively, the “License Agreements”). At origination of the Soho Beach House Miami Whole Loan, the Operating Tenant pledged its interest in the License Agreements to the borrower under a security agreement and such rights have been sublicensed to the lenders. The borrower, the Operating Tenant and Soho House (collectively, the “Parties”) have delivered a certain transition services agreement which obligates the Parties, the guarantor, the licensors and their respective affiliates (collectively, the “TSA Parties”) to continue the uninterrupted operation of the Soho House Beach House Miami Property for a period of two years following the date that the lender obtains title to the Soho Beach House Miami Property following an event of default under the Soho Beach House Miami Whole Loan documents. In connection with such transition services, the lenders are required to pay a management fee of 3% of gross revenue from the Soho Beach House Miami Property and reimburse the TSA Parties for certain costs and operating expenses set forth in the annual budget, subject to a 5% variance. Additionally, under the transition services agreement, during any transition period, the TSA Parties and their respective affiliates and successors and assigns are prohibited from opening any “Soho House” within Miami Beach, Florida (such restricted area, the “Restricted Area”); provided, however, that the foregoing does not restrict the TSA Parties or their respective affiliates and successors and assigns from (i) acquiring, opening, owning or operating any property in the Restricted Area that was acquired or under binding contract by any of the TSA Parties prior to the commencement of such transition period, or (ii) acquiring, opening, owning or operating any “Soho Works” solely related to office use during any transition period. Pursuant to a security agreement, at loan origination, the Operating Tenant pledged its interest in the license agreements to the borrower under a security agreement and such rights have been sublicensed (in accordance with the terms of each license agreement) to the lenders, which sublicenses allow the lenders to, among other things, use the marks during a transition period. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” and “Description of the Mortgage Pool—Mortgage Loan Characteristics—Property Types—Hospitality Properties” for additional information.

Property Management. The Soho Beach House Miami Property is self-managed.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Soho Beach House Miami Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following casualty. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Property Type: Industrial	Loan #5	Cut-off Date Balance:	$43,000,000
Property Subtype: R&D/Manufacturing	Seagate Campus	Cut-off Date LTV:	66.2%
Address: 47488 Kato Road		U/W NCF DSCR:	1.83x
Fremont, CA 94538		U/W NOI Debt Yield:	13.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Property Type: Industrial	Loan #5	Cut-off Date Balance:	$43,000,000
Property Subtype: R&D/Manufacturing	Seagate Campus	Cut-off Date LTV:	66.2%
Address: 47488 Kato Road		U/W NCF DSCR:	1.83x
Fremont, CA 94538		U/W NOI Debt Yield:	13.6%

Seagate Campus
47488 Kato Road
Fremont, CA 94538
Fremont
Newark
SAN JOSE
Milpitas
Warm Springs
San Francisco Bay
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
ALAMEDA COUNTY
SANTA CLARA COUNTY
Mission Peak Regional Preserve
Ed Levin County Park
Bay View Golf Club
Central Park
Lake Elizabeth
Ohlone College
Oakland Intl. Airport 19 miles
San Jose Intl. Airport 6 miles
FREMONT
BART
WARM SPRINGS/ S. FREMONT
DOWNTOWN FREMONT
Washington Hospital
Kaiser Permanente Fremont Med. Ctr.
Fremont Hub
Mowry Landing Shopping Ctr.
Mowry East Shopping Ctr.
NewPark
Amazon Fulfillment Center
Unigen
Mitac Info. Systems Corp.
Pacific Commons Shopping Ctr.
Calypso Software
Western Digital
Lam Research Corporation
Tesla Motors Fremont
EECS
JH Tech.
Exar Corporation
Great Mall
84
880
680
262
237
Nimitz Fwy
Sinclair Fwy
South Bay Fwy
ALTAMONT COMMUTER EXPRESS
Mission Blvd
Fremont Blvd
Central Ave
Blacow Rd
Mowry Ave
Stevenson Blvd
Grimmer Blvd
Paseo Padre Pkwy
Driscoll Rd
Olive Ave
Washington Blvd
Osgood Rd
Durham Rd
Auto Mall Pkwy
Cushing Pkwy
Warren Ave
Warm Springs Blvd
Dixon Landing Rd
Milpitas Blvd
Jacklin Rd
Calaveras Blvd
Abel St
McCarthy Blvd
Fremont
Newark
Mission Peak Regional Preserve
Ed Levin County Park
Milpitas
Palo Alto
Mountain View
Sunnyvale
Santa Clara
Downtown
SAN JOSE
Cupertino
Alum Rock
Campbell
Saratoga
Los Gatos
Monte Sereno
Willow Glen
West Valley
Almaden
Los Altos Hills
Menlo Park
SAN MATEO COUNTY
SANTA CLARA COUNTY
DIABLO RANGE
SANTA CRUZ MTS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

No. 5 – Seagate Campus

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	[Baa3(sf)/NR/NR]			Property Type – Subtype:	Industrial – R&D/Manufacturing
Original Principal Balance(1):	$43,000,000			Location:	Fremont, CA
Cut-off Date Balance(1):	$43,000,000			Size:	574,775 SF
% of Initial Pool Balance:	6.0%			Cut-off Date Balance Per SF(1):	$299.25
Loan Purpose:	Acquisition			Maturity Date Balance Per SF(1):	$299.25
Borrower Sponsor:	Kato Road Cypress Holdings, LLC			Year Built/Renovated:	2010/2016
Guarantor:	Kato Road Cypress Holdings, LLC			Title Vesting:	Fee
Mortgage Rate:	7.0400%			Property Manager:	Self-Managed
Note Date:	May 24, 2023			Current Occupancy (As of):	100.0% (8/1/2023)
Seasoning:	2 months			YE 2022 Occupancy:	NAV
Maturity Date:	June 6, 2033			YE 2021 Occupancy:	NAV
IO Period:	120 months			YE 2020 Occupancy:	NAV
Loan Term (Original):	120 months			YE 2019 Occupancy:	NAV
Amortization Term (Original):	NAP			As-Is Appraised Value(1):	$260,000,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF(1):	$452.35
Call Protection(2):	L(26),D(87),O(7)			As-Is Appraisal Valuation Date:	April 13, 2023

Lockbox Type:	Hard / Springing Cash Management			Underwriting and Financial Information
Additional Debt:	Yes			TTM NOI:	NAV
Additional Debt Type (Balance):	Pari Passu ($129,000,000)			YE 2022 NOI:	NAV
				YE 2021 NOI:	NAV
				YE 2020 NOI:	NAV
				U/W Revenues:	$28,021,697
				U/W Expenses:	$4,631,757
Escrows and Reserves(3)				U/W NOI:	$23,389,940
	Initial	Monthly	Cap	U/W NCF:	$22,468,077
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.91x / 1.83x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.6% / 13.1%
Replacement Reserves	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.6% / 13.1%
TI/LC	$0	$0	NAP	Cut-off Date LTV Ratio(1):	66.2%
Other(4)	$0	Springing	NAP	LTV Ratio at Maturity(1):	66.2%

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$172,000,000	65.4%	Purchase Price	$260,000,000	98.9%
Borrower Sponsor Equity	$90,443,933	34.4%	Closing Costs	$2,963,085	1.1%
Other Sources(5)	$519,152	0.2%

Total Sources	$262,963,085	100.0%	Total Uses	$262,963,085	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Seagate Campus Whole Loan (as defined below).
(2)	Defeasance of the Seagate Campus Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) May 24, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the Seagate Campus Whole Loan to be securitized.
(3)	See “Escrows and Reserves” below.
(4)	Other reserve includes a springing free rent reserve. See “Escrows and Reserves” below.
(5)	Other Sources consist of prorated rent of approximately $519,152 from May 24, 2023 through May 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Property Type: Industrial	Loan #5	Cut-off Date Balance:	$43,000,000
Property Subtype: R&D/Manufacturing	Seagate Campus	Cut-off Date LTV:	66.2%
Address: 47488 Kato Road		U/W NCF DSCR:	1.83x
Fremont, CA 94538		U/W NOI Debt Yield:	13.6%

The Mortgage Loan. The fifth largest mortgage loan (the “Seagate Campus Mortgage Loan”) is part of a whole loan (the “Seagate Campus Whole Loan”) secured by the borrower’s fee interest in a 574,775 SF research and development / advanced manufacturing industrial property located in Fremont, California (the “Seagate Campus Property”). The Seagate Campus Whole Loan was co-originated by CREFI, UBS AG, and WFB and is comprised of seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $172,000,000. The Seagate Campus Mortgage Loan is evidenced by non-controlling note A-6, with an outstanding principal balance as of the Cut-off Date of $43,000,000. The Notes A-1, A-2, A-3, A-4, and A-5-1 have been previously securitized and the Seagate Campus Whole Loan is being serviced pursuant to the trust and servicing agreement for the Benchmark 2023-B39 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2023-B39	Yes
A-2	20,000,000	20,000,000	Benchmark 2023-B39	No
A-3	16,000,000	16,000,000	Benchmark 2023-B39	No
A-4	20,000,000	20,000,000	BBCMS 2023-C20	No
A-5-1	12,000,000	12,000,000	BBCMS 2023-C20	No
A-5-2	11,000,000	11,000,000	UBS AG	No
A-6	43,000,000	43,000,000	BANK 2023-BNK46	No
Total (Whole Loan)	$172,000,000	$172,000,000

The Borrowers and Borrower Sponsor. The borrower is MC Kato Realty LLC, a Delaware limited liability company and single-purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Seagate Campus Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Kato Road Cypress Holdings, LLC. Kato Road Cypress Holdings, LLC is an affiliate of Sixth Street, a global investment firm with over $65 billion in assets under management and committed capital.

The Property. The Seagate Campus Property is a two-story, Class A, LEED-Gold Certified, research and development / advanced manufacturing facility totaling 574,775 SF and is situated on approximately 30.0-acres in Fremont, California. The Seagate Campus Property was built in 2010 and is 100.0% leased to Seagate Technology LLC (“Seagate”). The Seagate Campus Property features 103,000 SF of class 10 to 1,000 clean rooms, a 260,000-gallon ultrapure water system, 21 kV of power, 6,000 tons of HVAC capacity, 25,000 SF of warehouse space, rooftop solar panels, a full-service cafeteria and an on-site fitness center. The warehouse space at the Seagate Campus Property features 24’ foot ceiling heights, 13 dock-high doors, one drive-in loading door, and six grade-level loading doors. The Seagate Campus Property has 705 parking stalls on site, resulting in a parking ratio of approximately 1.23 spaces per 1,000 SF. Seagate invested approximately $200,000,000 into the Seagate Campus Property in 2016 to construct the R&D labs and manufacturing clean rooms for their hard disk drive manufacturing operations. Seagate purchased the Seagate Campus Property in a sale-leaseback transaction for $260,000,000 in May 2023.

Major Tenants.

Single Tenant: Seagate (BB+/NR/BB: F/M/S&P; 574,775 SF; 100.0% of net rentable area; 100.0% of UW Base Rent; 5/31/2028 lease expiration). Founded in 1979, Seagate is a provider of data storage technology and infrastructure solutions. Seagate’s principal product is hard disk drives. Seagate also produces a range of data storage products including solid state drives, solid state hybrid drives, storage subsystems, and an edge-to-cloud mass data platform that includes data transfer shuttles and a storage-as-a-service cloud. Seagate has over 40,000 employees and uses the Seagate Campus Property as its operational headquarters.

Seagate’s lease at the Seagate Campus Property commenced in May 2023 and has a lease expiration in May 2028 with no termination options. Seagate is contractually obligated to renew its lease upon expiration of the initial five-year lease term and has two renewal options: (i) five years, with starting rent equal to the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter, and, to the extent that Seagate elects such five-year extension option, Seagate will have a subsequent renewal option for ten years, or (ii) ten years, with rent to reset to the greater of (a) the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter or (b) 90.0% of the then-fair market value rent, with 3.0% annual increases thereafter. If Seagate exercises the 10-year renewal option, the tenant is entitled to a $40,000,000 rent credit applied against monthly payments commencing with the first payment due under the extended term, until the credit is exhausted. The loan documents include a springing free rent reserve. See “Escrows and Reserves” below for further detail.

In the event of a sale of the Seagate Campus Property, the borrower is required to pay Seagate 20% of the equity proceeds exceeding $260 million ($250 million after the release of the unimproved parcel described below) provided Seagate is not in default, occupying 100% of its space, not sublet any space and not given notice to vacate. This right does not apply to any foreclosure, deed-in-lieu or similar proceeding.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Property Type: Industrial	Loan #5	Cut-off Date Balance:	$43,000,000
Property Subtype: R&D/Manufacturing	Seagate Campus	Cut-off Date LTV:	66.2%
Address: 47488 Kato Road		U/W NCF DSCR:	1.83x
Fremont, CA 94538		U/W NOI Debt Yield:	13.6%

The following table presents certain information relating to the tenancy at the Seagate Campus Property:

Sole Tenant(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date(4)	Ext. Options(4)	Term. Option (Y/N)
Sole Tenant
Seagate	BB+/NR/BB	574,775	100.0%	$43.26	$24,864,767	100.0%	5/31/2028	Various(4)	N
		574,775	100.0%	$43.26	$24,864,767	100.0%

Occupied Collateral Total		574,775	100.0%	$43.26	$24,864,767	100.0%

Vacant Space		0	0.0%

Collateral Total		574,775	100.0%

(1)	Based on the underwritten rent roll as of August 1, 2023.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	U/W Base Rent, % of Total U/W Base Rent and U/W Base Rent PSF include contractual rent steps totaling approximately $724,217 that are underwritten through June 1, 2024.
(4)	Seagate is contractually obligated to renew its lease upon expiration of the initial five-year lease term and has two renewal options: (i) five years, with starting rent equal to the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter, and, to the extent that Seagate elects such five-year extension option, Seagate will have a subsequent renewal option for ten years, or (ii) ten years, with rent to reset to the greater of (a) the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter or (b) 90.0% of the then-fair market value rent, with 3.0% annual increases thereafter.

The following table presents certain information relating to the lease rollover schedule at the Seagate Campus Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent(3)	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028(4)	1	574,775	100.0%	574,775	100.0%	$24,864,767	100.0%	$43.26
2029	0	0	0.0%	574,775	100.0%	$0	0.0%	$0.00
2030	0	0	0.0%	574,775	100.0%	$0	0.0%	$0.00
2031	0	0	0.0%	574,775	100.0%	$0	0.0%	$0.00
2032	0	0	0.0%	574,775	100.0%	$0	0.0%	$0.00
Thereafter(3)	0	0	0.0%	574,775	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	574,775	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	574,775	100.0%			$24,864,767	100.0%	$43.26
(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant leases that are not considered in this rollover schedule.
(2)	Based on the underwritten rent roll as of August 1, 2023.
(3)	U/W Base Rent, % of Total U/W Base Rent and U/W Base Rent PSF include contractual rent steps totaling approximately $724,217 that are underwritten through June 1, 2024.
(4)	Seagate is contractually obligated to renew its lease upon expiration of the initial five-year lease term and has two renewal options: (i) five years, with starting rent equal to the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter, and, to the extent that Seagate elects such five-year extension option, Seagate will have a subsequent renewal option for ten years, or (ii) ten years, with rent to reset to the greater of (a) the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter or (b) 90.0% of the then-fair market value rent, with 3.0% annual increases thereafter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Property Type: Industrial	Loan #5	Cut-off Date Balance:	$43,000,000
Property Subtype: R&D/Manufacturing	Seagate Campus	Cut-off Date LTV:	66.2%
Address: 47488 Kato Road		U/W NCF DSCR:	1.83x
Fremont, CA 94538		U/W NOI Debt Yield:	13.6%

The following table presents historical occupancy percentages at the Seagate Campus Property:

Historical Occupancy(1)

12/31/2019	12/31/2020	12/31/2021	12/31/2022	8/1/2023
NAV	NAV	NAV	NAV	100.0%

(1)	Historical occupancy is unavailable due to the acquisition of the Seagate Campus Property at origination of the Seagate Campus Whole Loan in a sale-leaseback transaction.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Seagate Campus Property:

Cash Flow Analysis(1)(2)

	U/W	%(3)	U/W $ per SF
Base Rent	$24,140,550	81.8%	$42.00
Contractual Rent Steps(4)	724,217	2.5	1.26
Gross Potential Rent	$24,864,767	84.3%	$43.26
Reimbursements	4,631,757	15.7	8.06
Net Rental Income	$29,496,523	100.0%	$51.32
(Vacancy & Credit Loss)	(1,474,826)	5.9	(2.57)
Effective Gross Income	$28,021,697	95.0%	$48.75

Real Estate Taxes	$3,021,106	10.8%	$5.26
Insurance	300,000	1.1	0.52
Management Fee	840,651	3.0	1.46
Other Operating Expenses(5)	470,000	1.7	0.82
Total Operating Expenses	$4,631,757	16.5%	$8.06

Net Operating Income	$23,389,940	83.5%	$40.69
Replacement Reserves	57,478	0.2	0.10
TI/LC	864,386	3.1	1.50
Net Cash Flow	$22,468,077	80.2%	$39.09

NOI DSCR(6)	1.91x
NCF DSCR(6)	1.83x
NOI Debt Yield(6)	13.6%
NCF Debt Yield(6)	13.1%

(1)	Based on the underwritten rent roll as of August 1, 2023.
(2)	Historical financial information is unavailable due to the acquisition of the Seagate Campus Property at origination of the Seagate Campus Whole Loan in a sale-leaseback transaction.
(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	Contractual Rent Steps totaling approximately $724,217 are underwritten through June 1, 2024.
(5)	Other Operating Expenses are primarily attributable to CAM expenses and general and administrative expenses.
(6)	NOI and NCF DSCRs and NOI and NCF Debt Yields are based on the Seagate Campus Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Seagate Campus Property of $260,000,000 as of April 13, 2023. The appraiser also concluded to a “go dark” appraised value of $212,000,000 as of April 13, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated March 9, 2023, there was no evidence of any recognized environmental conditions at the Seagate Campus Property.

Market Overview and Competition. The Seagate Campus Property is located in Fremont, California within the Silicon Valley Regional R&D market. Primary access to the Seagate Campus Property is provided by Interstate 880, which is a north-south interstate highway in the San Francisco Bay area of Northern California. Fremont is the fourth largest city in the Bay Area with a population of 230,504 as of 2020. Fremont is influenced by its proximity to Silicon Valley and the tech industry presence in the local area. Top employers in Fremont include Tesla Motors Inc, LAM Research, and Synnex Corporation, among others.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Property Type: Industrial	Loan #5	Cut-off Date Balance:	$43,000,000
Property Subtype: R&D/Manufacturing	Seagate Campus	Cut-off Date LTV:	66.2%
Address: 47488 Kato Road		U/W NCF DSCR:	1.83x
Fremont, CA 94538		U/W NOI Debt Yield:	13.6%

According to the appraisal, the Seagate Campus Property is located in the Fremont R&D submarket of the Silicon Valley Regional R&D market. As of December 31, 2022, the submarket had an inventory of approximately 18.18 million SF and a vacancy rate of 6.5%. The appraiser concluded a market rent of $3.50 PSF per month for the Seagate Campus Property.

According to the appraisal, the 2022 population and average household income within a one-, three- and five-mile radius of the Seagate Campus Property was 8,386, 56,129, and 189,822 and $219,043, $219,975 and $203,059, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Seagate Campus Property:

Market Rent Summary(1)

R&D/Manufacturing
Market Rent (PSF/month)	$3.50
Lease Term (Years)	10
Lease Type	NNN
Rent Increase Projection	3.0%/Year
Free Rent (New/Renewal)	6 mths / 0 mths
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Seagate Campus Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Montague Crossings 2520 and 2560 Junction Avenue and 541 E. Trimble Road	San Jose, CA	1985/2020	209,425	Nov-2022	$94,700,000	$452
5300-5350 Hellyer Avenue 5300-5350 Hellyer Avenue	San Jose, CA	2000/NAP	160,000	Nov-2021	$64,250,000	$402
6401-6607 Kaiser Drive 6401-6607 Kaiser Drive	Fremont, CA	1986/2014	309,387	Jul-2021	$140,000,000	$453
Mount Eden Research Park 25821-25901 Industrial Boulevard	Hayward, CA	1999/NAP	369,986	Jun-2021	$155,000,000	$419
3300 Olcott Street 3300 Olcott Street	Santa Clara, CA	1979/NAP	105,664	May-2021	$45,000,000	$426
Rio Tech Park 30-134 Rio Robles	San Jose, CA	1984/2015	377,776	Apr-2021	$169,200,000	$448
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Property Type: Industrial	Loan #5	Cut-off Date Balance:	$43,000,000
Property Subtype: R&D/Manufacturing	Seagate Campus	Cut-off Date LTV:	66.2%
Address: 47488 Kato Road		U/W NCF DSCR:	1.83x
Fremont, CA 94538		U/W NOI Debt Yield:	13.6%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Seagate Campus Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	% Office	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Base Rent PSF/Month	Lease Type
Seagate Campus (Subject) 47488 Kato Road Fremont, CA	2010/2016	574,775(2)
Park Point 135 and 155 N. McCarthy Boulevard Milpitas, CA	2001/2019	471,877	70%	Becton, Dickinson and Company	239,529	May-2022	15.0 Yrs.	$2.95	NNN
Mission Technology Park 2421 Mission College Boulevard Santa Clara, CA	1983/2021	102,058	80%	Nvidia Corporation	102,058	Jul-2022	10.5 Yrs.	$3.70	NNN
3151 Zanker Road San Jose, CA	1990/2020	201,500	30%	NIO	201,500	Jul-2022	10.0 Yrs.	$2.65	NNN
3300 Olcott Street Santa Clara, CA	1979/1981	105,664	80%	Gigamon Inc.	105,664	Sep-2022	8.0 Yrs.	$3.35	NNN
Central Technology Park 3410 Central Expressway Santa Clara, CA	1981/2016	104,179	70%	Intuitive Surgical, Inc.	104,179	Jan-2023	3.3 Yrs.	$2.95	NNN
150-160 Baytech Drive San Jose, CA	1997/NAP	158,221	40%	Procept Biorobotics Corporation	158,221	Jan-2023	10.0 Yrs.	$2.25	NNN
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

Escrows.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve account 1/12th of the taxes that the lender estimates will be payable by the borrower over the next ensuing 12-month period; provided, however, so long as the Reserve Waiver Conditions (as defined below) are satisfied, the monthly tax deposits will be suspended.

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve account 1/12th of an amount which would be sufficient to pay the insurance premiums due by the borrower for the renewal of the coverage afforded by the insurance policies; provided, however, so long as the Reserve Waiver Conditions are satisfied, the monthly insurance deposits will be suspended.

Free Rent Reserve – To the extent that Seagate exercises its ten-year extension option in accordance with the Seagate Campus Whole Loan documents and the Seagate lease, then commencing March 6, 2027 and ending June 6, 2028, the borrower will be required to deposit into a free rent account approximately $1,159,492 on each monthly payment date.

“Reserve Waiver Conditions” means each of the following conditions: (i) the Specified Tenant (as defined below) continues to make its payments and perform the obligations required under the applicable Specified Tenant lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and delivers evidence of the same by no later than the dates required in the Seagate Campus Whole Loan documents, (ii) the Single Tenant Condition (as defined below) is satisfied and (iii) no Trigger Period (as defined below) has occurred and is continuing.

“Single Tenant Condition” means (i) a Single Tenant Lease (as defined below) is in full force and effect, (ii) no Specified Tenant Trigger Period (as defined below) is ongoing with respect to such lease, and (iii) no event of default has occurred and is then continuing.

“Single Tenant Lease” means the Seagate lease (or a single replacement lease with an un-affiliated third party which is entered into in accordance with the terms of the Seagate Campus Whole Loan documents) whereby the entirety of the Seagate Campus Property is demised pursuant to such lease and the applicable lease is a “triple net” lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Property Type: Industrial	Loan #5	Cut-off Date Balance:	$43,000,000
Property Subtype: R&D/Manufacturing	Seagate Campus	Cut-off Date LTV:	66.2%
Address: 47488 Kato Road		U/W NCF DSCR:	1.83x
Fremont, CA 94538		U/W NOI Debt Yield:	13.6%

A “Specified Tenant” means (i) Seagate, (ii) any other lessee(s) of the Specified Tenant space (or any portion thereof) and (iii) any guarantor(s) of the applicable related Specified Tenant lease(s).

Lockbox and Cash Management. The Seagate Campus Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver a notice to Seagate directing it to remit all payments due under its lease directly to the lender-controlled lockbox account. The borrower is required to immediately deposit, or cause the property manager to immediately deposit, all revenue derived from the Seagate Campus Property into the lockbox account. All funds deposited into the lockbox are required to be released to the borrower on each business day unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Seagate Campus Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will be applied in accordance with the Seagate Campus Whole Loan documents.

A “Trigger Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio falling below 1.10x (“DSCR Trigger”), tested quarterly. Provided, however, no DSCR Trigger will be deemed to exist to the extent that the Single Tenant Condition is satisfied; or
(iii)	the occurrence of a Specified Tenant Trigger Period (as defined below).

A Trigger Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.10x for one calendar quarter; or
●	with regard to clause (iii), the Specified Tenant Trigger Period ceases to exist based on conditions described below.

A “Specified Tenant Trigger Period” means the earliest to occur of the following:

(i)	a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond all applicable notice and cure periods (including, without limitation, for the avoidance of doubt, Seagate’s failure to post the letter of credit (as defined in and when required under the Seagate lease));
(ii)	a Specified Tenant failing to be in actual, legal possession of its space (or applicable portion thereof);
(iii)	other than in connection with a Permitted Dark Event (as defined below), a Specified Tenant failing to be open for business during customary hours and “going dark” in greater than 50% of the Specified Tenant space (or applicable portion thereof), as evidenced by a quarterly certification provided by the borrower;
(iv)	a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space;
(v)	any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect;
(vi)	any bankruptcy or similar insolvency of a Specified Tenant; or
(vii)	if, as of December 6, 2031 (the “Specified Tenant Extension Test Date”), the Specified Tenant has failed to extend or renew the Specified Tenant lease in accordance with the Seagate Campus Whole Loan documents, then a Specified Tenant Trigger Period will commence on the Specified Tenant Extension Test Date.

Provided, however, that no Specified Tenant Trigger Period will be deemed to exist pursuant to clauses (i) – (vi) above during any period that the Collateral Cure Conditions (as defined below) are satisfied).

A Specified Tenant Trigger Period will end upon the occurrence of the following:

●	the lender’s receipt of evidence reasonably acceptable to the lender of (a) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), or (b) the borrower re-tenanting the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the terms and conditions of the Seagate Campus Whole Loan documents and, except to the extent the replacement lease is a Single Tenant Lease, the lender having determined that the debt service coverage ratio equals or exceeds 1.25x, and sufficient funds to cover all anticipated leasing costs in connection with the applicable Specified Tenant space have been accumulated in the excess cash flow account.

“Specified Tenant Cure Conditions” means each of the following, as applicable:

(i)	with respect to a Specified Tenant Trigger Period described in clause (i) the applicable Specified Tenant has cured all monetary and material non-monetary defaults;
(ii)	with respect to a Specified Tenant Trigger Period described in clause (ii) and (iii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and, unless a Permitted Dark Event is ongoing with respect to the applicable Specified Tenant, open for business during customary hours and not “dark” in 50% of more of the Specified Tenant space (or applicable portion thereof);
(iii)	with respect to a Specified Tenant Trigger Period described in clause (iv) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the Specified Tenant lease as being in full force and effect;
(iv)	with respect to a Specified Tenant Trigger Period described in clause (vii) the applicable Specified Tenant has renewed or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Property Type: Industrial	Loan #5	Cut-off Date Balance:	$43,000,000
Property Subtype: R&D/Manufacturing	Seagate Campus	Cut-off Date LTV:	66.2%
Address: 47488 Kato Road		U/W NCF DSCR:	1.83x
Fremont, CA 94538		U/W NOI Debt Yield:	13.6%

extended the applicable Specified Tenant lease in accordance with the terms of the Seagate Campus Whole Loan documents and the Specified Tenant lease for the Specified Tenant renewal term;

(v)	with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, (1) the Specified Tenant has affirmed the Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction or (2) the Specified Tenant lease has been assumed by the Specified Tenant under the Specified Tenant lease and assigned to a third party in compliance with the assignment and assumption requirements of the Specified Tenant lease, without modification of such Specified Tenant lease or any guaranty thereof, in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court; or
(vi)	with respect to a Specific Tenant Trigger Period described in clause (iv) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease (unless a free rent period or similar rent concession is ongoing and all such free rent or the amount of the similar concession is reserved with the lender).

A “Permitted Dark Event” will be deemed to occur with respect to a tenant that has discontinued operations or “gone dark” in all or any portion of the premises demised pursuant to its lease to the extent one or more of the following conditions is satisfied:

(i)	such discontinuation is in order to comply with governmental restrictions which restrict the use or occupancy of the Seagate Campus Property as a result of, or otherwise in connection with, the COVID-19 pandemic or any other pandemic or epidemic and the applicable tenant resumes operations in its demised premises within 90 days after such governmental restrictions are lifted;

(ii) such discontinuation: (x) is related to ongoing standard and customary upgrades or renovations by the applicable tenant to its premises pursuant to its lease, (y) such tenant is pursuing the applicable upgrades or renovation in a good faith diligent manner, and (z) the applicable closure is not anticipated to and does not actually last for a period in excess of 90 days;

(iii) such discontinuation is in connection with an ongoing restoration of the Seagate Campus Property by the borrower in accordance with the Seagate Campus Whole Loan documents, and the applicable tenant resumes operations in its demised premises within 90 days after the applicable restoration is complete; or

(iv) day-to-day fluctuation (as opposed to systematic discontinuance) in use of the premises pursuant to the applicable lease as a result of the existence of “work from home”, “flex work” or similar policies of the tenant with respect to its employees such that a portion of said employees are not physically present at the Seagate Campus Property during all or a portion of regular working hours on any given day and whereby the following conditions remain satisfied: (x) such tenant’s business continues to be generally administered in a manner that requires physical space similar to the premises, (y) a majority of such tenant’s premises remains available and functional for the use contemplated by such tenant’s lease and (z) onsite staff remain in place during normal business hours at the applicable premises to implement and provide standard and customary administrative services with respect to the applicable space (i.e. mailroom, reception, administrative assistance, etc.).

A “Collateral Cure Conditions” will be deemed to exist if the borrower deposits cash into an account with the lender or delivers to the lender a letter of credit which serves as additional collateral for the Seagate Campus Whole Loan, in an amount equal to the Collateral Deposit Projection Amount (as defined below) if and to the extent a Trigger Period were to remain ongoing and as long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period on each one year anniversary of the date that the borrower made such deposit (or delivered such letter of credit), the borrower is required to deposit additional cash collateral in the amount of the Collateral Deposit Projection Amount (as determined by the lender for the 12-month period following such anniversary date) or increase the amount of the letter of credit by an amount equal to the Collateral Deposit Projection Amount for the 12-month period following said anniversary date (as applicable). The collateral referenced in this definition is required to be returned to the borrower, provided that no other Trigger Period is then ongoing, at such time as the Trigger Period that the Collateral Cure Conditions relate to would have been cured had the borrower not satisfied the Collateral Cure Conditions.

A “Collateral Deposit Projection Amount” shall mean as of the date of any determination, the sum of (x) all annualized rents as set forth on the then current rent roll plus (y) any other operating income for the Seagate Campus Property for the 12-month period following the date of determination, less any amounts due and payable pursuant to the cash management provisions of the Seagate Campus Whole Loan documents.

Property Management. The Seagate Campus Property is self-managed.

Outparcel Partial Release. The Seagate Campus Whole Loan documents permit the borrower to obtain a free release of the unimproved parcel at the Seagate Campus Property (the “Unimproved Parcel”) at any time after the earlier to occur of (x) 60 days following the closing date of the last note of the Seagate Campus Whole Loan to be securitized and (y) May 24, 2024, provided that no event of default has occurred and is continuing, and upon satisfaction of certain conditions set forth in the Seagate Campus Whole Loan documents, including, without limitation, the following: (i) the borrower provides the lender with reasonable evidence that (A) the remaining property encumbered by the lien of the Seagate Campus Whole Loan documents complies in all material respects with all legal requirements (including, without limitation, all zoning (including any parking requirements) and building codes) and release of the Unimproved Parcel will not cause any leases to be violated in any material respects, (B) the remaining property will constitute a separate and legal lot for tax, subdivision, assessment and zoning purposes, (C) the release of the Unimproved Parcel will not materially adversely affect ingress or egress to or from the remaining property or access to utilities for the remaining property, (D) no improvements (other than surface improvements such as paving, curb cuts, lighting, gating, fencing, utility installations, sheds or trailers) will be constructed on the Unimproved Parcel between the origination of the Seagate Campus Whole Loan and the date the Unimproved Parcel is released, (E) the documents with respect to release of the Unimproved Parcel will not impose any new obligations upon, or otherwise further burden, the remaining property in any material way except in accordance with a new easement or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Property Type: Industrial	Loan #5	Cut-off Date Balance:	$43,000,000
Property Subtype: R&D/Manufacturing	Seagate Campus	Cut-off Date LTV:	66.2%
Address: 47488 Kato Road		U/W NCF DSCR:	1.83x
Fremont, CA 94538		U/W NOI Debt Yield:	13.6%

amendment to any applicable property document or other cross-easement agreement acceptable to the lender in its reasonable discretion, (F) the borrower has obtained or caused to be obtained all necessary approvals, consents or permits with respect to the release of the Unimproved Parcel, (G) the documents executed in connection with the conveyance of the Unimproved Parcel must be reasonably acceptable to the lender, and (H) the release of the Unimproved Parcel will not (1) give rise to any right of any tenant at the Seagate Campus Property to terminate its lease or abate or reduce the rent payable thereunder or (2) otherwise have a material adverse effect, (ii) the borrower has delivered a REMIC opinion.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer. In the event Seagate exercises its five-year renewal option (but not if it exercises its initial ten-year renewal option), Seagate will have a right of first offer to acquire the property during the initial five years of the five-year renewal option (but not during the subsequent second 10-year renewal option, if exercised).

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Seagate Campus Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Property Type: Office	Loan #6	Cut-off Date Balance:	$42,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: 1201 Third Avenue		U/W NCF DSCR:	2.76x
Seattle, WA 98101		U/W NOI Debt Yield:	17.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Property Type: Office	Loan #6	Cut-off Date Balance:	$42,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: 1201 Third Avenue		U/W NCF DSCR:	2.76x
Seattle, WA 98101		U/W NOI Debt Yield:	17.7%

1201 3RD AVENUE | FLOORS 55-29

Floor	Tenant	Tenant	Tenant	Tenant	Tenant
55	Storage-Perkins Coie 3,188 SF 12/2026				
54	Boston Consulting Group 20,335 SF 12/2026				
53	Raymond James & Associates Inc 5,526 SF 11/2023	Storage 129 SF 8/2028	Boston Consulting Group 4,904 SF 12/2026		
52	Boston Consulting Group 9,765 SF 1/2027	Boston Consulting Group (Sublease to Wirpo to OctoML) 9,765 SF 1/2027	Biomat USA 6,817 SF 6/2024		
51	Vacant 9,156 SF	Storage (RE Lee) 163 SF 8/2028	Ogletree, Deakins 8,231 SF 5/2028		
50	BNY Mellon Wealth MGMT 11,631 SF 12/2025	Trend Micro Inc. 3,270 SF 10/2023	Becker Capital Management 1,126 SF 12/2026	Douglas J. Donnelly 1,206 SF 4/2023	Vacant 176 SF
49	Perkins Coie 17,095 SF 12/2026				
48	Perkins Coie 17,095 SF 12/2026				
47	Perkins Coie 20,933 SF 12/2026				
46	Perkins Coie 20,933 SF 12/2026				
45	Perkins Coie 20,933 SF 12/2026				
44	Perkins Coie 23,400 SF 12/2026				
43	Perkins Coie 22,841 SF 12/2026				
42	Perkins Coie 22,744 SF 12/2026				
41	Perkins Coie 22,859 SF 12/2026				
40	Perkins Coie 22,911 SF 12/2026				
39	Perkins Coie 17,482 SF 12/2026	Perkins Coie 5,460 SF 12/2026			
38	Vacant 16,349 SF	Vacant 3,474 SF	Intact Insurance 3,745 SF 8/2026		
37	Vacant 11,301 SF	Bloomberg 4,159 SF 1/2028	Christensen O'Connor 4,975 SF 8/2028	Christensen O'Connor 3,175 SF 8/2028	
36	Christensen O'Connor 23,441 SF 8/2028				
35	P2S Inc. 23,640 SF 9/2036				
34	Keller Rohrbach 22,994 SF 8/2034				
33	Vacant 8,813 SF	Ankura Consulting 5,040 SF 11/2027	Vacant 8,502 SF		
32	Vacant 22,205 SF				
31	Vacant 22,580 SF				
30	Bentall Kennedy 20,034 SF 6/2030	Vacant 52 SF	Vacant 252 SF	Gregory Simmons Group 2,705 SF 3/2029	
29	Kimley-Horn 23,029 SF 1/2034				

Vacant | Building | MTM | 2023 – 2024 | 2025 – 2026 | 2027 – 2028 | 2029+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Property Type: Office	Loan #6	Cut-off Date Balance:	$42,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: 1201 Third Avenue		U/W NCF DSCR:	2.76x
Seattle, WA 98101		U/W NOI Debt Yield:	17.7%

1201 3RD AVENUE | FLOORS 28-1

Floor	Suites (left to right)
28	Kimley-Horn 23,029 SF 1/2034
27	Wright Runstad 11,885 SF 7/2024; Storage (WR) 118 SF 12/2043; Vacant 11,161 SF
26	Anchor QEA, LLC 23,029 SF 7/2029
25	Vacant 15,891 SF; Vacant 288 SF; Ipsos-Insight, LLC 7,011 SF 6/2025
24	WeWork 23,027 SF 6/2034
23	WeWork 23,027 SF 6/2034
22	WeWork 23,027 SF 6/2034
21	WeWork 23,027 SF 6/2034
20	WeWork 22,571 SF 6/2034
19	JP Morgan 22,571 SF 1/2030
18	Accolade, Inc. 22,573 SF 3/2030
17	Accolade, Inc. 22,510 SF 3/2030
16	NRC Health (Sublease to Rightcrowd Software) 4,267 SF 8/2025; Vacant 13,148 SF; Vacant 2,020 SF; Vacant 3,248 SF
15	Vacant 14,156 SF; Mitsui & Co 3,235 SF 3/2026; Vacant 5,389 SF
14	Vacant 22,706 SF
12	Taiwan Cooperative Bank LTD 7,199 SF 2/2026; Perkins Coie 14,925 SF 12/2026
11	Perkins Coie 22,022 SF 12/2026
10	Perkins Coie 22,022 SF 12/2026
9	MUFG Union Bank 12,022 SF 12/2026; Vacant 10,708 SF
8	ABD Insurance 9,340 SF 8/2023; Vacant 5,263 SF; LTK Consulting Services 4,899 SF 8/2027; LTK Consulting Services 2,988 SF 8/2027
7	Hargis Engineering 10,909 SF 12/2024; Hargis Engineering 11,431 SF 12/2024
6	Hargis Engineering 22,269 SF 12/2024
5	Puget Sound Regional Council 21,426 SF 12/2036; Management Office 3,125 SF; Shea Carr & Jewell 4,610 SF 2/2025
4	Cascadia Law Group 3,104 SF 3/2025; Fitness & Conference Center 10,292 SF
3	JP Morgan Chase Bank 7,678 SF 12/2023; Starbucks 1,470 SF 9/2025; Cascadia Law Group 3,002 SF 3/2025; Art Gallery 579 SF 12/2042; Chase's Downtown Inc 1,008 SF 10/2024; Vacant 1,319 SF
2	Melange Market 1,604 SF 1/2030; Peter Lopez Salon LLC 422 SF 12/2028
1	Melange Market 422 SF 1/2030; Vacant 464 SF; Urban League of Metro Seattle (Sublease to Pan African Center for Empowerment) 2,070 SF 3/2038; Vacant 8,021 SF; Shoe Express 340 SF MTM; TVG Medulla 1,499 SF 12/2025

Vacant | Building | MTM | 2023 – 2024 | 2025 – 2026 | 2027 – 2028 | 2029+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Property Type: Office	Loan #6	Cut-off Date Balance:	$42,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: 1201 Third Avenue		U/W NCF DSCR:	2.76x
Seattle, WA 98101		U/W NOI Debt Yield:	17.7%

1201 Third Avenue
1201 Third Avenue
Seattle, WA 98101
SEATTLE
Belltown
Downtown
First Hill
Yesler Terrace
International District
PIONEER SQUARE
PIKE PLACE MARKET
PIKE-PINE CORRIDOR
RETAIL CORRIDOR
KING COUNTY
Elliott Bay
Puget Sound
AMAZON HEADQUARTERS
1918 8th Ave
Westin Building Exchange
Fourth & Blanchard
Westin Seattle
Pacific Place
1600 Seventh
Paramount Theatre
Nordstrom
Westlake Center
Washington State Convention Center
Two Union Square
One Union Square
US Bank Centre
Union Square
The 5th Avenue Theater
Rainier Tower
Puget Sound Plaza
Benaroya Hall
Seattle Art Museum
Russell Investment Center
Town Hall Seattle
Freeway Park
Virginia Mason Medical Ctr.
Swedish Hospital - First Hill Campus
Seattle University
Seattle Central College
Bobby Morris Playfield
Melrose Market
Seattle Public Library
1111 3rd Ave
Safeco Plaza
901 5th Ave
Bank of America 5th Ave Plaza
4th and Madison
Wells Fargo Center
1000 2nd Ave
Seattle Municipal Tower
Columbia Center
Seattle City Hall
Harborview Medical Center
Smith Tower
Seattle Aquarium
Waterfront Park
Seattle Great Wheel
Pier 55
Piers 62 & 63
SEATTLE FERRY TERMINAL
SEATTLE-VICTORIA
SEATTLE-BRIDGEMONT
SEATTLE-BAINBRIDGE
SEATTLE-BREMERTON
SEATTLE-VASHON
Occidental Square
Klondike Gold Rush Natl. Historic Monument
Union Station
Historic Chinatown Gate
Canton Alley
Kobe Terrace Park
Lumen Field
Sea-Tac Intl. Airport 14 miles
Link Light Rail 1 Line
SOUNDER
STREETCAR
MONORAIL
FIRST HILL LINE
STREETCAR FIRST HILL
TACOMA/SEATTLE LINE
SR 99 Tunnel
Westlake & 9th
Westlake & 7th
Pacific Place
Westlake
Convention Place
University St.
Pioneer Sq.
KING STREET
Occidental Mall/ Pioneer Square
5th & Jackson
7th & Jackson
Intl. District Chinatown
Charles Street
B'Way & Pine
B'Way & Pike
B'Way & E. Marion
B'Way & Marion
B'Way & E. Terrace
B'Way & Terrace
Broadway & E. Yesler
Broadway & Yesler
5th Ave
4th Ave
3rd Ave
2nd Ave
1st Ave
Bell St
Blanchard St
Stewart St
Olive Way
Howell St
Pine St
Pike St
Union St
University St
Seneca St
Spring St
Madison St
Marion St
Columbia St
Cherry St
James St
Jefferson St
Alder St
Yesler Way
S. Washington St
S. Main St
S. Jackson St
S. King St
S. Weller St
S. Lane St
S. Dearborn St
E. Union St
Boylston Ave
Harvard Ave
Broadway
Boren Ave
Terry Ave
6th Ave
7th Ave
8th Ave
9th Ave
Boren Ave S.
Alaskan Way
Occidental Ave S.
1st Ave S.
4th Ave S.
7th Ave S.
10th Ave S.
Airport Way
99
5
90
Shoreline
Kenmore
Cottage Lake
Inglewood-Finn Hill
Kirkland
Redmond
Union Hill-Novelty Hill
Ballard
Fremont
Queen Anne
University District
Clyde Hill
Medina
Capitol Hill
BELLEVUE
Lake Washington
Lake Sammamish
Sammamish
Mercer Island
Newcastle
Issaquah
White Center
Tukwila
Burien
Sea-Tac
Renton
East Renton Highlands
KING COUNTY
SEATTLE
Puget Sound
West Seattle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

No. 6 – 1201 Third Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment	[Aa1(sf)/BBB+sf/A-(sf)]			Property Type – Subtype:	Office – CBD
(Moody’s/Fitch/KBRA):				Location:	Seattle, WA
Original Principal Balance(1):	$42,000,000			Size:	1,129,710 SF
Cut-off Date Balance(1):	$42,000,000			Cut-off Date Balance Per SF(1):	$150
% of Initial Pool Balance:	5.8%			Maturity Date Balance Per SF(1):	$150
Loan Purpose:	Refinance			Year Built/Renovated:	1988/NAP
Borrower Sponsors:	MetLife, Inc. and New York Common			Title Vesting:	Fee
	Retirement Fund			Property Manager:	Wright Runstad Associates
Guarantor(2):	NAP				Limited Partnership
Mortgage Rate:	5.5850%			Current Occupancy (As of):	81.1% (1/1/2023)
Note Date:	February 10, 2023			8/31/2022 Occupancy	80.7%
Seasoning:	5 months			YE 2021 Occupancy:	87.4%
Maturity Date:	March 9, 2028			YE 2020 Occupancy:	94.4%
IO Period:	60 months			YE 2019 Occupancy:	95.7%
Loan Term (Original):	60 months			Appraised Value:	$556,500,000
Amortization Term (Original):	NAP			Appraised Value Per SF:	$493
Loan Amortization Type:	Interest Only			Appraisal Valuation Date:	December 1, 2022
Call Protection:	L(24),YM1(5),DorYM1(24),O(7)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes			Underwriting and Financial Information
Additional Debt Type				YE 2022 NOI:	$31,394,453
(Balance)(1)(3):	Pari Passu ($128,000,000)			YE 2021 NOI:	$33,049,379
				YE 2020 NOI:	$36,494,642
				YE 2019 NOI:	$32,067,288
				U/W Revenues:	$51,349,507
Escrows and Reserves(4)				U/W Expenses:	$21,283,998
	Initial	Monthly	Cap	U/W NOI:	$30,065,509
Taxes	$0	Springing	NAP	U/W NCF:	$26,556,863
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.12x / 2.76x
Rollover Reserve	$17,567,429	$0	NAP	U/W Debt Yield based on NOI/NCF(1):	17.7% / 15.6%
Free Rent Reserve	$3,755,350	$0	NAP	U/W Debt Yield at Maturity based on	17.7% / 15.6%
				NOI/NCF(1):
				Cut-off Date LTV Ratio(1):	30.5%
				LTV Ratio at Maturity(1):	30.5%

Sources and Uses
Sources			Uses
Whole loan amount	$170,000,000	65.4%	Loan payoff	$236,517,648	91.0%
Borrower Equity	89,973,080	34.6	Closing Costs	2,132,653	0.8
			Reserves:	21,322,779	8.2
Total Sources	$259,973,080	100.0%	Total Uses	$259,973,080	100.0%
(1)	The 1201 Third Avenue Mortgage Loan (as defined below) is part of the 1201 Third Avenue Whole Loan (as defined below), which is comprised of seven pari passu senior promissory notes with an aggregate original principal balance of $170,000,000 (collectively, the “1201 Third Avenue Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate Cut-off Date principal balance of the 1201 Third Avenue Whole Loan.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1201 Third Avenue Whole Loan.
(3)	See “The Mortgage Loan” for a discussion of additional indebtedness.
(4)	See “Escrows” below for further discussion of reserve requirements.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Property Type: Office	Loan #6	Cut-off Date Balance:	$42,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: 1201 Third Avenue		U/W NCF DSCR:	2.76x
Seattle, WA 98101		U/W NOI Debt Yield:	17.7%

The Mortgage Loan. The sixth largest mortgage loan (the “1201 Third Avenue Mortgage Loan”) is part of a whole loan (the “1201 Third Avenue Whole Loan”) with an original principal balance of $170,000,000. The 1201 Third Avenue Whole Loan is secured by a first priority fee mortgage encumbering a 1,129,710 square foot Class A office property in Seattle, Washington (the “1201 Third Avenue Property”). The 1201 Third Avenue Whole Loan is comprised of seven pari passu senior promissory notes in the aggregate original principal balance of $170,000,000. The 1201 Third Avenue Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”) and JP Morgan Chase Bank, N.A. (“JPMCB”). The controlling note A-2 with an original principal balance of $42,000,000, represents the 1201 Third Avenue Mortgage Loan and will be included in the BANK 2023-BNK46 securitization trust. The remaining 1201 Third Avenue pari passu notes have either been contributed to other securitization transactions as described in the table below or are currently held by MSBNA and are expected to be contributed to one or more future securitization transactions. The 1201 Third Avenue Whole Loan will be serviced under the BANK 2023-BNK46 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$30,000,000	$30,000,000	BANK5 2023-5YR1	No
A-1-2	$20,000,000	$20,000,000	MSBNA	No
A-1-3	$10,000,000	$10,000,000	BANK5 2023-5YR2	No
A-2	$42,000,000	$42,000,000	BANK 2023-BNK46	Yes
A-3	$40,000,000	$40,000,000	Benchmark 2023-B38	No
A-4-1	$20,000,000	$20,000,000	Benchmark 2023-B38	No
A-4-2	$8,000,000	$8,000,000	Benchmark 2023-V2	No
Total (Whole Loan)	$170,000,000	$170,000,000

The Borrower and Borrower Sponsors. The borrower is 1201 Tab Owner, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower is indirectly owned and controlled 50% by MetLife, Inc. (“MetLife”) and 50% by New York Common Retirement Fund (together, the “Borrower Sponsor”), with MetLife acting as managing partner. MetLife’s real estate platform invests in real estate products including commercial mortgages and equities. MetLife has over 200 senior real estate professionals across seven regional offices. New York Common Retirement Fund is one of the largest public pension plans in the United States, with over one million New York State and local retirement system members, retirees and beneficiaries. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1201 Third Avenue Whole Loan.

The Property. The 1201 Third Avenue Property is a Class A, 55-story office property totaling 1,129,710 square feet located in Seattle, Washington. It is the third-tallest building in the city, the eighth-tallest on the West Coast of the United States, and the 97th-tallest in the United States. Construction began in 1986 and finished in 1988. The 1201 Third Avenue Property was designed by Kohn Pedersen Fox Associates and The McKinley Architects. The building was the world headquarters of the financial company Washington Mutual from the building's opening until 2006, when the company moved across the street to the WaMu Center. MetLife Real Estate Investments and Clarion Partners bought the building in 2012 for $548.8 million. The 1201 Third Avenue Property features an on-site amenity package, including a fitness center, yoga room, locker room with showers, bike storage, electric vehicle charging, multiple outdoor seating areas, conference rooms and on-site management. Since 2013, approximately $26.5 million was spent on common area improvements and repair and maintenance at the 1201 Third Avenue Property including main lobby renovations, restroom renovations, atrium renovations, a new tenant bike commuting center, lighting, elevator and escalator upgrades and more. In addition, the 1201 Third Avenue Property is undergoing a $12.0 million renovation targeted towards upgrading the common areas. The building has received two LEED Certifications - Gold and Platinum in 2011 and 2010, as well as earning the Energy Star in 2007, 2010 and 2011. The 1201 Third Avenue Property is 81.1% occupied by 48 tenants as of January 1, 2023.

Major Tenants.

Perkins Coie (296,843 square feet, 26.3% of net rentable area, 32.9% of underwritten rent). With more than 1,200 lawyers in offices across the United States and Asia, Perkins Coie is an international law firm that provides corporate, commercial litigation, intellectual property and regulatory legal advice to a broad range of clients ranging from industry leaders to public and not-for-profit organizations. Perkins Coie has been a tenant at the 1201 Third Avenue Property since 2012, has a lease expiration date of December 31, 2026, and has five 5-year renewal options remaining. Perkins Coie may terminate its lease at any time within the last 2 years of its term with 15 months’ notice.

WeWork (114,679 square feet, 10.2% of net rentable area, 12.9% of underwritten rent). Founded in 2010, WeWork provides companies and individual people alike shared access to flexible workspaces across the globe through its membership-based business model. WeWork’s consolidated real estate portfolio in the third quarter of 2022 consisted of 647 locations, which supported approximately 756,000 workstations and 536,000 physical memberships. The location at 1201 Third Avenue is one of eight in Seattle. The tenant remained current on rent with no concessions or delayed payments throughout the COVID-19 pandemic. WeWork has been a tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Property Type: Office	Loan #6	Cut-off Date Balance:	$42,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: 1201 Third Avenue		U/W NCF DSCR:	2.76x
Seattle, WA 98101		U/W NOI Debt Yield:	17.7%

at the 1201 Third Avenue Property since 2019, has a lease expiration date of June 30, 2034, and has two 5-year renewal options remaining. The tenant on the lease is 1201 3rd Avenue Tenant LLC, a subsidiary of WeWork.

Accolade, Inc. (45,083 square feet, 4.0% of net rentable area, 5.6% of underwritten rent). Accolade, Inc. (“Accolade”) provides care delivery, navigation and advocacy services. Since its foundation in 2009, this has been done by using a personalized healthcare approach that provides technology-enabled solutions that help people better understand, navigate, and utilize the healthcare system and their workplace benefits. Accolade has six offices across the United States and one office in Prague, Czech Republic. Accolade has been a tenant at the 1201 Third Avenue Property since 2019, has a lease expiration date of March 31, 2030, and has one 7-year renewal option remaining. Accolade may terminate its lease as of October 31, 2027, with notice by July 31, 2026.

The following table presents certain information relating to the tenancy at the 1201 Third Avenue Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Perkins Coie(3)	NR/NR/NR	296,843	26.3%	$49.88	$14,807,035	32.9%	12/31/2026	5x5 yr	Y
WeWork(4)	NR/CC/NR	114,679	10.2%	$50.50	$5,791,290	12.9%	6/30/2034	2x5 yr	N
Kimley-Horn(5)	NR/NR/NR	46,058	4.1%	$49.00	$2,256,842	5.0%	12/31/2034	None	Y
Accolade, Inc.(6)	NR/NR/NR	45,083	4.0%	$56.29	$2,537,722	5.6%	3/31/2030	1x7 yr	Y
Boston Consulting Group(7)	NR/NR/NR	42,644	3.8%	$55.69	$2,374,894	5.3%	Various	2x5 yr	N
Total Major Tenants		545,307	48.3%	$50.92	$27,767,783	61.7%

Non-Major Tenants		371,235	32.9%	$46.42	$17,233,409	38.3%
Occupied Collateral Total		916,542	81.1%	$49.10	$45,001,191	100.0%

Vacant Space		213,168	18.9%

Collateral Total		1,129,710	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Perkins Coie may terminate its lease at any time within the last 2 years of its term with 15 months’ notice.
(4)	The tenant on the lease is 1201 3rd Avenue Tenant LLC, a subsidiary of WeWork.
(5)	Kimley-Horn’s lease is expected to commence on January 1, 2024 and $1,396,142 of free rent has been escrowed at closing. Kimley-Horn has the right to terminate its lease as of December 31, 2031, with notice by December 31, 2030, and the payment of a termination fee.
(6)	Accolade may terminate its lease as of October 31, 2027, with notice by July 31, 2026.
(7)	Boston Consulting Group leases 25,239 square feet expiring on December 31, 2026 and 17,405 square feet expiring on January 31, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Property Type: Office	Loan #6	Cut-off Date Balance:	$42,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: 1201 Third Avenue		U/W NCF DSCR:	2.76x
Seattle, WA 98101		U/W NOI Debt Yield:	17.7%

The following table presents certain information relating to the lease expiration schedule at the 1201 Third Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Annual U/W Gross Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	6	27,360	2.4%	27,360	2.4%	$1,427,210	3.2%	$52.16
2024	4	64,319	5.7%	91,679	8.1%	$2,828,492	6.3%	$43.98
2025	7	36,594	3.2%	128,273	11.4%	$1,784,818	4.0%	$48.77
2026	7	349,409	30.9%	477,682	42.3%	$17,644,879	39.2%	$50.50
2027	3	30,332	2.7%	508,014	45.0%	$1,502,573	3.3%	$49.54
2028	6	44,695	4.0%	552,709	48.9%	$2,321,506	5.2%	$51.94
2029	2	25,734	2.3%	578443	51.2%	$1,312,416	2.9%	$51.00
2030	4	89,714	7.9%	668,157	59.1%	$4,824,897	10.7%	$53.78
2031	0	0	0.0%	668157	59.1%	$0	0.0%	$0.00
2032	0	0	0.0%	668,157	59.1%	$0	0.0%	$0.00
2033	1	3,394	0.3%	671,551	59.4%	$192,270	0.4%	$56.65
Thereafter	10	244,991	21.7%	916,542	81.1%	$11,162,132	24.8%	$45.56
Vacant	0	213,168	18.9%	1,129,710	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	50	1,129,710	100.0%			$45,001,191	100.0%	$49.10
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Wtd. Avg. Annual U/W Gross Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 1201 Third Avenue Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	8/31/2022(1)	1/1/2023(2)
95.7%	94.4%	87.4%	80.7%	81.1%
(1)	Provided by the borrower sponsor.
(2)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Property Type: Office	Loan #6	Cut-off Date Balance:	$42,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: 1201 Third Avenue		U/W NCF DSCR:	2.76x
Seattle, WA 98101		U/W NOI Debt Yield:	17.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1201 Third Avenue Property:

Cash Flow Analysis

	2019	2020	2021	2022	U/W	%(1)	U/W $ per SF
Base Rent(2)	$42,360,410	$48,375,162	$46,567,269	$44,698,404	$43,817,168	85.3%	$38.79
Rent Steps	0	0	0	0	1,184,024	2.3	1.05
Free Rent	0	0	0	(253,395)	0	0.0	0.00
Straight Line Rent(3)	0	0	0	0	92,088	0.2	0.08
Gross Potential Rent	$42,360,410	$48,375,162	$46,567,269	$44,445,009	$45,093,280	87.8%	$39.92
Other Income(4)	4,616,529	3,462,362	1,895,109	2,865,093	2,472,899	4.8	2.19
Expense Reimbursements	2,501,140	3,336,098	4,404,048	4,486,110	3,783,328	7.4	3.35
Net Rental Income	$49,478,079	$55,173,622	$52,866,426	$51,796,212	$51,349,507	100.0%	$45.45
(Vacancy & Credit Loss)	0	0	0	0	0	0.0	0.00
Effective Gross Income	$49,478,079	$55,173,622	$52,866,426	$51,796,212	$51,349,507	100.0%	$45.45

Real Estate Taxes	5,645,797	6,456,028	6,777,567	6,252,373	6,484,839	12.6	5.74
Insurance	969,083	1,398,611	1,502,386	1,442,334	1,310,976	2.6	1.16
Management Fee	779,031	870,596	889,437	862,320	1,000,000	1.9	0.89
Other Operating Expenses	10,016,880	9,953,745	10,647,657	11,844,731	12,488,183	24.3	11.05
Total Operating Expenses	$17,410,791	$18,678,980	$19,817,047	$20,401,758	$21,283,998	41.4%	$18.84

Net Operating Income	$32,067,288	$36,494,642	$33,049,379	$31,394,453	$30,065,509	58.6%	$26.61
Replacement Reserves	0	0	0	0	225,942	0.4	0.20
TI/LC	0	0	0	0	3,282,704	6.4	2.91
Net Cash Flow	$32,067,288	$36,494,642	$33,049,379	$31,394,453	$26,556,863	51.7%	$23.51

NOI DSCR(5)	3.33x	3.79x	3.43x	3.26x	3.12x
NCF DSCR(5)	3.33x	3.79x	3.43x	3.26x	2.76x
NOI Debt Yield(5)	18.9%	21.5%	19.4%	18.5%	17.7%
NCF Debt Yield(5)	18.9%	21.5%	19.4%	18.5%	15.6%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Underwritten Base Rent is based on the rent roll as of January 1, 2023.
(3)	Includes rent steps for JP Morgan, JP Morgan Chase Bank, Raymond James & Associates Inc, MUFG Union Bank, BNY Mellon Wealth MGMT, Mitsui & Co and Taiwan Cooperative Bank LTD.
(4)	Other Income mostly consists of garage and parking revenue.
(5)	Debt service coverage ratios and debt yields are based on the 1201 Third Avenue Whole Loan.

Appraisal. According to the appraisal, the 1201 Third Avenue Property had an “As Is” appraised value of $556,500,000 as of December 1, 2022.

Environmental Matters. According to the Phase I environmental site assessment dated December 8, 2022, there was no evidence of any recognized environmental conditions at the 1201 Third Avenue Property.

Market Overview and Competition. The 1201 Third Avenue Property is located in Seattle, Washington, within the Seattle central business district (“CBD”) submarket of the Seattle Metro office market. The 1201 Third Avenue Property is located in the Financial District of Seattle’s CBD. Situated on Elliott Bay, on the eastern shoreline of Puget Sound, the Seattle CBD is the commercial and financial center of western Washington. The Seattle CBD’s largest area by property size is the Financial District. This district, which is generally bordered by Interstate 5, Yesler Way, Western Avenue and Pike Street, is the heart of Seattle’s CBD and is the location of Seattle’s City Hall and Municipal Building; King County’s Administration Building and Superior Court; the Henry M. Jackson Federal Office Building; and the Nakamura Federal Courthouse, home of the 9th U.S. Circuit Court of Appeals. The local area is served by King County Metro bus transit, Link Light Rail, Sounder Commuter Rail, and two streetcar lines (South Lake Union and First Hill). Fortune 500 companies headquartered in the Puget Sound region include Amazon.com, Costco, Microsoft, Starbucks, PACCAR, Nordstrom, Expedia, Weyerhaeuser, Expeditors International, and Alaska Air Group. Other large companies with major operations include Boeing, T-Mobile, Facebook, Google, and Nintendo. According to the appraisal, as of the third quarter of 2022, the vacancy rate in the Seattle Metro office market was approximately 10.5%, with average asking rents of $34.21 per square foot and inventory of approximately 226.4 million square feet. According to the appraisal, as of the third quarter of 2022, the vacancy rate in the Seattle CBD submarket was approximately 19.0%, with average asking rents of $39.88 per square foot and inventory of approximately 37.6 million square feet. According to the appraisal, the 2022 population within a one-, three- and five-mile radius was 75,990, 242,223 and 491,031,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Property Type: Office	Loan #6	Cut-off Date Balance:	$42,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: 1201 Third Avenue		U/W NCF DSCR:	2.76x
Seattle, WA 98101		U/W NOI Debt Yield:	17.7%

respectively. The 2022 average household income within the same one-, three- and five-mile radius was $147,672, $167,216 and $168,482, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1201 Third Avenue Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Months)	Lease Type (Reimbursements)	Rent Increase Projection
LO 1-14 Space:	$50.00	60	FSG	$1/SF/Yr
MO 15-29 Space:	$53.00	60	FSG	$1/SF/Yr
HO 30-49 Space:	$55.00	60	FSG	$1/SF/Yr
Retail Space:	$37.00	60	NNN	3.0% Annual
HO 50+ Space:	$65.00	60	FSG	$1/SF/Yr
(1)	Information obtained from the appraisal.

The table below presents leasing data at comparable office properties with respect to the 1201 Third Avenue Property:

Comparable Leases(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF
1201 Third Avenue(2)	Seattle, WA	1988/NAP	1,129,710	Perkins Coie	296,843	Jan. 2012	$49.88
Two Union Square	Seattle, WA	1989/NAP	1,164,046	Indena USA Copperpoint Insurance	812 7,568	May 2022 Feb. 2022	$51.00 $59.50
One Convention Place	Seattle, WA	2000/NAP	311,052	Brewe Layman	1,697	June 2022	$53.00
Columbia Center	Seattle, WA	1985/NAP	1,526,621	Chicago Title Company Edge Delta Inc	24,081 11,427	June 2022 May 2022	$50.00 $54.00
901 5th Avenue	Seattle, WA	1973/2017	541,190	Cambridge Mobile	2,824	May 2022	$59.00
U.S. Bank Centre	Seattle, WA	1989/2023	943,575	Heritage Bank	10,540	April 2022	$48.00
400 University at Rainier	Seattle, WA	2021/NAP	121,618	Industrious	34,559	June 2022	$50.00
Russell Investments	Seattle, WA	2006/NAP	900,000	Zillow	114,543	Oct. 2021	$52.00
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll other than location and year built/renovated.

Escrows.

Tax Reserve - During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 1201 Third Avenue Property.

Insurance Reserve - During the continuance of a Cash Management Sweep Period, the borrower is required to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that no event of default is continuing under the 1201 Third Avenue Whole Loan, and the borrower provides the lender with satisfactory evidence that the insurance coverage for the 1201 Third Avenue Property is included in blanket policies approved by the lender, and the insurance premiums have been prepaid for not less than one year in advance (or for the period of coverage for which insurance certificates were delivered at origination, if less than one year).

Outstanding TI/LC Reserve – At origination the borrower deposited $17,567,429 into a reserve for tenant improvements, tenant allowances and leasing commissions outstanding as of the origination date.

Free Rent Reserve – At origination the borrower deposited $3,755,350 into a reserve for free rent for various tenants.

Perkins Coie TI/LC Reserve – During a Perkins Coie Cash Management Sweep Period (as defined below), (i) funds are required to be deposited into a reserve for tenant improvements and leasing commissions in connection with vacated Perkins Coie space as described below under Lockbox and Cash Management and (ii) the borrower must also deposit into such reserve any compensation it receives from Perkins Coie relating to the termination of the Perkins Coie lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Property Type: Office	Loan #6	Cut-off Date Balance:	$42,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: 1201 Third Avenue		U/W NCF DSCR:	2.76x
Seattle, WA 98101		U/W NOI Debt Yield:	17.7%

Perkins Coie Prepaid Rent Reserve – If Perkins Coie elects to exercise its rights under its lease to prepay rent, the borrower is required to deposit such prepaid rent into a reserve and, in each month for which rent has been prepaid, apply the related prepaid rent for such month, either (i) if a Cash Management Sweep Period exists, to be deposited into the cash management account, or (ii) otherwise, to be returned to the borrower.

Lockbox and Cash Management. The 1201 Third Avenue Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited into a lender-controlled lockbox account. The 1201 Third Avenue Whole Loan requires that the borrower deliver tenant direction letters directing tenants to pay all rents into the lockbox account, and if the borrower or any of its affiliates receives rents from the 1201 Third Avenue Property despite such direction, to deposit such rents into the lockbox account within three business days of receipt. If no Cash Management Sweep Period exists, all funds in the lockbox account are required to be swept on each business day into the borrower’s operating account. Upon the occurrence of a Cash Management Sweep Period, the borrower is required to establish a lender-controlled cash management account, and during the continuance of a Cash Management Sweep Period, all funds in the lockbox account are required to be swept on each business day to the cash management account to be applied, provided no event of default exists under the 1201 Third Avenue Whole Loan, (i) to make the monthly deposits into the tax and insurance reserve funds (if any), as described above under “Escrows,” (ii) to pay debt service on the 1201 Third Avenue Whole Loan, (iii) to pay monthly operating expenses in the amount set forth in the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and lender-approved extraordinary expenses, and (iv) to deposit any funds remaining in the cash management account after the application described above, (x) if a Perkins Coie Cash Management Sweep Period exists, into the Perkins Coie TI/LC Reserve until the amount so deposited into such reserve (together with any termination compensation from Perkins Coie deposited into such account) reaches $90 per rentable square foot of the vacated portion of the Perkins Coie space (the “Perkins Coie TI Cap”), and (y) otherwise, into an excess cash flow reserve to be held as additional collateral for the 1201 Third Avenue Whole Loan (provided that, so long as no event of default is continuing, the lender is required to disburse funds in such reserve to pay the items in clause (iii) above). To the extent that no Cash Management Sweep Period is continuing, all funds in the excess cash flow reserve are required to be applied to any shortfalls in the Perkins Coie TI/LC Reserve and the Outstanding TI/LC Reserve, and then to be disbursed to the borrower.

A “Cash Management Sweep Period” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default, (ii) as of the origination date, or the last day of any calendar quarter following the origination date, the debt yield on the 1201 Third Avenue Whole Loan is less than 10.00%, (iii) as of the origination date, or the last day of any calendar quarter following the origination date, the debt service coverage ratio on the 1201 Third Avenue Whole Loan is less than 1.25x and (iv) the occurrence of a Perkins Coie Event (as defined below). For purposes of determining whether a Cash Management Sweep Period has occurred under clauses (ii) and (iii) above, Perkins Coie rent will be excluded from net operating income used to calculate the debt yield or debt service coverage ratio, as applicable, if a Perkins Coie Event exists.

A Cash Management Sweep Period will end upon the occurrence of the following: (w) with regard to clause (i) above, the cure of such event of default; (x) with regard to clause (ii) above, when the debt yield on the 1201 Third Avenue Whole Loan is at least 10.00% for one calendar quarter; (y) with regard to clause (iii) above, when the debt service coverage ratio of the 1201 Third Avenue Whole Loan is at least 1.25x for at least one quarter; and (z) with regard to clause (iv) above, when a Perkins Coie Cash Management Sweep Cure (as defined below) occurs. For purposes of determining whether a Cash Management Sweep Period has ended under clauses (x) and (y) above, Perkins Coie rent will be included in net operating income used to calculate the debt yield or debt service coverage ratio, as applicable, if Perkins Coie has renewed its lease.

“Perkins Coie Event” means the earlier to occur of (a) Perkins Coie giving written notice of its intention to terminate its lease; and (b) September 30, 2025; provided, however, a Perkins Coie Event will not be deemed to have occurred if on or before the earlier of clauses (a) and (b): (i) Perkins Coie has renewed or extended its lease for at least 75% of the leased space for a term of not less than five years immediately following the Perkins Coie lease expiration date of December 31, 2026, or (ii) (A) Perkins Coie has renewed or extended its lease for at least 60% of the demised premises for a term of not less than five years immediately following such lease expiration date and (B) the debt yield of the 1201 Third Avenue Whole Loan after giving effect to such extension or renewal is at least 13.00%.

“Perkins Coie Cash Management Sweep Cure” means with respect to a Perkins Coie Event either (A) no less than an amount equal to the Perkins Coie TI Cap has been reserved in the Perkins Coie TI/LC Reserve or (B) the debt yield (including, to the extent applicable, after giving effect to an extension or renewal of the Perkins Coie lease and the rent payable thereunder), is at least 13%; provided, however, for the purposes of this clause (B) the lender must test debt yield upon receipt of satisfactory evidence of Perkins Coie’s extension or renewal of its lease.

The borrower has the right to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield or debt service coverage ratio by delivering to the lender either (i) cash or (ii) a letter of credit, in each case, in an amount that, if applied to the reduction of the principal amount of the 1201 Third Avenue Whole Loan, would cause the debt yield of the 1201 Third Avenue Whole Loan to be equal to or greater than 10.00% or cause the debt service coverage ratio of the 1201 Third Avenue Whole Loan to be equal to or greater than 1.25x, as applicable. Such cash or letter of credit is required to be bifurcated into (i) after a Perkins Coie Event an amount equal to the rent payable under the Perkins Coie lease, not to exceed the Perkins Coie TI Cap, and (ii) the remaining portion of such cash or letter of credit after deducting the amount in clause (i). The amount in clause (ii) is required to be released to the borrower if the debt yield of the 1201 Third Avenue Whole Loan is equal to or greater than 10.00% or the debt service coverage ratio of the 1201 Third Avenue Whole Loan is equal to or greater than 1.25x, as applicable, for one calendar quarter (without giving effect

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Property Type: Office	Loan #6	Cut-off Date Balance:	$42,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: 1201 Third Avenue		U/W NCF DSCR:	2.76x
Seattle, WA 98101		U/W NOI Debt Yield:	17.7%

to any cash or letter of credit). The amount in clause (i) is required to be deposited in the Perkins Coie TI/LC Reserve and released only in accordance with the provisions applicable to such reserve.

Property Management. The 1201 Third Avenue Property is managed by Wright Runstad Associates Limited Partnership, a third party property manager.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None. However, the borrower has the right to provide a letter of credit to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield or debt service coverage ratio as described above under “Lockbox and Cash Management.”

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 1201 Third Avenue Property, as well as 24 months of rental loss and/or business interruption coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. Notwithstanding the foregoing, if TRIPRA is no longer in effect, the borrower will not be required to pay terrorism insurance premiums in excess of an amount equal to two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the 1201 Third Avenue Whole Loan documents (without giving effect to the cost of terrorism components of such property and business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Property Type: Office	Loan #7	Cut-off Date Balance:	$39,166,667
Property Subtype: CBD	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Address: 2001 and 2005 Market Street		U/W NCF DSCR:	1.68x
Philadelphia, PA 19103		U/W NOI Debt Yield:	14.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Property Type: Office	Loan #7	Cut-off Date Balance:	$39,166,667
Property Subtype: CBD	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Address: 2001 and 2005 Market Street		U/W NCF DSCR:	1.68x
Philadelphia, PA 19103		U/W NOI Debt Yield:	14.7%

ONE COMMERCE SQUARE

Floor	Tenants
41	Vacant 14,222 SF
40	Passage BIO, Inc. 8,148 SF 12/2031; Vacant 6,485 SF
39	Passage BIO, Inc. 14,633 SF 12/2031
38	Passage BIO, Inc. 14,633 SF 12/2031
37	Vacant 6,229 SF; Greater Philadelphia Tourism Mar 8,404 SF 4/2036
36	The Risk Management Association 5,985 SF 10/2033; Eureka Equity Partners 8,418 SF 1/2035
35	The Siegfried Group, LLP 5,662 SF 7/2026; The MA Law Firm, LLC 4,396 SF 10/2029; The Siegfried Group, LLP 4,575 SF 7/2026
34	The Lincoln National Life Insurance 14,633 SF 3/2024
33	Diversified Search LLC 14,633 SF 11/2024
32	Goodwin Procter LLP 14,633 SF 11/2024
31	Armstrong Teasdale LLP 4,455 SF 9/2024; Vacant 3,189 SF; Enterin, Inc. 2,349 SF 9/2023; Enterin, Inc. 1,021 SF 9/2023; Laura Windham 1,396 SF 10/2024; Vacant 2,223 SF
30	The Lincoln National Life Insurance 14,601 SF 3/2024
29	Armstrong Teasdale LLP 14,677 SF 9/2024
28	The Pew Charitable Trusts 22,961 SF 4/2024
27	Stradley, Ronon, Stevens & Young 23,037 SF 12/2033
26	Stradley, Ronon, Stevens & Young 23,037 SF 12/2033
25	Stradley, Ronon, Stevens & Young 23,037 SF 12/2033
24	Vacant 23,037 SF
23	Robert L. Sachs, Jr., Esquire, d/b/a 9,227 SF 3/2026; Jazz Pharmaceuticals, Inc. 13,810 SF 4/2029
22	Jazz Pharmaceuticals, Inc. 23,037 SF 4/2029
21	Jazz Pharmaceuticals, Inc. 22,825 SF 4/2029
20	Vacant 3,989 SF; OWO Holdings LLC 3,880 SF 1/2025; Campos EPC LLC 3,202 SF 6/2026; Vacant 11,966 SF
19	Pond Lehocky Giordano Disability 9,422 SF 6/2028; Gibbons Legal, P.C. 1,860 SF 9/2033; Pond Lehocky Giordano Disability 5,648 SF 6/2028; Vacant 6,107 SF
18	Pond Lehocky Giordano Disability 23,440 SF 6/2028
17	Hill International, Inc. 29,773 SF 10/2027
16	Hill International, Inc. 29,724 SF 4/2027
15	Gensler - Expansion 4,100 SF 2/2031; Marcus & Millichap Real Estate Investment Services 9,994 SF 10/2026; Vacant 9,862 SF; M. Arthur Gensler JR. & Associates 5,768 SF 5/2031
14	Leaf Commercial Capital, Inc. 29,724 SF 1/2029
12	Pennsylvania Lumbermens Mutual 29,730 SF 4/2028
11	Equisoft Inc. 6,562 SF 11/2031; Marks Paneth LLP 8,344 SF 8/2029; PREIT Associates, L.P. 14,824 SF 9/2032
10	PREIT Associates, L.P. 29,233 SF 9/2032
9	Newmark & Company Real Estate 14,472 SF 7/2031; Baldwin Matzus L.L.C. 4,945 SF 7/2028; Holroyd Gelman, P.C. 2,766 SF 3/2029; Eight Eleven Group, LLC 7,209 SF 10/2029
8	Ernst & Young U.S. LLP 7,096 SF 4/2033; Saxbys PBC. 5,121 SF 12/2023; Vacant 6,753 SF; HKA Global, Inc. 9,029 SF 5/2025; CPTC, LLC 1,377 SF 6/2024
7	Ernst & Young U.S. LLP 33,572 SF 4/2033
6	Vacant 33,572 SF
5	Vacant 33,572 SF
4	Vacant 33,572 SF
3	Allied Advertising LP 2,884 SF 9/2023; Allied Advertising LP 1,267 SF 9/2023; Pond Lehocky Giordano Disability 8,846 SF 6/2028; Pond Lehocky Giordano Disability 18,959 SF 6/2028
2	TD Bank, N.A. 43,969 SF 2/2030
1	Officeworks, Inc. 3,078 SF 11/2025; Fitness Center 4,049 SF; ABP Corporation 3,426 SF 12/2027; Wells Fargo Bank, N.A. 3,280 SF 10/2026; BDN Brokerage LLC 4,592 SF 10/2023; Vacant 2,276 SF; Mudra Corporation 1,043 SF 6/2025

Vacant | Building | 2023 - 2024 | 2025 - 2026 | 2027 - 2028 | 2029+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Property Type: Office	Loan #7	Cut-off Date Balance:	$39,166,667
Property Subtype: CBD	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Address: 2001 and 2005 Market Street		U/W NCF DSCR:	1.68x
Philadelphia, PA 19103		U/W NOI Debt Yield:	14.7%

TWO COMMERCE SQUARE

Floor						
41	Vacant 14,222 SF					
40	Cooke & Bieler, L.P. 14,633 SF 2/2038					
39	Coren & Ress, P.C. 4,547 SF 11/2026	Vacant 2,697 SF	Prudent Management Associates 3,842 SF 6/2033	Context Therapeutics 3,547 SF 8/2024		
38	McCormick & Priore, P.C. 9,977 SF 10/2031	Resources Connection LLC 2,647 SF 4/2024	Korn/Ferry International 2,009 SF 1/2024			
37	VSCP Law, LLC 7,463 SF 1/2026	Vacant 7,170 SF				
36	Hersha Hospitality Management L 8,273 SF 6/2027	Axalta Coating Systems, LLC 6,360 SF 12/2023				
35	Hersha Hospitality Management L 14,633 SF 7/2028					
34	Ledgewood, A Professional Corporation 8,907 SF 5/2024	Spector, Roseman & Kodroff, P.C. 5,726 SF 10/2024				
33	Barrack, Rodos & Bacine 14,633 SF 10/2028					
32	Thorogood Associates Limited 6,128 SF 12/2025	Hersha Hospitality Management L 4,672 SF 7/2028	Fidato Partners, LLC 3,833 SF 5/2026			
31	Wilson Elser Moskowitz Edelman 14,633 SF 3/2026					
30	Shook, Hardy & Bacon L.L.P. 11,097 SF 12/2024	Ramla Benaissa Architects, LLC 3,504 SF 12/2024				
29	Cohen, Placitella & Roth, A Profe 14,677 SF 11/2031					
28	Panitch, Schwarze, Belisario & Na 14,074 SF 1/2030	The Richardson Company - Traini 8,887 SF 8/2029				
27	Clark Hill PLC 22,825 SF 8/2035					
26	Stern & Cohen, P.C. 7,500 SF 11/2038	Vacant 4,647 SF	Clark Hill PLC 10,890 SF 8/2035			
25	RGN-Philadelphia XI, LLC 23,037 SF 5/2033					
24	Vacant 23,037 SF					
23	Price Water House Coopers LLP 23,037 SF 4/2030					
22	Price Water House Coopers LLP 23,037 SF 4/2030					
21	Price Water House Coopers LLP 22,825 SF 4/2030					
20	Price Water House Coopers LLP 23,037 SF 4/2030					
19	Price Water House Coopers LLP 23,037 SF 4/2030					
18	Price Water House Coopers LLP 23,440 SF 4/2030					
17	Vacant 29,273 SF	Pennsylvania Institute of Certified Public Accountants 500 SF 1/2024				
16	Vacant 29,724 SF					
15	Vacant 29,724 SF					
14	Vacant 29,724 SF					
12	Vacant 29,730 SF					
11	Frank Recruitment Group, Inc. 13,405 SF 9/2028	Moody-Nolan, Inc. 4,180 SF 10/2027	Vacant 9,558 SF	Loring Consulting Engineers, Inc. 2,587 SF 10/2028		
10	Accenture LLP 19,768 SF 3/2033	Vacant 9,608 SF				
9	Jacobs Engineering Group Inc. 20,452 SF 6/2030	Pennsylvania Institute of Certified Public Accountants 8,940 SF 1/2034				
8	Grant Thornton LLP 17,568 SF 12/2024	Vacant 11,808 SF				
7	Grant Thornton LLP 33,572 SF 12/2024					
6	Burns Engineering, Inc. 33,572 SF 1/2027					
5	General Reinsurance Corporation 7,755 SF 9/2034	Assoc. of Independent Mortgage Experts 4,671 SF 8/2027	Burns Engineering, Inc. 4,747 SF 1/2027	Formcraft Interiors, Inc. 8,225 SF 6/2027	Vacant 8,174 SF	
4	Wolters Kluwer Health, Inc. 33,572 SF 3/2029					
3	Wolters Kluwer Health, Inc. 31,817 SF 3/2029					
2	Convene 20th & Market, LLC 10,982 SF 8/2034	Convene 20th & Market, LLC 10,018 SF 8/2034	Convene 20th & Market, LLC 20,936 SF 8/2034			
1	Officeworks, Inc. 3,034 SF 11/2025	Alto Productions, Inc. d/b/a Panac 2,715 SF 9/2027	BDN Brokerage, LLC 1,762 SF 6/2028	Real Fresh, Inc. 8,158 SF 6/2024	Vacant 11,152 SF	Hugh Birchfield 160 SF MTM

Vacant | Building | MTM | 2023 – 2024 | 2025 – 2026 | 2027 – 2028 | 2029+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Property Type: Office	Loan #7	Cut-off Date Balance:	$39,166,667
Property Subtype: CBD	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Address: 2001 and 2005 Market Street		U/W NCF DSCR:	1.68x
Philadelphia, PA 19103		U/W NOI Debt Yield:	14.7%

One & Two Commerce Square
2001 and 2005 Market Street
Philadelphia, PA 19103
PHILADELPHIA
Center City
Fairmount
Spring Garden
Powelton Village
University City
Southwest Center City
Grays Ferry
FAIRMOUNT PARK
Schuylkill River
Philadelphia Museum of Art
Rodin Museum
Barnes Foundation
Free Library of Philadelphia
Eastern State Penitentiary (Museum)
Community College of Philadelphia
Matthias Baldwin Park
Franklin Institute
Logan Square
Cathedral Basilica of Saints Peter & Paul
Academy of Natural Sciences
1 & 2 Logan Square
Comcast Technology Center
Comcast Center
Penn. Academy of Fine Arts
Pennsylvania Convention Center
Love Park
City Hall
BNY Mellon Center
2 Penn Center
PECO Building
30th Street Station
Cira Center
Cira Ctr. South
Drexel Park
Myers Hall
Drexel University
Bossone Research Enterprise Ctr.
Mütter Museum
One and Two Liberty Place
Centre Square
Ritz-Carlton Philadelphia
Highline Field
Transitional Research Lab
University of Pennsylvania
Hospital of the Univ. of Penn.
Penn Ice Rink
Penn Tennis Center
Franklin Field
Penn Park
Penn Museum
Children's Hospital of Philadelphia
Penn Medicine
Perelman Center for Advanced Medicine
Conservation Center for Art & Historic Artifacts
Schuylkill River Park
Rittenhouse Square
Academy of Music
Double Tree by Hilton
Verizon Hall/ Kimmel Cultural Campus
University of the Arts
Suzanne Roberts Theater
Penn Medicine Rittenhouse
South Square Market
Philadelphia Intl. Airport 7 miles
Kelly Drive
Pennsylvania Ave
Fairmount Ave
Spring Garden St
Hamilton St
B. Franklin Pkwy
Vine Street Expwy
Race St
Arch St
JFK Blvd
Market St
Chestnut St
Walnut St
Locust St
Spruce St
Pine St
Lombard St
South St
Bainbridge St
Fitzwater St
Christian St
Washington St
Federal St
Manton St
Wharton St
Grays Ferry Ave
Christian St
Pt. Breeze Ave
Schuylkill Expwy
N Broad St
N 13th St
N 15th St
N 16th St
N 17th St
N 18th St
N 19th St
N 20th St
N 21st St
N 22nd St
N 23rd St
N 33rd St
N 34th St
S 13th St
S 16th St
S 17th St
S 18th St
S 19th St
S 20th St
S 21st St
S 22nd St
S 23rd St
S 24th St
S 25th St
S 33rd St
S 34th St
SEPTA
PATCO
Suburban
30th Street
SPRING GARDEN
RACE-VINE
WALNUT-LOCUST
LOMBARD-SOUTH
15TH/16TH
12TH/13TH
34TH
30TH
22ND
19TH
15TH
CITY HALL
13TH
76
676
30
3
611
PENNSYLVANIA
NEW JERSEY
DE
Quakertown
Flemington
Hopewell
Franklin Township
Lambertville
Princeton
Doylestown
Harleysville
Montgomeryville
Pottstown
Lansdale
Newtown
TRENTON
Hamilton Twp.
Yardley
Horsham
Feasterville-Trevose
Langhorne
Phoenixville
Norristown
Levittown
King of Prussia
Abington
Bensalem
Conshohocken
Burlington
Malvern
Wayne
Ardmore
Mount Holly
PHILADELPHIA
Moorestown
Media
Yeadon
CAMDEN
Mount Laurel
Chester Heights
Cherry Hill
Medford Township
Chester
Woodbury
Bellmawr
Lindenwold
Gloucester Township
WILMINGTON
Swedesboro

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

No. 7 – One & Two Commerce Square

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association, JPMorgan Chase Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Property Type – Subtype:	Office - CBD
Original Principal Balance(1):	$39,166,666			Location:	Philadelphia, PA
Cut-off Date Balance(1):	$39,166,666			Size:	1,896,143 SF
% of Initial Pool Balance:	5.4%			Cut-off Date Balance Per SF(1):	$116.03
Loan Purpose:	Refinance			Maturity Date Balance Per SF(1):	$116.03
Borrower Sponsor:	Brandywine Operating Partnership, L.P.			Year Built/Renovated:	1987; 1992/2013
Guarantor:	Brandywine Operating Partnership, L.P.			Title Vesting:	Fee
Mortgage Rate:	7.7875%			Property Manager:	BDN Management Inc. (borrower-related)
Note Date:	June 1, 2023			Current Occupancy (As of)(4):	80.6% (5/17/2023)
Seasoning:	2 months			12/31/2022 Occupancy:	78.3%
Maturity Date:	June 6, 2028			12/31/2021 Occupancy(5):	79.0%
IO Period:	60 months			12/31/2020 Occupancy(5):	88.0%
Loan Term (Original):	60 months			As-Is Appraised Value:	$428,000,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per SF:	$225.72
Loan Amortization Type:	Interest Only			As-Is Appraisal Valuation Date:	March 30, 2023
Call Protection:	L(24),YM1(29),O(7)
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt(1):	Yes			TTM 4/30/2023 NOI:	$24,981,970
Additional Debt Type (Balance)(1):	Pari Passu ($180,833,334)			TTM 12/31/2022 NOI:	$24,399,000
				TTM 12/31/2021 NOI(5):	$22,215,377
				TTM 12/31/2020 NOI(5):	$31,585,470
				U/W Revenues(4):	$57,815,225
				U/W Expenses(4):	$25,392,147
Escrows and Reserves(2)				U/W NOI(4):	$32,423,078
	Initial	Monthly	Cap	U/W NCF(4):	$29,104,827
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1)(4):	1.87x / 1.68x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1)(4):	14.7% / 13.2%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)(4):	14.7% / 13.2%
TI/LC Reserve(3)	$25,000,000	Springing	$25,000,000	Cut-off Date LTV Ratio(1):	51.4%
Leasing Reserves	$11,112,904	$0	NAP	LTV Ratio at Maturity(1):	51.4%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$220,000,000	89.9%	Loan Payoff	$204,600,430	83.6%
Borrower Equity	24,825,039	10.1	Upfront Reserves(3)	36,112,904	14.8
			Closing Costs	4,111,705	1.7
Total Sources	$244,825,039	100.0%	Total Uses	$244,825,039	100.0%
(1)	The One & Two Commerce Square Mortgage Loan (as defined below) is part of the One & Two Commerce Square Whole Loan (as defined below), which is evidenced by 13 pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $220,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the One & Two Commerce Square Whole Loan.
(2)	See “Escrows” below.
(3)	The borrowers delivered a letter of credit in lieu of cash for the $25,000,000 upfront tenant improvement and leasing reserve.
(4)	Based on the underwritten rent roll as of May 17, 2023, plus the lease for Fox Rothschild which was executed on June 29, 2023, and is inclusive of signed not occupied tenants. All landlord obligations, free and gap rent outstanding at the time of loan closing was reserved by the borrowers.
(5)	The decline in revenue and occupancy was driven by three major tenants who gave notice to vacate in 2019 which brought the occupancy from 97.6% to the low 70%’s. The borrower sponsor was able to quickly backfill with new smaller tenants before the major tenants vacated their space. The borrower sponsor has since shifted its leasing strategy to focus on smaller tenants which has helped solidify a granular rent roll and is expected to mitigate future concentration and rollover risks.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Property Type: Office	Loan #7	Cut-off Date Balance:	$39,166,667
Property Subtype: CBD	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Address: 2001 and 2005 Market Street		U/W NCF DSCR:	1.68x
Philadelphia, PA 19103		U/W NOI Debt Yield:	14.7%

The Mortgage Loan. The seventh largest mortgage loan (the “One & Two Commerce Square Mortgage Loan”) is part of a whole loan that is evidenced by 13 pari passu promissory notes, with an aggregate original principal balance of $220,000,000 (together, the “One & Two Commerce Square Whole Loan”). The One & Two Commerce Square Whole Loan is secured by a fee mortgage encumbering a 1,896,143 square foot office property located in Philadelphia, Pennsylvania (the “One & Two Commerce Square Property”). The One & Two Commerce Square Whole Loan was co-originated by Bank of America, National Association (“BANA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Barclays Capital Real Estate Inc. (“Barclays”). The One & Two Commerce Square Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-12, with an aggregate original principal balance of $39,166,666. The remaining promissory notes comprising the One & Two Commerce Square Whole Loan are summarized in the below table. The One & Two Commerce Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2023-BNK46 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,833,333	$30,833,333	BANK 2023-BNK46	Yes
A-2	20,000,000	20,000,000	BBCMS 2023-C20	No
A-3	12,500,000	12,500,000	BANK5 2023-5YR2	No
A-4	10,000,000	10,000,000	BBCMS 2023-C20	No
A-5	30,000,000	30,000,000	BBCMS 2023-C20	No
A-6	22,500,000	22,500,000	Benchmark 2023-V3	No
A-7	12,500,000	12,500,000	Barclays	No
A-8	8,333,333	8,333,333	Barclays	No
A-9	30,000,000	30,000,000	Benchmark 2023-B39	No
A-10-1	12,500,000	12,500,000	BANK5 2023-5YR2	No
A-10-2	12,500,000	12,500,000	JPMCB	No
A-11	10,000,000	10,000,000	JPMCB	No
A-12	8,333,333	8,333,333	BANK 2023-BNK46	No
Total	$220,000,000	$220,000,000

The Borrowers and Borrower Sponsor. The borrowers are Commerce Square Partners-Philadelphia Plaza, L.P. a Delaware limited partnership, and Philadelphia Plaza - Phase II, LP, a Pennsylvania limited partnership, each a special purpose, bankruptcy remote entity with a general partner that is a special purpose, bankruptcy remote Delaware limited liability company. Each general partner has two independent directors acting with respect to itself, the borrowers and certain related TRS subsidiary entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One & Two Commerce Square Whole Loan. The borrowers are indirectly a joint venture between Brandywine Operating Partnership, L.P. and GIC. The borrower sponsor and non-recourse carveout guarantor of the One & Two Commerce Square Whole Loan is Brandywine Operating Partnership, L.P.

Brandywine Operating Partnership, L.P., is owned and controlled by Brandywine Realty Trust (“BRT”). BRT (NYSE: BDN / S&P: BBB-) is a large publicly traded, full-service integrated real estate companies in the United States, with a market capitalization of approximately $760 million as of June 2023. Organized as a real estate investment trust, BRT owns, develops, leases and manages a portfolio of 165 urban, town center and transit-oriented properties totaling 23.0 million square feet as of September 30, 2022, with a core focus in the Philadelphia, Pennsylvania, Austin, Texas and Washington, D.C. markets (excluding assets held for sale). BRT has completed over 6.3 million square feet of ground-up new development in the Philadelphia market, with over 8 million additional square feet in the pipeline.

GIC is a Singaporean sovereign wealth fund established in 1981. As the manager of Singapore’s foreign reserves, GIC is positioned across a wide range of asset classes and active strategies globally. These include equities, fixed income, real estate, private equity, venture capital, and infrastructure. Headquartered in Singapore, GIC has a global work force of over 1,900 people in 11 key financial cities and has investments in over 40 countries.

The Property. The One & Two Commerce Square Property is comprised of twin 40-story, multi-tenant, office buildings connected by an open-air courtyard with media wall and 48,725 square feet of ground floor retail space. The One & Two Commerce Square Property was built on a 2.97-acre site, spanning an entire city block, in Philadelphia, Pennsylvania and totals 1,896,143 square feet of net rentable area.

The One & Two Commerce Square Property is a LEED-Silver certified building with terraces on the north and south sides of the building featuring unobstructed panoramic views of Philadelphia. Building amenities include a fitness center with locker rooms, conference facilities, BEX community lounge and work area. The One & Two Commerce Square Property features an underground parking garage, with parking for 519 vehicles.

Since 2015, the borrower sponsor has invested approximately $15 million at the One & Two Commerce Square Property in capital expenditures, including upgrading the building lobbies, updating the courtyard and courtyard fountain, modernizing the elevator systems and updating signage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Property Type: Office	Loan #7	Cut-off Date Balance:	$39,166,667
Property Subtype: CBD	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Address: 2001 and 2005 Market Street		U/W NCF DSCR:	1.68x
Philadelphia, PA 19103		U/W NOI Debt Yield:	14.7%

As of May 17, 2023, and including a lease signed by Fox Rothschild on June 29, 2023, the One & Two Commerce Square Property was 80.6% leased to 91 tenants representing various industries including finance, law, insurance, pharmaceuticals, accounting, biotech and other. The largest tenant represents only 7.3% of net rentable area.

Major Tenants.

Price Water House Coopers LLP (138,413 square feet; 7.3% of NRA; 8.9% of underwritten rent). Price Water House Coopers LLP (“PwC”) is an international professional services company that provides audit, tax, and advisory services with approximately 328,000 employees across the world. PwC has one of the largest professional services networks in the world and is considered one of the Big Four accounting firms, along with Deloitte, EY and KPMG. PwC reported a gross revenue of $50.3 billion as for the trailing 12 months ending June 30, 2022.

PwC has been in occupancy at the One & Two Commerce Square Property since 1999, originally under a sublease, then under a direct lease commencing December 2013. PwC’s current lease has an expiration in April 2030, with three, five-year renewal options. PwC pays a base rent of $22.50 per square foot, with $0.50 per square foot annual increases. PwC occupies six floors of the One & Two Commerce Square Property. PwC subleases a portion of its space (23,037 square feet) to the Jewish Federation of Greater Philadelphia, which is co-terminus with the prime lease. PwC has no existing contraction or termination options.

Fox Rothschild (79,337 square feet; 4.2% of NRA; 4.6% of underwritten rent). Fox Rothschild is a 1,000-lawyer national law firm with 29 offices. Fox Rothschild practices in corporate law, financial services, labor and employment, litigation, real estate and taxation and wealth planning. Fox Rothschild was founded in Philadelphia in 1907. According to the National Law Journal's 2023 NLJ 500 ranking of firms based on size, Fox Rothschild is ranked 52nd in the United States. On the 2022 Global 200 survey, Fox Rothschild ranked as the 91st highest grossing law firm in the world.

Fox Rothschild executed a lease after the origination of the One & Two Commerce Square Whole loan, in June 2023. Fox Rothschild is leasing portions of three floors at the One & Two Commerce Square Property and has a lease expiration in November 2040, with a rent commencement date of December 2024. Fox Rothschild pays a base rent of $20.00 per square foot, with 2% annual increases. Fox Rothschild has an option to contract one floor of its space on November 30, 2032, with a notice no later than November 30, 2031. Fox Rothschild has an option to terminate its space on November 30, 2035, with a notice no later than November 30, 2034 along with a payment of a termination fee. Fox Rothschild received $15,875,929 ($200.11 PSF) in tenant improvement and leasing commissions and 12 months of free rent (until November 2025), which were not reserved at loan origination. The metrics presented in this term sheet include income from the Fox Rothschild lease.

Stradley, Ronon, Stevens & Young (69,111 square feet; 3.6% of NRA; 4.8% of underwritten rent). Stradley, Ronon, Stevens & Young (“Stradley Ronon”) is a law firm that provides legal services on corporate & securities, litigation, education, investment management, employment & labor, financial services, real estate, tax, and others. Stradley Ronon has provided services in more than 230 markets, including 80 countries abroad with about 200 lawyers. Stradley Ronon was founded in Philadelphia and the One & Two Commerce Square Property serves as its headquarters.

Stradley Ronon has been in occupancy at the One & Two Commerce Square Property since 1988 and has expanded and renewed multiple times. Stradley Ronon currently occupies three floors under a lease dated November 2014 and expiring in December 2033, with two, five-year renewal options with 24 months’ notice. Stradley Ronon pays a base rent of $24.33 per square foot, with a 2.5% annual increase. Stradley Ronon has no existing contraction options but does have a termination right with notice by February 1, 2029 and payment of a termination fee, which if exercised would be effective January 31, 2031.

Pond Lehocky Giordano Disability (66,315 square feet; 3.5% of NRA; 3.6% of underwritten rent). Pond Lehocky Giordano Disability (“Pond Lehocky”) is a law firm in Pennsylvania that provides legal services on worker’s compensation, social security disability, long-term disability, short-term disability, and other legal needs. Pond Lehocky has grown rapidly since its inception and is now one of the largest workers’ compensation and disability firms in the United States, with over 200 employees, including more than 30 attorneys.

Pond Lehocky has been in occupancy at the One & Two Commerce Square Property for more than eight years and has a lease expiration in June 2028. Pond Lehocky pays a base rent of $19.13 per square foot, with 3% annual increases. Pond Lehocky occupies portions of three floors of the One & Two Commerce Square Property and currently subleases a portion of its space (15,838 square feet) to Morgan & Morgan Philadelphia, LLC through January 31, 2026. Pond Lehocky does not have any contraction or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Property Type: Office	Loan #7	Cut-off Date Balance:	$39,166,667
Property Subtype: CBD	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Address: 2001 and 2005 Market Street		U/W NCF DSCR:	1.68x
Philadelphia, PA 19103		U/W NOI Debt Yield:	14.7%

The following table presents certain information relating to the tenancy at the One & Two Commerce Square Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Exp. Date	Renewal Options	Term. Options
PwC(3)	NR/NR/NR	138,413	7.3%	$22.50	$3,114,292	8.9%	4/30/2030	3, 5-year	N
Fox Rothschild(4)	NR/NR/NR	79,337	4.2	20.00	1,586,740	4.6	11/30/2040	None	Y(4)
Stradley Ronon(5)	NR/NR/NR	69,111	3.6	24.33	1,681,471	4.8	12/31/2033	2, 5-year	Y(5)
Pond Lehocky (6)	NR/NR/NR	66,315	3.5	19.13	1,268,937	3.6	6/30/2028	2, 5-year	N
Wolters Kluwer Health, Inc.(7)	A3/BBB+/NR	65,389	3.4	19.61	1,282,442	3.7	3/31/2029	1, 5 year	Y(7)
Subtotal/Wtd. Avg.		418,565	22.1%	$21.34	$8,933,882	25.7%
Other Tenants		1,109,112	58.5%	$23.32	$25,869,248	74.3%
Vacant		368,466	19.4%	0.00	0	0.0
Total/Wtd. Avg.		1,896,143	100.0%	$22.78(8)	$34,803,130	100.0%

(1)	Information is based on the underwritten rent roll dated May 17, 2023, plus the lease for Fox Rothschild which was signed on June 29, 2023, and is inclusive of signed not occupied tenants, rent steps through June 2024 and straight-line rent steps through the lesser of the end of the loan term or the lease expiration date for investment grade tenants.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	PwC subleases a portion of its space (23,037 square feet) to the Jewish Federation of Greater Philadelphia. The sublease is coterminous with the PwC lease.
(4)	Fox Rothschild executed a lease after the origination of the One & Two Commerce Square Whole loan in June 2023 and has a rent commencement date of December 2024. Fox Rothschild has an option to contract one floor of its space on November 30, 2032, with a notice no later than November 30, 2031. Fox Rothschild has an option to terminate its space on November 30, 2035, with a notice no later than November 30, 2034 along with a payment of a termination fee. Fox Rothschild received $15,875,929 ($200.11 PSF) in tenant improvement and leasing commissions and 12 months of free rent (until November 2025), which were not reserved at loan closing. The metrics presented in this term sheet include income from the Fox Rothschild lease.
(5)	Stradley Ronon has a termination option for its space with notice by February 1, 2029 and payment of a termination fee, which if exercised would be effective January 31, 2031.
(6)	Pond Lehocky subleases a portion of its space (15,838 square feet) to Morgan & Morgan Philadelphia, LLC. The sublease expires on January 31, 2026.
(7)	Wolters Kluwer Health, Inc. has a termination option for its space on March 31, 2026, with a notice no later than September 30, 2024 and a payment of a termination fee.
(8)	Total/Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the One & Two Commerce Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
2023 & MTM	10	24,801	1.3%	24,801	1.3%	$479,707	1.4%	$19.34
2024	20	186,068	9.8%	210,869	11.1%	4,299,229	12.4%	$23.11
2025	6	26,192	1.4%	237,061	12.5%	716,231	2.1%	$27.35
2026	10	66,416	3.5%	303,477	16.0%	1,764,139	5.1%	$26.56
2027	10	129,306	6.8%	432,783	22.8%	2,671,319	7.7%	$20.66
2028	13	152,682	8.1%	585,465	30.9%	3,190,880	9.2%	$20.90
2029	11	186,387	9.8%	771,852	40.7%	4,238,676	12.2%	$22.74
2030	9	216,908	11.4%	988,760	52.1%	4,887,917	14.0%	$22.53
2031	10	107,603	5.7%	1,096,363	57.8%	2,868,384	8.2%	$26.66
2032	2	44,057	2.3%	1,140,420	60.1%	807,124	2.3%	$18.32
2033	10	164,271	8.7%	1,304,691	68.8%	4,396,628	12.6%	$26.76
Thereafter(3)	20	222,986	11.8%	1,527,677	80.6%	4,482,898	12.9%	$20.10
Vacant	0	368,466	19.4%	1,896,143	100.0%	0	0.%	$0.00
Total/Wtd. Avg.	131	1,896,143	100.0%			$34,803,130	100.0%	$22.78	(4)
(1)	Information is based on the underwritten rent roll dated May 17, 2023, plus the lease for Fox Rothschild which was signed on June 29, 2023, and is inclusive of signed not occupied tenants, rent steps through June 2024 and straight-line rent steps through the lesser of the end of the loan term or the lease expiration date for investment grade tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	2034 & Beyond is inclusive of variance square footage attributable to storage space for which no U/W Base Rent was attributed.
(4)	Total/Wtd. Avg. Annual U/W Base Rent PSF Expiring excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Property Type: Office	Loan #7	Cut-off Date Balance:	$39,166,667
Property Subtype: CBD	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Address: 2001 and 2005 Market Street		U/W NCF DSCR:	1.68x
Philadelphia, PA 19103		U/W NOI Debt Yield:	14.7%

The following table presents historical occupancy percentages at the One & Two Commerce Square Property:

Historical Occupancy

2020(1)	2021(1)	2022(1)	5/17/2022(2)
88.0%	79.0%	78.3%	80.6%

(1)	As provided by the borrower sponsor as of December 31 for each respective year. In 2019, three major tenants gave notice to vacate which brought the occupancy from 97.6% to the low 70%’s. The borrower sponsor was able to quickly backfill with new smaller tenants before the major tenants vacated their space. The borrower sponsor has since shifted their leasing strategy to focus on smaller tenants which has helped solidify a granular rent roll and is expected to mitigate future concentration and rollover risks.
(2)	Current occupancy is based on the underwritten rent roll as of May 17, 2023, plus the lease for Fox Rothschild which was signed on June 29, 2023, and is inclusive of signed not occupied tenants.

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the One & Two Commerce Square Property:

Cash Flow Analysis(1)

	2020	2021(2)	2021	TTM 4/30/2023	U/W	%(3)	U/W $ per SF
In-Place Rent(4)	$35,849,499	$27,922,144	$29,078,215	$28,539,075	$32,313,734	45.4%	$17.04
Rent Steps and SL Rent(5)	0	0	0	0	1,710,086	2.4	0.90
Signed Not Occupied Rent	0	0	0	0	779,311	1.1	0.41
Gross-Up Vacant Rent	0	0	0	0	8,426,263	11.8	4.44
Expense Recoveries	21,434,786	19,357,798	19,208,229	17,638,845	20,479,789	28.8	10.80
Gross-Up Vacant Recoveries	0	0	0	0	4,923,616	6.9	2.60
Gross Potential Rent	$57,284,285	$47,279,942	$48,286,444	$46,177,920	$68,632,798	96.4%	$36.20
Other Income(6)	740,499	560,687	859,307	850,483	712,252	1.0	0.38
Net Parking Revenue	1,230,091	905,626	1,605,872	1,774,756	1,820,054	2.6	0.96
Net Rental Income	$59,254,875	$48,746,255	$50,751,623	$48,803,159	$71,165,104	100.0%	$37.53
(Vacancy & Credit Loss)	0	0	0	0	(13,349,879)	(18.8)	(7.04)
Effective Gross Income	$59,254,875	$48,746,255	$50,751,623	$48,803,159	$57,815,225	81.2%	$30.49

Real Estate Taxes	$7,993,243	$8,104,820	$8,110,987	$5,662,861	$6,640,047	11.5	$3.50
Insurance	$522,491	$584,708	$633,083	$650,386	$456,592	0.8	$0.24
Other Expenses	$19,153,671	$17,841,350	$17,608,553	$17,507,942	$18,295,508	31.6	$9.65
Total Expenses	$27,669,405	$26,530,878	$26,352,623	$23,821,189	$25,392,147	43.9%	$13.39

Net Operating Income	$31,585,470	$22,215,377	$24,399,000	$24,981,970	$32,423,078	56.1%	$17.10
Replacement Reserves	0	0	0	0	474,036	0.8	0.25
TI/LC	0	0	0	0	2,844,215	4.9	1.50
Net Cash Flow	$31,585,470	$22,215,377	$24,399,000	$24,981,970	$29,104,827	50.3%	$15.35

NOI DSCR(7)	1.82x	1.28x	1.40x	1.44x	1.87x
NCF DSCR(7)	1.82x	1.28x	1.40x	1.44x	1.68x
NOI Debt Yield(7)	14.4%	10.1%	11.1%	11.4%	14.7%
NCF Debt Yield(7)	14.4%	10.1%	11.1%	11.4%	13.2%
(1)	Based on the underwritten rent roll dated May 17, 2023.
(2)	The decline in revenue was driven by three major tenants who gave notice to vacate in 2019 which brought the occupancy from 97.6% to the low 70%’s. The borrower sponsor was able to quickly backfill with new smaller tenants before the major tenants vacated their space. The borrower sponsor has since shifted its leasing strategy to focus on smaller tenants which has helped solidify a granular rent roll and is expected to mitigate future concentration and rollover risks.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Includes income from Fox Rothschild, which executed a lease after the closing of the One & Two Commerce Square Whole loan in June 2023 and has a rent commencement date of December 2024, plus 12 months of abated rent, which was not reserved at loan closing.
(5)	Includes contractual rent steps taken through June 2024 and straight-line rent steps taken through the lesser of the end of the loan term or the lease expiration date for investment grade tenants.
(6)	Other Income includes parking income, termination fees, fitness center dues and other miscellaneous income.
(7)	Debt service coverage ratios and debt yields are based on the One & Two Commerce Square Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Property Type: Office	Loan #7	Cut-off Date Balance:	$39,166,667
Property Subtype: CBD	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Address: 2001 and 2005 Market Street		U/W NCF DSCR:	1.68x
Philadelphia, PA 19103		U/W NOI Debt Yield:	14.7%

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the One & Two Commerce Square Property of $428,000,000 as of March 30, 2023.

Environmental Matters. According to the Phase I environmental report dated April 6, 2023, the One & Two Commerce Square Property maintains two active 3,500-gallon diesel underground storage tanks (“USTs”) located within the sub-grade of the One & Two Commerce Square Property parking garage. The most recent tank integrity tests (August 2, 2022 and June 28, 2022), reported that the USTs are not subject to any leaks. However, based on the age of the USTs systems and the potential for UST systems to impact the subsurface, the presence of the two active USTs represents a recognized environmental condition. The lender determined there is no impact to the One & Two Commerce Square Property given the lack of indication of any releases, the compliant nature of all above ground storage tanks, and the lack of indication of any significant observations regarding damaged or friable asbestos containing materials. The borrowers maintain a pollution liability portfolio insurance policy from ACE American Insurance Company with a $20,000,000 limit. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

Market Overview and Competition. The One & Two Commerce Square Property is located in Philadelphia, Pennsylvania at the western edge of Center City, across the Schuylkill River from University City. The One & Two Commerce Square Property is approximately a 10-minute walk to the 30th Street Station, Philadelphia’s main transit hub, less than a half mile from Interstate 76 and in close proximity to Interstates 676 and 95. Center City Philadelphia is the commercial, financial and governmental core of the seventh largest metropolitan area in the U.S. According to a third-party data provider, the Philadelphia central business district office market is outperforming other major downtowns across the country, due to a number of factors including Philadelphia’s employment base driven by healthcare, education and government industries, along with high construction costs that have kept new office supply limited for decades.

The One & Two Commerce Square Property is located in the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area and the Market West office submarket. According to the appraisal, as of the fourth quarter of 2022, the Market West office submarket had an inventory of 28,770,887 square feet, a total vacancy of 13.8% and an average asking rent of $35.01 per square foot. The One & Two Commerce Square Property is considered a part of the trophy class of Philadelphia’s office market, which includes the top fifteen assets and top 19% of rentable area in the market. The trophy office market has historically commanded a 30% rent premium and average vacancy rate of 5.4%.

The 2022 population within a 0.25-, 0.50- and one-mile radius of the One & Two Commerce Square Property was 11,141, 28,932 and 96,595, respectively. The 2022 average household income within the same radii was $143,878, $155,817 and $149,005, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for the One & Two Commerce Square Property:

Market Rent Summary

Category	Market Rent (PSF)	Lease Term (Yrs)
Low Rise (1-9)	$20.00	5.0
Low Rise Large (1-9)	$19.00	10.0
Mid Rise 1 (10-17)	$22.00	5.0
Mid Rise 1 Large (10-17)	$21.00	10.0
Mid Rise 2 (18-29)	$24.00	5.0
Mid Rise 2 Large (18-29)	$23.00	10.0
High Rise (30-41)	$27.00	5.0
High Rise Large (30-41)	$26.00	10.0
Interior Retail	$30.00	10.0
Market Retail	$60.00	10.0

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Property Type: Office	Loan #7	Cut-off Date Balance:	$39,166,667
Property Subtype: CBD	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Address: 2001 and 2005 Market Street		U/W NCF DSCR:	1.68x
Philadelphia, PA 19103		U/W NOI Debt Yield:	14.7%

The following table presents recent office leasing data at comparable properties with respect to the One & Two Commerce Square Property:

Comparable Office Leases(1)

Property	Year Built/ Renovated	Tenant	Lease Date / Term (yrs)	Lease Size (SF)	Base Rent PSF	Lease Type	Escalations	Free Rent (mos.)	TI PSF
One & Two Commerce Square(2)	1987, 1992 / 2013	Fox Rothschild(2)	June-23 / 16.0	79,337	$20.00	NNN	2.00%/yr	12	$125.00
Two Liberty Place	1990 / NAP	FWM Holdings	Feb-22 / 11.0	5,799	$46.50	Base Plus Electric	2.25%/yr	12	$82.00
1735 Market Street	1990 / NAP	UBS Wealth Management	Aug-22 / 11.0	22,825	$35.00	NNN	2.50%/yr	12	$90.00
1717 Arch Street	1990 / NAP	Metlife Investment Management	Apr-22 / 5.4	20,903	$33.75	NNN	2.50%/yr	5	$30.00
1600 Market Street	1980 / 1997	Security Risk Advisors	Apr-21 / 11.3	21,687	$35.25	Base Plus Electric	2.25%/yr	16	$75.00
1700 Market Street	1969 / 2018	CommonGrounds	Nov-19 / 11.0	62,461	$33.00	Base Plus Electric	2.25%/yr	10	$70.00
2222 Market Street	2023 / NAP	Morgan Lewis	Feb-23 / 21.0	308,000	$44.95	NNN	2.0%/yr	12	$90.00
1650 Arch Street	1974 / 2001	GSA	Oct -22 / 17.0	106,748	$28.39	Base Plus Electric	2.0%/yr	N/A	$65.00
One Liberty Place	1987 / NAP	JP Morgan Chase	Dec-22 / 11.0	33,172	$42.64	Base Plus Electric	2.0%/yr	12	$70.00
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated May 17, 2023. Fox Rothschild executed a lease after the origination of the One & Two Commerce Square Whole Loan, in June 2023 and has a rent commencement date of December 2024. Fox Rothschild received $15,875,929 ($200.11 PSF) in tenant improvement and leasing commissions and 12 months of free rent (until November 2025), which were not reserved at loan Origination.

Escrows. At origination, the borrowers deposited (i) $9,200,744 for outstanding tenant improvement allowances and outstanding leasing commissions, and (ii) $1,912,160 for outstanding free rent and gap rent obligations.

Real Estate Taxes – The borrowers are required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes during a Trigger Period (as defined below).

Insurance – The borrowers are required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve during a Trigger Period unless insurance is maintained under an acceptable blanket policy.

Replacement Reserve – During a Trigger Period, the borrowers are required to deposit monthly approximately $39,503 to a reserve for replacements to the One & Two Commerce Square Property.

TI/LC Reserve – At origination, the borrowers provided a $25,000,000 letter of credit to be used for tenant improvements and leasing commissions (the “TI/LC Reserve”). During a Trigger Period, the borrowers are required to deposit monthly $237,018 for future tenant improvements and leasing commissions. Additionally, when (i) the balance of the TI/LC Reserve is less than $15,000,000 and (ii) the TI/LC Reserve Occupancy (as defined below) falls below 85%, excess cash will be deposited in the TI/LC Reserve until the balance returns to $25,000,000. Further, the non-recourse carveout guarantor has provided a guaranty of the borrower’s obligation to make deposits into the TI/LC Reserve in the amount of $20,000,000, which guaranty will be reduced by any amounts spent on tenant improvements and leasing commissions after the loan origination date.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers, (iii) the debt yield is less than 8.85% for two consecutive calendar quarters, or (iv) the debt service coverage ratio falls below 1.20x (based on a 30-year amortization schedule) for two consecutive calendar quarters. A Trigger Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender and no other event of default the exists, (b) with respect to clause (ii) above, in the event such bankruptcy action was involuntary, such bankruptcy action is dismissed within 30 days, (c) with respect to clause (iii) above, the debt yield is greater than or equal to 8.85% for two consecutive calendar quarters, or (d) with respect to clause (iv) above, the debt service coverage ratio is greater than or equal to 1.20x (based on a 30-year amortization schedule) for two consecutive calendar quarters.

The “TI/LC Reserve Occupancy” means an amount on any date equal to (a) the leased net rentable area of the One & Two Commerce Square Property without giving effect to any lease which either has (i) an expiration date within 12 months of such date (after giving effect to any renewal or extension options) or (ii) a termination option (excluding customary termination options in connection with a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Property Type: Office	Loan #7	Cut-off Date Balance:	$39,166,667
Property Subtype: CBD	One & Two Commerce Square	Cut-off Date LTV:	51.4%
Address: 2001 and 2005 Market Street		U/W NCF DSCR:	1.68x
Philadelphia, PA 19103		U/W NOI Debt Yield:	14.7%

casualty or condemnation) that may be validly exercised by the tenant under the applicable lease within 12 months of such date, divided by (b) the aggregate net rentable square footage of the One & Two Commerce Square Property.

Lockbox and Cash Management. The One & Two Commerce Square Whole Loan is structured with a hard lockbox and springing cash management. All rents from the One & Two Commerce Square Property are required to be deposited directly to the lockbox account by tenants and, so long as a Trigger Period is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account. During a Trigger Period, the borrowers will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the One & Two Commerce Square Whole Loan documents. During a Trigger Period, all excess cash is required to be either (i) during a period described under “TI/LC Reserves” above, deposited into the TI/LC Reserves, or (ii) when such period is not in effect, held by the lender as additional security for the One & Two Commerce Square Whole Loan, provided that excess cash will be disbursed at the direction of the borrowers in the event of shortfalls in certain monthly expense items.

Property Management. The One & Two Commerce Square Property is managed by BDN Management Inc., an affiliate of the One & Two Commerce Square borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12 month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 (TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender will accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Property Type: Retail	Loan #8	Cut-off Date Balance:	$36,000,000
Property Subtype: Super Regional Mall	Brandon Mall	Cut-off Date LTV:	54.7%
Address: 175, 459, 303-675, 686 & 901 Brandon Town Center Drive		U/W NCF DSCR:	2.33x
Reno, NV 89502		U/W NOI Debt Yield:	19.2%

BRANDON
MALL
75
60

STARBUCKS COFFEE

DICK'S
SPORTING GOODS

BOOKS-A-MILLION

Bahama Breeze
ISLAND GRILLE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Property Type: Retail	Loan #8	Cut-off Date Balance:	$36,000,000
Property Subtype: Super Regional Mall	Brandon Mall	Cut-off Date LTV:	54.7%
Address: 175, 459, 303-675, 686 & 901 Brandon Town Center Drive		U/W NCF DSCR:	2.33x
Reno, NV 89502		U/W NOI Debt Yield:	19.2%

Dillard's
jcpenney
VACANT
DICK'S
BAM!
LOFT
chicos
express
carter's
KAY
macy's
VACANT
N
Anchor
Major / In-line
Specialty
Vacant
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Property Type: Retail	Loan #8	Cut-off Date Balance:	$36,000,000
Property Subtype: Super Regional Mall	Brandon Mall	Cut-off Date LTV:	54.7%
Address: 175, 459, 303-675, 686 & 901 Brandon Town Center Drive		U/W NCF DSCR:	2.33x
Reno, NV 89502		U/W NOI Debt Yield:	19.2%

Temple Terrace
Thonotosassa
Tampa Executive Airport
E. Sligh Ave
Harney Rd
Mango Rd
E. Hillsborough Ave
McIntosh Rd
Mango
Seffner
TECO Arena
MIDFLORIDA Credit Union Amphitheatre
Florida State Fairgrounds
Falkenburg Rd
MLK Blvd
Parsons Ave
Kingsway Rd
Parsons Village Square
Wheeler Rd
HILLSBOROUGH COUNTY
Orient Rd
Broadway Ave
Hillsborough Comm. Coll. - Brandon
TAMPA
Diamond Hill Golf & CC
Windhurst Rd
Lakewood Dr
Kingsway Crossing
TOLL
Tampa Intl. Airport 17 miles
Selmon Expwy
Adamo Rd
Regency Square
Brandon
Valrico
Valrico Rd
Dover Rd
Brandon Crossings
Brandon Blvd
Clayton Plaza
Valrico Commons
HCA Florida Brandon Hospital
Lithia Square
Lumsden Rd
Lake Brandon Plaza
Lake Brandon Village
Brandon Mall
175, 459, 303-675, 686 & 901
Brandon Town Center Drive
Brandon, FL 33511
Lithia Pinecrest Rd
Pavilion Crossing
King Ave
Bell Shoals Rd
Buckhorn Springs Golf & Country Club
Madison Ave
Progress Village
Bloomingdale Ave
Winthrop Town Center
Providence Rd
Bloomingdale
Riverview Centre
Riverview
Riverview Dr
Alafia River
Gibsonton Dr
Gibsonton
Ocala
Daytona Beach
Atlantic Ocean
Deltona
Apopka
Winter Park
Spring Hill
Winter Garden
ORLANDO
Kissimmee
Melbourne
Palm Harbor
TAMPA
Lakeland
Winter Haven
Clearwater
Brandon
Palm Bay
ST. PETERSBURG
Bradenton
Sebring
Port St. Lucie
Sarasota
Gulf of Mexico
Port Charlotte
Cape Coral
Ft. Myers
Belle Glade

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Brandon Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/NR		Property Type – Subtype:	Retail – Super Regional Mall
Original Principal Balance(1):		$36,000,000		Location:	Brandon, FL
Cut-off Date Balance(1):		$36,000,000		Size(4):	659,882 SF
% of Initial Pool Balance:		5.0%		Cut-off Date Balance Per SF(1):	$183.37
Loan Purpose:		Acquisition		Maturity Date Balance Per SF(1):	$183.37
Borrower Sponsor:		NADG (US) LLLP and North American Property Group		Year Built/Renovated:	1995/2022
Guarantor:		NADG (US) LLLP and North American Property Group		Title Vesting:	Fee
Mortgage Rate:		7.6200%		Property Manager:	Centrecorp Management Services, LLLP (borrower-related)
Note Date:		May 24, 2023		Current Occupancy (As of)(5):	70.4% (4/6/2023)
Seasoning:		2 months		YE 2022 Occupancy(6):	72.3%
Maturity Date:		June 11, 2028		YE 2021 Occupancy(6):	92.1%
IO Period:		60 months		YE 2020 Occupancy:	86.9%
Loan Term (Original):		60 months		YE 2019 Occupancy:	90.0%
Amortization Term (Original):		NAP		As-Is Appraised Value:	$221,220,000
Loan Amortization Type:		Interest Only		As-Is Appraised Value Per SF:	$335.24
Call Protection(2):		L(26),D(27),O(7)		As-Is Appraisal Valuation Date:	March 16, 2023

Lockbox Type:		Hard/Springing Cash Management		Underwriting and Financial Information
Additional Debt(1)(2):		Yes		TTM NOI (3/31/2023):	$23,943,452
Additional Debt Type (Balance)(1)(2):		Pari Passu ($85,000,000)		YE 2022 NOI:	$23,610,616
				YE 2021 NOI:	$21,968,288
				YE 2020 NOI:	$19,220,830
Escrows and Reserves(3)				U/W Revenues:	$35,463,843
	Initial	Monthly	Cap	U/W Expenses:	$12,244,308
Real Estate Taxes	$2,223,137	$317,591	NAP	U/W NOI:	$23,219,535
Insurance	$0	Springing	NAP	U/W NCF:	$21,767,794
Replacement Reserves	$4,000,000	$10,998	NAP	U/W DSCR based on NOI/NCF(1):	2.48x / 2.33x
Leasing Reserves	$4,000,000	$109,980	NAP	U/W Debt Yield based on NOI/NCF(1):	19.2% /18.0%
Gap Rent Reserve	$136,312	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	19.2% / 18.0%
Rent Concession Reserve	$89,507	$0	NAP	Cut-off Date LTV Ratio(1):	54.7%
Existing TI/LC Reserve	$947,920	$0	NAP	LTV Ratio at Maturity(1):	54.7%

Sources and Uses
Sources			Uses
Whole Loan Amount(1):	$121,000,000	51.6%	Purchase price	$220,000,000	93.9%
Sponsor Equity:	113,322,437	48.4	Upfront reserves	11,396,876	4.9
			Closing costs	2,925,561	1.2

Total Sources	$234,322,437	100.0%	Total Uses	$234,322,437	100.0%

(1)	The Brandon Mall Mortgage Loan (as defined below) is part of the Brandon Mall Whole Loan (as defined below), which is comprised of three pari passu senior promissory notes with an aggregate original principal balance of $121,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W debt yield based on NOI/NCF, U/W debt yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the Brandon Mall Whole Loan.
(2)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(3)	See “Escrows” section below for further discussion of reserve requirements.
(4)	The Brandon Mall Property (as defined below) is part of a larger mall containing 1,155,045 square feet.
(5)	As of April 6, 2023, the Brandon Mall Property was 70.4% leased and occupancy excluding the Sears Space (as defined below) was 86.8%.
(6)	The decrease in occupancy between YE 2021 and YE 2022 was due to Sears vacating the Brandon Mall Property in 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Property Type: Retail	Loan #8	Cut-off Date Balance:	$36,000,000
Property Subtype: Super Regional Mall	Brandon Mall	Cut-off Date LTV:	54.7%
Address: 175, 459, 303-675, 686 & 901 Brandon Town Center Drive		U/W NCF DSCR:	2.33x
Reno, NV 89502		U/W NOI Debt Yield:	19.2%

The Mortgage Loan. The eighth largest mortgage loan (the “Brandon Mall Mortgage Loan”) is part of a whole loan (the “Brandon Mall Whole Loan”) secured by the fee interest in a 659,882 square foot super regional mall located in Brandon, Florida (the “Brandon Mall Property”). The Brandon Mall Whole Loan has an original aggregate principal balance of $121,000,000 and is comprised of three pari passu notes. The Brandon Mall Mortgage Loan, with an original principal balance of $36,000,000 is evidenced by the non-controlling Note A-2-1. The Brandon Mall Whole Loan will be serviced under the pooling and servicing agreement for the BANK5 2023-5YR2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BANK5 2023-5YR2	Yes
A-2-1	$36,000,000	$36,000,000	BANK 2023-BNK46	No
A-2-2	$20,000,000	$20,000,000	WFB	Yes
Total (Whole Loan)	$121,000,000	$121,000,000

The Borrower and Borrower Sponsors. The borrower is Brandon (Tampa) LP, a Delaware limited partnership with one independent director. The borrower is a joint venture between NADG Brandon LP (50.9%) and 14835514 Canada, Inc. (49.0%). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brandon Mall Whole Loan. The borrower sponsors and non-recourse carveout guarantors of the Brandon Mall Whole Loan are NADG (US) LLLP and North American Property Group (“NAPG”). NAPG does not have any direct ownership in the borrower.

NADG (US) LLLP and NAPG are affiliates of North American Development Group (“NADG”). NADG was founded in 1977 and currently has $5.7 billion in assets under management including over 25 million square feet of retail and mixed use space and 10,000 residential units. NADG has 14 offices across North America with over 300 professionals. NADG’s retail platform includes 65 properties ranging from outparcel pads to over 1.8 million square foot mixed-used developments. NADG is a large private owner of retail properties in North America and partners with well-known tenant brands.

14835514 Canada, Inc. is an affiliate of Canadian Post Corporation Pension Plan, which is one of the largest single-employer sponsor pension plans in Canada and reported total assets of $29.6 billion (CAD) as of December 31, 2022.

The Property. The Brandon Mall Property is a one-story, Class A super regional mall totaling 659,882 owned square feet, located in Brandon, Florida. The Brandon Mall Property is part of a larger mall containing 1,155,045 square feet, of which the remaining 495,163 square feet are not included in the collateral. The property is a traditional enclosed mall with multiple wings and entrances, containing a food court and department store anchors. Built in 1995 and most recently renovated in 2022, the property is situated on a 122.8-acre parcel and contains 2,897 parking spaces (4.4/1,000 square feet). The collateral anchor tenant is Dick’s Sporting Goods and non-collateral anchors include JCPenney, Macy’s and Dillard’s. Additional notable tenants include Apple, Books-A-Million, Sephora, Abercrombie & Fitch, Forever 21, Victoria’s Secret, and The Cheesecake Factory. The collateral also includes a 124,552 square foot vacant former Sears box (the “Sears Space”), which vacated the property in 2021, and a 6.8 acre parcel of undeveloped excess land. Between 2018 and 2022, the property averaged 87.2% occupancy (including the Sears Space) and 88.9% occupancy (excluding the Sears Space). As of April 6, 2023, the Brandon Mall Property was 70.4% leased to 156 tenants and occupancy excluding the Sears Space was 86.8%. See “Description of the Mortgage Pool–Mortgage Pool Characteristics–Property Types–Retail Properties” in the prospectus.

February 2023 TTM in-line sales PSF are $829 PSF, representing a 3.1% and 0.3% increase since 2021 and 2022, respectively. Excluding Apple, February 2023 TTM in-line sales PSF are $670 PSF, representing a 1.1% and 0.3% increase since 2021 and 2022, respectively. As of the February 2023 TTM, the in-line occupancy cost ratio is 11.1% including Apple and 13.8% excluding Apple. The table below provides an overview of the sales by tenancy type (partial year sales were excluded from the analysis).

Sales by Tenancy Type(1)
Tenancy Type	2020 Sales	2020 PSF	2021 Sales	2021 PSF	2022 Sales	2022 PSF	TTM Sales(2)	TTM PSF(2)
Major (> 10,000 SF)	34,572,426	$314	49,595,226	$450	48,366,814	$439	48,129,579	$437
Inline (< 10,000 SF)	138,474,795	$490	227,001,685	$804	233,368,159	$826	234,051,719	$829
Inline (< 10,000 SF) excluding Apple	115,718,127	$417	184,016,509	$663	185,597,381	$668	186,061,718	$670
Total Sales	$288,765,348	$441	$460,613,420	$705	$467,332,354	$718	$468,243,016	$719

(1)	Based on the underwritten rent roll dated April 6, 2023.
(2)	TTM is as of February 28, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Property Type: Retail	Loan #8	Cut-off Date Balance:	$36,000,000
Property Subtype: Super Regional Mall	Brandon Mall	Cut-off Date LTV:	54.7%
Address: 175, 459, 303-675, 686 & 901 Brandon Town Center Drive		U/W NCF DSCR:	2.33x
Reno, NV 89502		U/W NOI Debt Yield:	19.2%

Major Tenants.

Dick’s Sporting Goods (“Dick’s”) (Fitch/Moody’s/S&P: NR/Baa3/BBB; 45,000 square feet; 6.8% of net rentable area; 5.2% of underwritten base rent; 1/31/2028 lease expiration). Founded in 1948, Dick’s (NYSE: DKS) is a retailer serving athletes and outdoor enthusiasts. Today, the company operates over 850 Dick’s Sporting Goods, Golf Galaxy, Public Lands, Moosejaw, Going Going Gone! and Warehouse Sale stores. Dick’s has been a tenant at the property since 2007 and has no termination or extension options.

Victoria’s Secret (Fitch/Moody’s/S&P: NR/Ba3/BB-; 11,129 square feet; 1.7% of net rentable area; 3.5% of underwritten base rent; 1/31/2028 lease expiration). Victoria’s Secret (NYSE: VSCO) is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, fragrances and body care. Today Victoria’s Secret has more than 30,000 associates across approximately 1,360 retail stores in approximately 70 countries. Victoria’s Secret has been a tenant at the property since 2017 and does not have any extension or termination options.

The Cheesecake Factory (10,203 square feet; 1.5% of net rentable area; 3.5% of underwritten base rent; 1/31/2028 lease expiration). In 1972, Evelyn and Oscar Overton opened the first Cheesecake Factory in Los Angeles, California. Today, the company has over 225 locations worldwide with more than 40,000 employees. The Cheesecake Factory has been a tenant at the property since 2006 and has 2, 5-year extension options and no termination options.

The following table presents a summary regarding the major tenants at the Brandon Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Rent(2)(3)		% of Total Annual U/W Rent	Annual U/W Rent PSF(2)(3)			Ext. Options
								Term. Option (Y/N)	Lease Expiration Date
Anchor Tenants
Dick’s	NR/Baa3/BBB	45,000	6.8%	$925,036		5.2%	$20.56	N	1/31/2028	None
Total/Wtd. Avg.		45,000	6.8%	$925,036		5.2%	$20.56

Major Tenants
The Cheesecake Factory	NR/NR/NR	10,203	1.5%	$628,993		3.5%	$61.65	N	1/31/2028	2 x 5Yr
Victoria's Secret	NR/Ba3/BB-	11,129	1.7%	$626,674		3.5%	$56.31	N	1/31/2028	None
Books-A-Million	NR/NR/NR	17,383	2.6%	$385,398		2.2%	$22.17	N	1/31/2028	1 x 5Yr
Champs Sports	NR/NR/NR	6,792	1.0%	$373,385		2.1%	$54.97	N	4/30/2025	None
Forever 21	NR/NR/NR	11,179	1.7%	$373,168	(4)	2.1%	$33.38(4)	Y(5)	MTM	None
American Eagle Outfitters	NR/NR/NR	6,128	0.9%	$369,838		2.1%	$60.35	N	MTM	None
Aeropostale	NR/NR/NR	3,081	0.5%	$358,800		2.0%	$116.46	N	1/31/2025	None
Foot Locker	NR/Ba1/BB+	5,517	0.8%	$346,150		2.0%	$62.74	N	6/30/2024	None
Zales Jewelers	NR/NR/NR	1,620	0.2%	$341,592		1.9%	$210.86	N	6/30/2028	None
Total/Wtd. Avg.		73,032	11.1%	$3,803,998		21.4%	$52.09

Non-Major Tenants		346,606	52.5%	$13,008,497		73.3%	$37.53

Occupied Collateral Total		464,638	70.4%	$17,737,531		100.0%	$38.17
Vacant Space		195,244	29.6%
Total/Wtd. Avg.		659,882	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Rent and Annual U/W Rent PSF includes Percentage In-Lieu rents totaling $1,035,097.
(3)	Annual U/W Rent and Annual U/W Rent PSF includes $633,474 of rent steps through June 2024.
(4)	Forever 21’s Annual UW Rent and Annual UW Rent PSF represents Percentage In-Lieu based on the tenant’s 2022 sales.
(5)	Forever 21 has the right to terminate its lease if annual sales drop below $2,215,720 within 60 days of January 31st of each year. The tenant reported TTM 2/28/2023 sales of $3,109,737.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Property Type: Retail	Loan #8	Cut-off Date Balance:	$36,000,000
Property Subtype: Super Regional Mall	Brandon Mall	Cut-off Date LTV:	54.7%
Address: 175, 459, 303-675, 686 & 901 Brandon Town Center Drive		U/W NCF DSCR:	2.33x
Reno, NV 89502		U/W NOI Debt Yield:	19.2%

The following table presents a summary of sales and occupancy costs for certain tenants at the Brandon Mall Property.

Sales and Occupancy Cost Summary(1)

	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	TTM 2/28/2023 Sales (PSF)	TTM Occupancy Cost
Dick’s	$246	$350	$318	$318	6.8%
The Cheesecake Factory	$890	$1,281	$1,348	$1,356	6.8%
Victoria's Secret	$677	$899	$869	$857	11.4%
Books-A-Million	$132	$211	$210	$209	10.6%
Champs Sports	$529	$733	$600	$573	17.0%
Forever 21	$231	$341	$289	$278	12.0%
American Eagle Outfitters	$519	$754	$673	$672	15.0%
Aeropostale	NAV	$771	$644	$641	18.2%
Foot Locker	$930	$1,140	$1,089	$1,072	10.1%

(1)	Information obtained from the borrower.

The following table presents certain information relating to the lease rollover schedule at the Brandon Mall Property

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	6	31,676	4.8%	31,676	4.8%	$1,488,466	8.4%	$46.99
2023	25	43,654	6.6%	75,330	11.4%	$692,689	3.9%	$15.87
2024	40	94,780	14.4%	170,110	25.8%	$3,183,895	18.0%	$33.59
2025	30	66,949	10.1%	237,059	35.9%	$3,039,267	17.1%	$45.40
2026	18	30,648	4.6%	267,707	40.6%	$1,496,886	8.4%	$48.84
2027	14	33,158	5.0%	300,865	45.6%	$1,709,275	9.6%	$51.55
2028	19	121,532	18.4%	422,397	64.0%	$4,662,317	26.3%	$38.36
2029	3	5,916	0.9%	428,313	64.9%	$214,123	1.2%	$36.19
2030	3	3,360	0.5%	431,673	65.4%	$212,621	1.2%	$63.28
2031	3	13,892	2.1%	445,565	67.5%	$324,196	1.8%	$23.34
2032	3	11,636	1.8%	457,201	69.3%	$312,502	1.8%	$26.86
2033	3	7,437	1.1%	464,638	70.4%	$401,292	2.3%	$53.96
2034 & Beyond	0	0	0.0%	464,638	70.4%	$0	0.0%	$0.00
Vacant	0	195,244	29.6%	659,882	100.0%	$0	0.0%	$0.00
Total/Weighted Average	167	659,882	100.0%			$17,737,531	100.0%	$38.17(3)
(1)	Information is based on the underwritten rent roll as of April 6, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Weighted Avgerage Annual U/W Rent PSF Rolling excludes vacant space.

The following table presents historical occupancy percentages at the Brandon Mall Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(1)(2)	4/6/2023(3)(4)
90.0%	86.9%	92.1%	72.3%	70.4%
(1)	Information obtained from the Brandon Mall Borrower.
(2)	The decrease in occupancy between December 31, 2021 and December 31, 2022 was due to Sears vacating the Brandon Mall Property in 2021.
(3)	Information obtained from the underwritten rent roll.
(4)	As of April 6, 2023, the Brandon Mall Property was 70.4% leased and occupancy excluding the Sears Space was 86.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Property Type: Retail	Loan #8	Cut-off Date Balance:	$36,000,000
Property Subtype: Super Regional Mall	Brandon Mall	Cut-off Date LTV:	54.7%
Address: 175, 459, 303-675, 686 & 901 Brandon Town Center Drive		U/W NCF DSCR:	2.33x
Reno, NV 89502		U/W NOI Debt Yield:	19.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Brandon Mall Property:

Cash Flow Analysis

	2020	2021	2022	TTM 3/31/2023	U/W	%(1)	U/W $ per SF
Base Rent	17,425,925	$16,116,863	$17,637,209	$17,512,573	$17,737,531(2)(3)	45.1%	$26.88
Grossed Up Vacant Space	0	0	0	0	3,861,046	9.8	$5.85
Gross Potential Rent	$17,425,925	$16,116,863	$17,637,209	$17,512,573	$21,598,577	54.9%	$32.73
Other Income(4)	228,518	295,780	439,119	459,494	459,494	1.2	$0.70
Percentage Rent	213,614	2,102,120	2,338,675	2,516,930	2,203,179	5.6	$3.34
Specialty Leasing	1,326,484	1,726,698	2,106,896	2,210,192	2,210,192	5.6	$3.35
Total Recoveries	13,925,509	13,834,550	14,199,569	14,027,378	12,853,447	32.7	$19.48
Net Rental Income	$33,120,050	$34,076,012	$36,721,468	$36,726,567	$39,324,889	100.0%	$59.59
Less Free Rent & Credit Loss	4,508,571	1,730,075	1,368,804	808,256	0		$0.00
(Vacancy & Credit Loss)	0	0	0	0	(3,861,046)(5)	(17.9)	($5.85)
Effective Gross Income	$28,611,480	$32,345,937	$35,352,664	$35,918,311	$35,463,843	90.2%	$53.74

Real Estate Taxes	$3,513,617	$3,493,756	$3,800,806	$3,965,981	$3,500,000	9.9	$5.30
Insurance	209,159	677,746	618,915	606,215	1,293,363	3.6	$1.96
Management Fee	1,144,459	1,293,837	1,414,107	1,465,109	1,063,915	3.0	$1.61
Other Operating Expenses	4,523,415	4,912,309	5,908,220	$5,937,554	6,387,030	18.0	$9.68
Total Operating Expenses	$9,390,649	$10,377,649	$11,742,048	$11,974,859	$12,244,308	34.5%	$18.56

Net Operating Income	$19,220,830(6)	$21,968,288(6)	$23,610,616	$23,943,452	$23,219,535	65.5%	$35.19
TI/LC	0	0	0	0	1,319,764	3.7	$2.00
Capital Expenditures	0	0	0	0	131,976	0.4	$0.20
Net Cash Flow	$19,220,830	$21,968,288	$23,610,616	$23,943,452	$21,767,794	61.4%	$32.99

NOI DSCR(7)	2.06x	2.35x	2.53x	2.56x	2.48x
NCF DSCR(7)	2.06x	2.35x	2.53x	2.56x	2.33x
NOI Debt Yield(7)	15.9%	18.2%	19.5%	19.8%	19.2%
NCF Debt Yield(7)	15.9%	18.2%	19.5%	19.8%	18.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent includes Percentage In-Lieu rents totaling $1,035,097, which were underwritten based on TTM sales as of February 28, 2023.
(3)	U/W Base Rent includes $633,474 of rent steps through June 2024.
(4)	Other Income includes janitorial, media revenue, termination fees, and other miscellaneous items.
(5)	Represents the underwritten economic vacancy %. The Brandon Mall Property was 70.4% occupied as of April 6, 2023. Occupancy excluding the Sears Space was 86.8%.
(6)	The increase in Net Operating Income from 2020 to 2021 was driven by a decrease in free rent and credit loss.
(7)	Debt service coverage ratios and debt yields are based on the Brandon Mall Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Property Type: Retail	Loan #8	Cut-off Date Balance:	$36,000,000
Property Subtype: Super Regional Mall	Brandon Mall	Cut-off Date LTV:	54.7%
Address: 175, 459, 303-675, 686 & 901 Brandon Town Center Drive		U/W NCF DSCR:	2.33x
Reno, NV 89502		U/W NOI Debt Yield:	19.2%

Appraisal. The appraiser concluded to an “As-is” value for the Brandon Mall Property of $221,220,000 as of March 16, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated March 14, 2023, there was no evidence of any recognized environmental conditions at the Brandon Mall Property.

Market Overview and Competition. The Brandon Mall Property is located in Brandon, Florida, approximately 10.0 miles east of the Tampa central business district. According to a third party market research report, the property is located at the highly trafficked intersection of Interstate-75 and Brandon Boulevard, which had a daily traffic count of approximately 84,990 vehicles. The property is located in an area that benefits from a convergence of highway infrastructure that includes Interstate 75, State Road 60 and the Selmon Expressway. The area is suburban in nature and has experienced significant population and economic growth over the past 20 years as the Tampa MSA continues to expand. Between 2010 and 2022, the population within a 2-, 5- and 10- mile radius grew 23.3%, 23.2%, and 26.4%, respectively.

Within a one-, three- and five-mile radius of the Brandon Mall Property, the 2022 average household income was approximately $69,414, $78,069, and $81,816, respectively; and within the same radii, the 2022 estimated population was 12,872, 101,084, and 218,619, respectively.

According to a third party market research report, the property is situated within the East Tampa submarket of the larger Tampa/St. Petersburg retail market. As of May 2023, the submarket reported total inventory of approximately 14.9 million square feet with a 3.1% vacancy rate and average rents of $25.04 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Brandon Mall Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Shops/Inline 0-999 SF	$60.00	3	2.0%	$15.00
Shops/Inline 1-3,000 SF	$38.00	5	2.0%	$20.00
Shops/Inline 3-8,000 SF	$30.00	5	2.0%	$15.00
Shops/Inline > 8,000 SF	$25.00	5	2.0%	$10.00
Jewelry	$120.00	10	2.0%	$25.00
Restaurant	$50.00	10	Varies	$50.00
Food Court	$140.00	5	2.0%	$25.00
Kiosk	$350.00	3	2.0%	$0.00
Anchor	$20.00	10	Varies	$10.00
ATM	$7,100	5	2.0%	$0.00
Large Anchor (Sears)	$12.50	10	None	$5.00
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Property Type: Retail	Loan #8	Cut-off Date Balance:	$36,000,000
Property Subtype: Super Regional Mall	Brandon Mall	Cut-off Date LTV:	54.7%
Address: 175, 459, 303-675, 686 & 901 Brandon Town Center Drive		U/W NCF DSCR:	2.33x
Reno, NV 89502		U/W NOI Debt Yield:	19.2%

The table below presents certain information relating to comparable retail centers pertaining to the Brandon Mall Property identified by the appraiser:

Competitive Set(1)

Property Name	Year Built/Renovated	Total NRA	Total Occupancy(2)	Anchor / Major Tenants	Distance to Brandon Mall Property
Brandon Mall	1995/2022	659,882(3)(4)	70.4%(3)(4)(5)	Macy’s, Dillard’s, JCPenney, Dick’s
International Plaza and Bay Street	2001/NAP	855,281	97.8%	Nordstrom, Dillard’s, Neiman Marcus	15.3 miles
Westshore Plaza	1967/2001	1,093,846	88.0%	Dick’s, Macy’s, JCPenney, AMC 14	14.8 miles
Citrus Park Town Center	1999/NAP	619,158	91.0%	JCPenney, Macy’s, Dillard’s, Regal Cinemas, Dick’s	25.2 miles
Westfield Countryside Mall	1975/NAP	724,220	88.0%	JCPenney, Macy’s, Dillard’s, CMX Cinemas, Whole Foods	31.2 miles
Tyrone Square Mall	1972/1998	711,556	90.0%	JCPenney, Macy’s, Dillard’s, Dick’s, DSW, PetSmart	34.0 miles
The Mall at University Town Center	2014/NAP	886,000(1)	98.8%	Dillard’s, Macy’s, Saks Fifth Avenue	44.6 miles
Weighted Average			92.3%(6)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on a third party market research report, unless otherwise specified.
(3)	Based on the underwritten rent roll as of April 4, 2023.
(4)	Total NRA and Total Occupancy excludes non-collateral anchor tenants (Macy’s, Dillard’s, and JCPenney).
(5)	Excluding the Sears Space the property was 86.8% occupied. Total Occupancy including the non-collateral anchors and excluding the Sears Space was 93.1%.
(6)	Excludes the Brandon Mall Property.

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $2,223,137 and ongoing monthly deposits of $317,591 for real estate taxes.

Insurance – The loan documents do not require ongoing monthly insurance reserves; provided (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Brandon Mall Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.

Replacement Reserve – The loan documents require an upfront deposit of $4,000,000 and ongoing monthly deposits of $10,998 for replacement reserves.

TI/LC Reserve – The loan documents require an upfront deposit of $4,000,000 and ongoing monthly deposits of $109,980 for tenant improvements and leasing commissions reserves.

Gap Rent Reserve – The loan documents require an upfront deposit of $136,312 for gap rent related to Azteca D'Oro (0.8% net rentable area; 1.5% of underwritten base rent).

Rent Concession Reserve – The loan documents require an upfront deposit of $89,507 for outstanding rent concessions related to Popeyes (0.1% net rentable area; 0.5% of underwritten base rent).

Existing TI/LC Reserve – The loan documents require an upfront deposit of $947,920 for outstanding tenant improvements and leasing commissions related to 5 tenants.

Lockbox and Cash Management. The Brandon Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender controlled lockbox account within one business day of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Cash Trap Event Period (as defined below) is not in effect, all funds in the lockbox account are required to be distributed to the borrower. During the continuance of a Cash Trap Event Period, all funds in the cash management account are required to be disbursed in accordance with the cash management waterfall set forth in the loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Cash Trap Event Period continues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Property Type: Retail	Loan #8	Cut-off Date Balance:	$36,000,000
Property Subtype: Super Regional Mall	Brandon Mall	Cut-off Date LTV:	54.7%
Address: 175, 459, 303-675, 686 & 901 Brandon Town Center Drive		U/W NCF DSCR:	2.33x
Reno, NV 89502		U/W NOI Debt Yield:	19.2%

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) is below 1.50x (assuming a hypothetical 30-year amortization);
(iii)	the net cash flow debt yield (“NCF DY”) is below 12.0%;
(iv)	the occurrence of an Anchor Tenant Trigger (as defined below) with respect to two or more anchor tenants; or
(v)	tenants occupying less than or equal to 75% of the gross leasable square footage at the property (excluding the Sears Space) are open for business and operating at the property for more than 30 consecutive days (a “Gross Floor Area Trigger”).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the NCF DSCR being at least 1.55x for two consecutive calendar quarters;
●	with regard to clause (iii), the NCF DY being at least 12.5% for two consecutive calendar quarters;
●	with regard to clause (iv), 90 days following the date that an Anchor Tenant Trigger Cure (as defined below) occurred and no more than one Anchor Tenant Trigger is ongoing; or
●	with regard to clause (v), 90 days following the date that the Gross Floor Area Trigger has ended.

An “Anchor Tenant Trigger” will commence upon the occurrence of any of the following:

(i)	if Macy’s, Dillard’s, JCPenney, and/or the largest replacement tenant (by leased square footage) occupying the Sears Space (each an “Anchor Tenant”) goes dark or fails to occupy all of its space (excluding due to casualty, condemnation or remodeling not to exceed 90 days);
(ii)	an Anchor Tenant vacates a majority of its space (excluding due to casualty, condemnation or remodeling not to exceed 90 days);
(iii)	an Anchor Tenant’s space being identified on a store closure list or otherwise announced for closure;
(iv)	an Anchor Tenant or its corporate parent files, as a debtor, or otherwise becomes involved, in a bankruptcy or similar insolvency proceeding; or
(v)	with respect to the Sears Space, until the Sears Space Releasing Conditions (as defined below) are met. For the avoidance of doubt, an Anchor Tenant Trigger is in effect with respect to the Sears Space as of the date hereof.

An “Anchor Tenant Trigger Cure” will commence upon the occurrence of any of the following:

●	with regard to clauses (i-ii), such Anchor Tenant is occupying its space and has resumed normal business operations for at least 90 days or Replacement Anchor Conditions (as defined below) have been satisfied;
●	with regard to clause (iii), the Anchor Tenant ceases to be identified on a store closure list or the applicable store closure list is reversed, is occupying their space and has resumed normal business operations for at least 90 days or the Replacement Anchor Conditions have been satisfied;
●	with regard to clause (iv), (a) with respect to the Sears Space, (i) such Anchor Tenant or a replacement anchor tenant has assumed such lease, such assumption has been approved by the appropriate bankruptcy court having jurisdiction over such matter and such Anchor Tenant is no longer involved in any bankruptcy or insolvency proceeding or (ii) the Replacement Anchor Conditions have been satisfied and (b) with respect to the Macy’s space, the Dillard’s space, and the JCPenney space, Macy’s, Dillard’s, JC Penney, one or more third party tenants or owner/operators occupies and conducts business at the respective space during normal business hours (in substantially the same or better manner as such store was operating prior to its involvement in the bankruptcy or insolvency proceeding);
●	with regard to clause (v), the Sears Space Releasing Conditions are met; or
●	with regard to clause (i-iv) and (v) (following the satisfaction of the Sears Space Releasing Conditions), at any time after 14 months have passed since the commencement of an Anchor Tenant Trigger, if (a) no event of default is continuing, (b) The NCF DSCR is at least 1.55x for two consecutive calendar quarters, and (c) the NCF DY is at least 12.5% for two consecutive calendar quarters.

“Replacement Anchor Conditions” means, with respect to the Macy’s space, the Dillard’s space, and the JCPenney’s space, lender has determined that a sufficient amount of the applicable Anchor Tenant space is occupied with one or more replacement anchor tenants sufficient enough to satisfy the majority of the co-tenancy or similar provisions of the leases at the property, each having been open for business for at least 90 consecutive days.

“Sears Space Releasing Conditions” means (i) the execution of a lease or leases for at least (a) 75,000 SF or (b) at least 50,000 SF of the Sears Space, provided such lease or leases have a gross rent of at least $20 per SF, with a term, terms and conditions reasonably satisfactory to lender, (ii) with respect to such replacement lease, the term of such lease has commenced, such replacement tenant is paying full, unabated rent (or borrower has funded a reserve for any rent abatement) and (iii) borrower (as landlord under the applicable lease), has completed all landlord obligations for tenant improvements, leasing expenses, or otherwise to such replacement tenant’s satisfaction.

Real Estate Substitution. Not permitted.

Property Management. The Brandon Mall Property is managed by Centrecorp Management Services, LLLP, an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Property Type: Retail	Loan #8	Cut-off Date Balance:	$36,000,000
Property Subtype: Super Regional Mall	Brandon Mall	Cut-off Date LTV:	54.7%
Address: 175, 459, 303-675, 686 & 901 Brandon Town Center Drive		U/W NCF DSCR:	2.33x
Reno, NV 89502		U/W NOI Debt Yield:	19.2%

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Rights of First Offer / Rights of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Property Type: Retail	Loan #9	Cut-off Date Balance:	$33,000,000
Property Subtype: Super Regional Mall	Cumberland Mall	Cut-off Date LTV:	48.9%
Address: 2860 Cumberland Mall Southeast		U/W NCF DSCR:	1.66x
Atlanta, GA 30339		U/W NOI Debt Yield:	13.8%

macy's
CUMBERLAND
MALL

2900
COSTCO

P.F. CHANG'S
CHINA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Property Type: Retail	Loan #9	Cut-off Date Balance:	$33,000,000
Property Subtype: Super Regional Mall	Cumberland Mall	Cut-off Date LTV:	48.9%
Address: 2860 Cumberland Mall Southeast		U/W NCF DSCR:	1.66x
Atlanta, GA 30339		U/W NOI Debt Yield:	13.8%

Cumberland Mall
2860 Cumberland Mall Southeast
Atlanta, GA 30339
Marietta
Sandy Springs
Smyrna
Vinings
Vinings Heights
Village Green
Fair Oaks
Smyrna Heights
Vinings Cove
Mableton
Whitewater Creek
Paces
Kingswood
Bolton
Memorial Park
ATLANTA
Underwood Hills
Carver Hills
COBB COUNTY
FULTON COUNTY
Chattahoochee River National Recr. Area
Chattahoochee River
Dobbins Air Reserve Base
LOCKHEED MARTIN
Kennesaw State Univ.- Marietta Campus
Life University
Marietta Trade Center
Marietta Commercial Plaza
Georgia Tech Research Institute
Q2 Solutions Corp. Office
Treasure Island Shopping Center
Wellstar Windy Hill Hospital
Delk Square
Sope Creek Crossing
Terrell Mill Park
Terrell Mill Village
Hyundai Capital America
GE Power Atlanta
Powers Ferry Center
Thyssenkrupp Industrial Solutions
The Weather Channel
Truist Park
The Battery Atlanta
Heritage Pavilion
Cobb Energy Performing Arts Center
Cobb Galleria Centre
Parkway Pointe
Riverview Shopping Center
Fox Creek Golf Club
Ward Park
Smyrna Community Center
Smyrna History Museum
The Crossings Shopping Center
Concord Square
The Home Depot Corporate HQ
Vinings Crossing Shopping Ctr.
Vinings Station
Emory University Hospital Smyrna
Rhyne Park
Highland Station
West Village
Home Depot Innovation Center
Amazon Warehouse
Kenwood Plaza
Nickajack Park
Allied Crawford Steel
Whittier Mill Park
ATLANTA INDUSTRIAL PARK
Standing Peachtree Park
Paces Ferry Plaza
Bobby Jones GC
Howell Mill Village
Hartsfield-Jackson Atlanta Intl. Airport 20 miles
Downtown Atlanta 5 miles
S. Marietta Pkwy
Lower Roswell Rd
Powers Ferry Rd
S. Cobb Drive
Delk Rd
Cobb Pkwy SE
Terrell Mill Rd
Atlanta Rd
Windy Hill Rd
Village Pkwy
Spring Rd
Church Rd
Cobb Dr
Ridge Rd
Paces Mill Rd SE
Paces Ferry Rd SE
Northside Dr
The Perimeter
Cumberland Pkwy
Copper Lake Rd
East-West Connector
Highlands Pkwy
Log Cabin Dr
Moores Mill Rd
Bolton Rd
La Dawn Ln
Marietta Blvd
Marietta Rd
Oakdale Rd
Riverview Rd
75
285
41
120
78
278
Alpharetta
Roswell
Johns Creek
Kennesaw
Marietta
Sandy Springs
Dunwoody
Smyrna
Mableton
ATLANTA
Decatur
Douglasville
East Point
Redan
Union City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

No. 9 – Cumberland Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment	[Baa2(sf)/NR/NR]			Property Type – Subtype:	Retail – Super Regional Mall
(Moody’s/Fitch/KBRA):				Location:	Atlanta, GA
Original Principal Balance(1):	$33,000,000			Size:	709,318 SF
Cut-off Date Balance(1):	$33,000,000			Cut-off Date Balance Per SF(1):	$254
% of Initial Pool Balance:	4.6%			Maturity Date Balance Per SF(1):	$254
Loan Purpose:	Refinance			Year Built/Renovated:	1973/2006-2016
Borrower Sponsor:	BPR Nimbus LLC			Title Vesting:	Fee
				Property Manager:	Brookfield Properties Retail
Guarantor:	BPR Nimbus LLC				Inc. (borrower-related)
Mortgage Rate:	7.8700%			Current Occupancy (As of):	98.7% (3/31/2023)
Note Date:	April 14, 2023			YE 2022 Occupancy	96.5%
Seasoning:	3 months			YE 2021 Occupancy:	97.9%
Maturity Date:	May 1, 2028			YE 2020 Occupancy:	95.8%
IO Period:	60 months			YE 2019 Occupancy:	97.9%
Loan Term (Original):	60 months			Appraised Value:	$368,000,000
Amortization Term (Original):	NAP			Appraised Value Per SF:	$519
Loan Amortization Type:	Interest Only			Appraisal Valuation Date:	February 28, 2023
Call Protection:	L(27),D(29),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes			Underwriting and Financial Information
Additional Debt Type				TTM 1/31/2023 NOI:	$24,065,640
(Balance)(1)(2):	Pari Passu ($147,000,000)			YE 2022 NOI:	$24,323,229
				YE 2021 NOI:	$23,224,824
				YE 2020 NOI:	$18,694,979
				U/W Revenues:	$32,871,677
Escrows and Reserves(3)				U/W Expenses:	$8,090,891
	Initial	Monthly	Cap	U/W NOI:	$24,780,787
Taxes	$0	Springing	NAP	U/W NCF:	$23,863,869
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.73x / 1.66x
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.8% / 13.3%
TI/LC	$1,987,019	Springing	$1,415,412	U/W Debt Yield at Maturity based on	13.8% / 13.3%
Gap Rent Reserve	$267,919	$0	NAP	NOI/NCF(1):
Anchor Tenant Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	48.9%
				LTV Ratio at Maturity(1):	48.9%

Sources and Uses
Sources			Uses
Whole loan amount	$180,000,000	100.0%	Loan payoff	$160,491,051	89.2%
			Return of Equity	15,615,412	8.7
			Reserves	2,254,938	1.3
			Closing Costs	1,638,600	0.9
Total Sources	$180,000,000	100.0%	Total Uses	$180,000,000	100.0%
(1)	The Cumberland Mall Mortgage Loan (as defined below) is part of the Cumberland Mall Whole Loan (as defined below), which is comprised of twelve pari passu senior promissory notes with an aggregate original principal balance of $180,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the Cumberland Mall Whole Loan.
(2)	See “The Mortgage Loan” for a discussion of additional indebtedness.
(3)	See “Escrows” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “Cumberland Mall Mortgage Loan”) is part of a whole loan (the Cumberland Mall Whole Loan”) comprised of twelve pari passu senior promissory notes with an original principal balance of $180,000,000. The Cumberland Mall Whole Loan is secured by the fee simple interest in Cumberland Mall, a 709,318 square foot enclosed, super regional mall located in Atlanta, Georgia (the “Cumberland Mall Property”). The Cumberland Mall Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”), Deutsche Bank AG, acting through its New York Branch (“DBNY”) and Bank of Montreal (“BMO”). The non-controlling notes A-6-2 and A-7, with an original principal balance of $33,000,000, represent the Cumberland Mall Mortgage Loan and will be included in the BANK 2023-BNK46 securitization trust. The remaining Cumberland Mall pari passu notes have been included in securitizations or are currently held by DBNY and BMO and are expected to be contributed to one or more future securitization transactions. The Cumberland Mall Whole Loan will be serviced pursuant to the pooling and servicing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Property Type: Retail	Loan #9	Cut-off Date Balance:	$33,000,000
Property Subtype: Super Regional Mall	Cumberland Mall	Cut-off Date LTV:	48.9%
Address: 2860 Cumberland Mall Southeast		U/W NCF DSCR:	1.66x
Atlanta, GA 30339		U/W NOI Debt Yield:	13.8%

agreement for the BMARK 2023-V2 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	Benchmark 2023-V2	Yes
A-2	20,000,000	20,000,000	Benchmark 2023-V2	No
A-3	15,000,000	15,000,000	DBNY	No
A-4	10,000,000	10,000,000	DBNY	No
A-5	7,000,000	7,000,000	DBNY	No
A-6-1	30,000,000	30,000,000	MSWF 2023-1	No
A-6-2	10,000,000	10,000,000	BANK 2023-BNK46	No
A-7	23,000,000	23,000,000	BANK 2023-BNK46	No
A-8	15,000,000	15,000,000	Benchmark 2023-V2	No
A-9	12,500,000	12,500,000	BMO	No
A-10	10,000,000	10,000,000	Benchmark 2023-V2	No
A-11	7,500,000	7,500,000	BMO	No
Total (Whole Loan)	$180,000,000	$180,000,000

The Borrowers and Borrower Sponsor. The borrowers are Cumberland Mall, LLC and Cumberland FS Anchor Parcel Owner LLC, each a Delaware limited liability company that is owned and controlled by affiliates of Brookfield Properties Retail Holding LLC (“Brookfield Properties”) and CBRE Investment Management. Each borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cumberland Mall Whole Loan. The borrower sponsor and non-recourse carveout guarantor is BPR Nimbus LLC, an affiliate of Brookfield Properties. Cumberland FS Anchor Parcel Owner LLC owns a parcel that includes the Dick’s Sporting Goods, Round 1 and Planet Fitness stores, and Cumberland Mall, LLC owns the remainder of the Cumberland Mall Property.

Brookfield Properties develops and operates real estate investments on behalf of Brookfield Asset Management, which is one of the largest alternative asset managers in the world. Formerly known as General Growth Properties, Inc., Brookfield Properties is owned by affiliates of Brookfield Asset Management and ranks among the largest retail real estate companies in the United States. Its portfolio of retail properties spans the nation, encompassing over 200 retail centers and representing over 155 million square feet of retail space. Brookfield Properties is focused exclusively on managing, leasing and redeveloping retail properties.

CBRE Investment Management is a leading investment management firm that delivers sustainable investment solutions across real assets categories, geographies, risk profiles and execution formats to clients, people and communities. CBRE is responsible for more than $148.9 billion of assets under management with over 1,000 team members and over 30 offices worldwide.

The Property. The Cumberland Mall Property is a 709,318 SF super regional mall located approximately 11 miles from downtown Atlanta, where more than 900,000 vehicles pass daily. The Cumberland Mall Property hosts a diverse tenant mix of over 100 shops and restaurants, meeting different customer needs. The immediate area of the Cumberland Mall Property has seen significant growth, including proximity to the Atlanta Braves stadium, which is located on the other side of the highway and holds over 41,000 people.

The Cumberland Mall Property was originally built in 1973, was expanded in 2006 and renovated in 2016. As of March 31, 2023, the Cumberland Mall Property is 98.7% leased to a diverse mix of tenants and has historically averaged approximately 98.0% occupancy since 2016. The Cumberland Mall Property has a strong mix of national tenants and is anchored by Macy’s (non-collateral), Costco, Round 1 Bowling & Amusement, and Dick’s Sporting Goods. Costco opened in 2006 along with a 77,000 SF lifestyle center on the north side of the Cumberland Mall Property, attracting major national tenants and signature restaurants such as Cheesecake Factory, P.F. Chang’s, Buffalo Wild Wings, and Maggiano’s. In 2019, the borrower sponsor invested approximately $30.0 million on replacing the former Sears box with Dick’s Sporting Goods, Planet Fitness, and Round 1 Bowling & Amusement. Additionally, in late 2021, Brookfield Properties received entitlements to develop 300 residential units, 60,000 SF of additional retail space, and up to 500,000 SF of office space proximate to the Cumberland Mall Property, allowing the Cumberland Mall Property to draw more people to the destination. The multifamily development is currently underway and expected to be completed in the second quarter of 2024.

The Cumberland Mall Property has shown a consistent growth in sales. Prior to the start of the COVID-19 pandemic, 2019 in-line sales PSF at the Cumberland Mall Property were $779 PSF and January 2023 TTM in-line sales PSF are $874 PSF, representing a 12.1% increase since 2019. Excluding Apple, in-line sales in 2019 were $518 PSF and January 2023 TTM in-line sales are at $610 PSF, representing a 17.7% increase since 2019. As of the January 2023 TTM, the in-line occupancy cost ratio is 8.3% including Apple and 11.9% excluding Apple. The table below provides an overview of the sales by tenancy type (partial year sales were excluded from the analysis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Property Type: Retail	Loan #9	Cut-off Date Balance:	$33,000,000
Property Subtype: Super Regional Mall	Cumberland Mall	Cut-off Date LTV:	48.9%
Address: 2860 Cumberland Mall Southeast		U/W NCF DSCR:	1.66x
Atlanta, GA 30339		U/W NOI Debt Yield:	13.8%

Sales by Tenancy Type(1)

Tenancy Type	2019 Sales	2019 PSF	2020 Sales	2020 PSF	2021 Sales	2021 PSF	2022 Sales	2022 PSF	TTM Sales(3)	TTM PSF(3)
Anchor (2)	$192,000,000	$1,302	$217,000,000	$1,472	$298,000,000	$987	$306,400,000	$1,015	$306,400,000	$1,015
Major (> 10,000 SF)	$31,977,014	$345	$22,889,170	$247	$33,119,265	$358	$35,424,084	$383	$35,534,676	$384
Inline (< 10,000 SF)	$163,360,834	$779	$130,277,728	$602	$188,490,676	$863	$197,104,268	$863	$199,518,244	$874
Inline (< 10,000 SF) excluding Apple	$105,197,133	$518	$99,277,330	$473	$135,305,482	$639	$135,029,048	$609	$135,224,292	$610
Total Sales	$384,992,566	$858	$368,079,113	$808	$516,265,996	$843	$535,342,263	$861	$537,827,202	$865

(1)	Based on the underwritten rent roll dated March 31, 2023.
(2)	2019 and 2020 Anchor sales do not include Dick’s Sporting Goods and Round 1 Bowling & Amusement sales.
(3)	TTM is as of January 31, 2023.

Major Tenants.

Round 1 Bowling & Amusement (“Round 1”) (83,600 SF; 11.8% of NRA; 7.2% of underwritten base rent). Round 1 is a multi-entertainment facility offering bowling, arcade games, billiards, karaoke, ping pong, darts, and other entertainment activities in an indoor facility complex. Round 1 opened its first U.S. location in Los Angeles in 2010 and has grown its presence in the United States to over 50 locations, with approximately 2,466 employees. At the Cumberland Mall Property, Round 1 occupies 83,600 SF through February 2031 and has two, five-year extension options. Round 1 has a sales based termination option as described in the “Major Tenants” table below.

Costco (147,409 SF; 20.8% of NRA; 5.8% of underwritten base rent). Costco is an American multinational corporation, which operates a chain of membership-only big-box retail stores. As of April 2022, Costco was the fifth largest retailer in the world. Costco is ranked #11 on the Fortune 500 rankings of the largest United States corporations by total revenue. In the United States, Costco’s main competitors operating membership warehouses are Sam’s Club and BJ’s Wholesale Club. Costco employs 304,000 employees worldwide and has an average store size of 146,000 SF. As of February 2023, Costco had nearly 123 million members. Costco has three, 10-year extension options through November 2056. Costco leases the pad from the borrowers and owns its improvements.

H&M (24,655 SF; 3.5% of NRA; 4.0% of underwritten base rent). H&M offers collections for women, men, teenagers, children and babies, with a product range that includes sportswear, underwear, cosmetics, accessories and shoes. H&M is present in 76 markets around the world. At the Cumberland Mall Property, H&M occupies 24,655 SF through January 2032 and has two, three-year extension options. H&M has a sales based termination option as described in the “Major Tenants” table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Property Type: Retail	Loan #9	Cut-off Date Balance:	$33,000,000
Property Subtype: Super Regional Mall	Cumberland Mall	Cut-off Date LTV:	48.9%
Address: 2860 Cumberland Mall Southeast		U/W NCF DSCR:	1.66x
Atlanta, GA 30339		U/W NOI Debt Yield:	13.8%

The following table presents a summary regarding the major tenants at the Cumberland Mall Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Round 1(3)	NR/NR/NR	83,600	11.8%	$16.75	$1,400,000	7.2%	2/28/2031	2, 5-year	Y
Costco	NR/Aa3/A+	147,409	20.8%	$7.62	$1,122,880	5.8%	11/30/2026	3, 10-year	N
H&M(4)	NR/NR/NR	24,655	3.5%	$31.43	$775,000	4.0%	1/31/2032	2, 3-year	Y
Dick’s Sporting Goods(5)	NR/Baa3/BBB	70,984	10.0%	$10.84	$769,783	4.0%	1/31/2031	3, 5-year	Y
Foot Locker(6)	NR/NR/NR	5,990	0.8%	$95.25	$570,548	3.0%	4/30/2023	None	Y
Champs Sports	NR/NR/NR	7,610	1.1%	$71.64	$545,180	2.8%	1/31/2027	None	N
Maggiano’s Little Italy	NR/NR/NR	16,375	2.3%	$33.28	$544,960	2.8%	11/30/2026	1, 5-year	N
The Cheesecake Factory	NR/NR/NR	11,112	1.6%	$45.00	$500,040	2.6%	1/31/2027	None	N
DSW	NR/NR/NR	14,664	2.1%	$30.69	$450,000	2.3%	1/31/2024	None	N
Kids Foot Locker	NR/NR/NR	3,955	0.6%	$98.39	$389,132	2.0%	7/31/2025	None	N
Total Major Tenants		386,354	54.5%	$18.29	$7,067,524	36.5%

Non-Major Tenants		314,073	44.3%	$39.08	$12,273,048	63.5%
Occupied Collateral Total		700,427	98.7%	$27.61	$19,340,571	100.0%

Vacant Space		8,891	1.3%

Collateral Total		709,318	100.0%

(1)	Information is based on the underwritten rent roll as of March 31, 2023.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Round 1 may elect to terminate its lease if between March 2026 and March 2027 Round 1’s net sales fail to exceed $7,500,000. Round 1 has 90 days following such one year period to terminate its lease by providing the landlord with 180 days’ prior notice and payment of a termination fee equal to the unamortized portion of its construction allowance and the broker fee paid by the landlord to Round 1’s broker.
(4)	H&M may terminate its lease if (x) its net sales fail to exceed $7,050,000 between January 1, 2027 and December 31, 2027 or (y) its net sales fail to exceed $7,755,000 between January 1, 2029 and December 31, 2029, in either case by providing 365 days’ prior written notice to the landlord within 180 days following the expiration of such 12-month period and payment of a termination fee equal to 50% of the unamortized portion of its construction allowance (amortized on a straight line basis over 10 years commencing on the date H&M opened for business at the Cumberland Mall Property).
(5)	Dick’s Sporting Goods (“DSG”) may terminate its lease if Foot Locker prohibits or otherwise restricts DSG’s use of its leased premises via Foot Locker's exclusivity right and such failure continues for 15 days following written notice from DSG to the landlord.
(6)	Foot Locker’s lease expired on April 30, 2023. Foot Locker is still open and operating in its leased space while it continues negotiations for a lease extension with the landlord. However, there is no assurance that Foot Locker will continue to operate its space or that its lease will be renewed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Property Type: Retail	Loan #9	Cut-off Date Balance:	$33,000,000
Property Subtype: Super Regional Mall	Cumberland Mall	Cut-off Date LTV:	48.9%
Address: 2860 Cumberland Mall Southeast		U/W NCF DSCR:	1.66x
Atlanta, GA 30339		U/W NOI Debt Yield:	13.8%

The following table presents certain information relating to the lease rollover schedule at the Cumberland Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending March 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Annual U/W Gross Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	13	31,286	4.4%	31,286	4.4%	$1,648,945	8.5%	$52.71
2024	22	61,639	8.7%	92,925	13.1%	$2,705,967	14.0%	$43.90
2025	25	71,897	10.1%	164,822	23.2%	$3,388,785	17.5%	$47.13
2026	16	212,606	30.0%	377,428	53.2%	$3,745,098	19.4%	$17.62
2027	13	78,272	11.0%	455,700	64.2%	$2,523,930	13.0%	$32.25
2028	7	16,070	2.3%	471,770	66.5%	$585,446	3.0%	$36.43
2029	2	1,750	0.2%	473,520	66.8%	$222,148	1.1%	$126.94
2030	5	31,797	4.5%	505,317	71.2%	$897,754	4.6%	$28.23
2031	3	154,872	21.8%	660,189	93.1%	$2,169,783	11.2%	$14.01
2032	5	27,448	3.9%	687,637	96.9%	$1,212,381	6.3%	$44.17
2033	2	12,190	1.7%	699,827	98.7%	$240,334	1.2%	$19.72
Thereafter	1	600	0.1%	700,427	98.7%	$0	0.0%	$0.00
Vacant	0	8,891	1.3%	709,318	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	114	709,318	100.0%			$19,340,571	100.0%	$27.61
(1)	Information obtained from the underwritten rent roll as of March 31, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Total/Wtd. Avg. Annual UW Gross Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Cumberland Mall Property:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	3/31/2023(2)
95.8%	97.9%	96.5%	98.7%
(1)	Provided by the borrower sponsor.
(2)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Property Type: Retail	Loan #9	Cut-off Date Balance:	$33,000,000
Property Subtype: Super Regional Mall	Cumberland Mall	Cut-off Date LTV:	48.9%
Address: 2860 Cumberland Mall Southeast		U/W NCF DSCR:	1.66x
Atlanta, GA 30339		U/W NOI Debt Yield:	13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cumberland Mall Property:

Cash Flow Analysis

	2020	2021	2022	TTM 1/31/2023	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$15,531,763	$17,006,998	$18,513,247	$18,799,674	$20,331,631	75.1%	$28.66
Reimbursements	5,994,957	5,870,712	6,146,884	6,196,689	6,757,614	24.9	9.53
Net Rental Income	$21,526,721	$22,877,709	$24,660,131	$24,996,362	$27,089,245	100.0%	$38.19
Other Income(3)	4,628,949	7,743,164	7,318,910	7,181,902	6,974,670	25.7	9.83
(Vacancy & Concessions)	(725,673)	(301,427)	213,345	162,892	(1,192,237)	(5.9)	(1.68)
Effective Gross Income	$25,429,997	$30,319,446	$32,192,386	$32,341,156	$32,871,677	121.3%	$46.34

Real Estate Taxes	2,156,904	2,134,003	2,048,295	2,320,374	2,380,704	7.2	3.36
Insurance	104,252	127,683	144,771	200,596	177,580	0.5	0.25
Other Operating Expenses	4,473,862	4,832,936	5,676,091	5,754,545	5,532,607	16.8	7.80
Total Operating Expenses	$6,735,018	$7,094,622	$7,869,157	$8,275,516	$8,090,891	24.6%	$11.41

Net Operating Income	$18,694,979	$23,224,824	$24,323,229	$24,065,640	$24,780,787	75.4%	$34.94
Replacement Reserves	0	0	0	0	177,330	0.5	0.25
TI/LC	0	0	0	0	739,588	2.2	1.04
Net Cash Flow	$18,694,979	$23,224,824	$24,323,229	$24,065,640	$23,863,869	72.6%	$33.64

NOI DSCR(4)	1.30x	1.62x	1.69x	1.68x	1.73x
NCF DSCR(4)	1.30x	1.62x	1.69x	1.68x	1.66x
NOI Debt Yield(4)	10.4%	12.9%	13.5%	13.4%	13.8%
NCF Debt Yield(4)	10.4%	12.9%	13.5%	13.4%	13.3%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	UW Gross Potential Rent includes $321,854 of rent steps through May 2024.
(3)	Other Income is comprised of parking income and miscellaneous income.
(4)	Debt service coverage ratios and debt yields are based on the Cumberland Mall Whole Loan.

Appraisal. According to the appraisal, the Cumberland Mall Property had an “As Is” appraised value of $368,000,000 as of February 28, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated March 1, 2023, there was no evidence of any recognized environmental conditions at the Cumberland Mall Property.

Market Overview and Competition. The Cumberland Mall Property is located within the Atlanta-Sandy Springs-Alpharetta, Georgia Metropolitan Statistical Area (the “Atlanta MSA”) in Cobb County, Georgia. Cobb County has an estimated 2022 population of 766,149, with a population of 206,763 in a five-mile radius of the Cumberland Mall Property. The largest employers in Cobb County include the Cobb County Schools with approximately 17,750 employees, Wellstar Health System with roughly 15,000 employees, and Home Depot with about 13,000 employees. As of September 2022, Cobb County’s unemployment rate was 2.2%, 0.5% lower relative to the same period of the prior year and 1.1% below the national average. The average household income in Cobb County is $123,521.

The live, work, play environment surrounding the Cumberland Mall Property and Truist Park has drawn high-income renters and large corporations to the submarket in recent years. The submarket benefits from a base of large office users (approximately 31 million SF of office space) and has welcomed new expansions and relocations from major companies including new office headquarters for Thyssenkrupp and Papa John’s. Furthermore, the surrounding area features a strong mix of manufacturing companies and healthcare-related firms such as WellStar Health System and Aveanna Healthcare. Apartment rents in the immediate area surrounding the Cumberland Mall Property have increased substantially over the last few quarters (outpacing the metro average) at a trailing 12-month growth of 19.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Property Type: Retail	Loan #9	Cut-off Date Balance:	$33,000,000
Property Subtype: Super Regional Mall	Cumberland Mall	Cut-off Date LTV:	48.9%
Address: 2860 Cumberland Mall Southeast		U/W NCF DSCR:	1.66x
Atlanta, GA 30339		U/W NOI Debt Yield:	13.8%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Cumberland Mall Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs)	New Tenant Allowance PSF	Rent Increase Projection
Anchor	$7.00	10	$50.00	10% Mid-term
Lifestyle Major	$20.00	10	$50.00	10% Mid-term
Lifestyle Inline	$40.00	10	$50.00	10% Mid-term
Major	$25.00	10	$50.00	10% Mid-term
Fitness Center	$10.00	10	$50.00	10% Mid-term
1st Fl <1,000 SF	$110.00	7	$50.00	2.5% Annual
1st Fl 1,000 - 2,499 SF	$57.50	7	$50.00	2.5% Annual
1st Fl 2,500 - 5,000 SF	$40.00	7	$50.00	2.5% Annual
1st Fl >5,000 SF	$42.50	7	$50.00	2.5% Annual
2nd Fl <1,000 SF	$150.00	7	$50.00	2.5% Annual
2nd Fl 1,000 - 2,499 SF	$48.00	7	$50.00	2.5% Annual
2nd Fl 2,500 - 5,000 SF	$40.00	7	$50.00	2.5% Annual
2nd Fl >5,000 SF	$30.00	7	$50.00	2.5% Annual
Jewelry	$75.00	7	$50.00	2.5% Annual
Food Court	$200.00	7	$50.00	2.5% Annual
Restaurant	$38.00	7	$150.00	2.5% Annual
Kiosk	$0.00	10	$0.00	Flat
(1)	Information obtained from the appraisal.

The table below presents leasing data at comparable retail properties with respect to the Cumberland Mall Property:

Comparable Leases(1)

Property Name	Year Built/Renovated or Expanded	Total NRA	Total Occupancy	Estimated # of Customers	Anchor / Major Tenants
Cumberland Mall	1973/2006-2016	709,318(2)	98.7%(2)	2,348,739	Round 1, Dick’s Sporting Goods, Costco
Town Center at Cobb	1986/1995	1,281,436	90.0%	1,325,138	Belk, Macy’s, JCPenney
Perimeter Mall(3)	1971/2017	1,551,000	85.0%	2,558,246	Dillard’s, Nordstrom, Von Maur, Macy’s
Arbor Place	1999/NAP	1,219,096	88.4%	783,958	Belk, Dillard’s, JCPenney, Macy’s (Backstage), Regal Cinemas
North Point Mall	1993/2021	1,337,180	90.0%	1,172,182	Dillard’s, JCPenney, Macy’s, Von Maur, AMC Theaters
Wtd. Avg.			88.2%(4)	1,519,669(4)
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll as of March 31, 2023.
by the borrower sponsor.
(4)	Excludes the Cumberland Mall Property.

Escrows. At loan origination, the borrowers deposited approximately $1,987,019 into a TI/LC reserve and $267,919 into a gap rent reserve.

Real Estate Tax Reserve – On each due date during a Cash Management Period (as defined below), the borrowers are required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve – On each due date during a Cash Management Period, the borrowers are required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be required for the renewal of the insurance coverage. These deposits will be waived as long as an acceptable blanket policy is in effect, which was the case as of the origination date.

Capital Expenditure Reserve – During the continuance of a Cash Management Period, the borrowers are required to pay on each monthly payment date (subject to the Replacement Reserve Threshold (as defined below)) an amount equal to 1/12th of $0.25 per owned leasable square foot at the Cumberland Mall Property (which is initially estimated to be $14,744).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Property Type: Retail	Loan #9	Cut-off Date Balance:	$33,000,000
Property Subtype: Super Regional Mall	Cumberland Mall	Cut-off Date LTV:	48.9%
Address: 2860 Cumberland Mall Southeast		U/W NCF DSCR:	1.66x
Atlanta, GA 30339		U/W NOI Debt Yield:	13.8%

The “Replacement Reserve Threshold” means 24 times the replacement reserve monthly deposit (initially $353,853).

TI / LC Reserve — During the continuance of a Cash Management Period, the borrowers are required to pay on each monthly payment date (subject to the Rollover Reserve Threshold (as defined below)) an amount equal to 1/12th of $1.00 per owned leasable square foot at the Cumberland Mall Property (which initially will be $58,976).

The “Rollover Reserve Threshold” means 24 times the rollover reserve monthly deposit (initially $1,415,412).

Anchor Tenant Reserve — During the continuance of an Anchor Tenant Trigger Event (as defined below), the borrowers are required to pay on each monthly payment date an amount equal to all initial excess cash flow (subject to the individual anchor threshold amount (which is equal to the product of $50.00 and the aggregate amount of gross leasable square footage of the applicable Anchor Tenant (as defined below) space as of the origination date) for all Anchor Tenants other than Costco) for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Cumberland Mall Property.

“Anchor Tenant Trigger Event” means any Anchor Tenant (i) has “gone dark” (i.e., ceased to be in occupancy or otherwise ceased to utilize the demised premises for business purposes until such time as such Anchor Tenant operates its business at the Cumberland Mall Property for a period of no less than thirty consecutive days during normal business hours), other than (A) a temporary closure in connection with a restoration, repair or renovation, (B) any other temporary closure with a duration of less than sixty days, (C) a temporary closure in compliance with applicable law, regulations and/or governmental mandates, or (D) a temporary closure by reason of civil unrest, (ii) is the subject of a bankruptcy proceeding (until such time as such bankruptcy is dismissed or the Anchor Tenant has emerged from bankruptcy or, if the premises occupied by such Anchor Tenant are leased from the borrowers, such lease is (x) accepted and affirmed by such Anchor Tenant in the applicable bankruptcy proceeding or (y) assumed by a replacement Anchor Tenant), (iii) has vacated its premises (or has given written notice of its intention to vacate) (until such time as such Anchor Tenant has reoccupied its premises or rescinded any notice of intent to vacate, if applicable), (iv) has terminated, cancelled or surrendered its Anchor Lease (as defined below) (or delivered written notice of its intent to do so) (until such time as such Anchor Tenant has rescinded any notice of intent to terminate, cancel or surrender such Anchor Tenant premises, if applicable), or (v) fails to renew its Anchor Lease within the applicable renewal option period (until such time as such Anchor Tenant renews and/or extend its Anchor Lease pursuant to the terms thereof) provided in such Anchor Lease.

An “Anchor Tenant” means Macy’s, Costco, Round 1 or Dick’s Sporting Goods.

An “Anchor Lease” means a lease with an Anchor Tenant.

Lockbox and Cash Management. The Cumberland Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be deposited directly into the lender-controlled lockbox account. The Cumberland Mall Whole Loan documents also require that all rents received by the borrowers or property manager be deposited into the lockbox account within two business days of receipt. During the continuance of a Cash Management Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account, and applied to pay monthly debt service, required reserves and budgeted or approved property expenses. During the continuance of a Cash Sweep Period (as defined below) (but not during a Cash Management Period), an amount equal to all excess cash flow is required to be reserved by cash management bank for the benefit of the lender, and during an Anchor Tenant Trigger Event certain excess cash flow is required to be reserved as described above under “Escrows —Anchor Tenant Reserve.”

A “Cash Management Period” will commence upon the occurrence of a Debt Yield Event (Cash Management Period) (as defined below) and will last until the debt yield is equal to or greater than 11.0% for two consecutive calendar quarters.

A “Cash Sweep Period” will commence upon the occurrence of an event of default or Debt Yield Event (Cash Sweep Period) (as defined below) and will last until the applicable event of default is cured and/or the debt yield is greater than 10.5% for two consecutive calendar quarters, as applicable. During a Cash Sweep Period, all excess cash flow is required to be reserved in a lender-controlled account and the lender has certain approval rights with respect to the annual budget, material leases, and collection of lease termination payments. Solely for purposes of determining whether a Cash Sweep Period has been cured in the case of a Cash Sweep Period due to a Debt Yield Event (Cash Sweep Period), the denominator in the calculation of debt yield will equal the then aggregate outstanding principal balance of the Cumberland Mall Whole Loan as of such date, less any funds then on deposit with the lender or servicer in the excess cash flow reserve fund, provided that, following any such calculation giving credit to amounts in the excess cash flow reserve fund, such amounts will remain in the excess cash flow reserve fund and cannot be withdrawn or released for any reason until a Cash Sweep Period no longer exists without giving credit to amounts in the excess cash flow reserve fund (and all amounts in the excess cash flow reserve fund in excess of the amount so credited will be released to borrowers).

A “Debt Yield Event (Cash Management Period)” will mean the determination that the debt yield is less than 11.0% as of the end of any two consecutive calendar quarters.

A “Debt Yield Event (Cash Sweep Period)” will mean the determination that the debt yield is less than 10.5% as of the end of any two consecutive calendar quarters.

Property Management. The Cumberland Mall Property is managed by Brookfield Properties Retail Inc., an affiliate of the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Property Type: Retail	Loan #9	Cut-off Date Balance:	$33,000,000
Property Subtype: Super Regional Mall	Cumberland Mall	Cut-off Date LTV:	48.9%
Address: 2860 Cumberland Mall Southeast		U/W NCF DSCR:	1.66x
Atlanta, GA 30339		U/W NOI Debt Yield:	13.8%

Partial Release. The borrowers may obtain the release of (A) one or more vacant, non-income producing and unimproved (or improved only by landscaping, surface parking or utility facilities that are either readily re-locatable or will continue to serve the Cumberland Mall Property) parcels (including “air rights” parcels but excluding any Anchor Tenant parcel) or outlots, including, without limitation, certain pre-approved release parcels set forth in the Cumberland Mall Whole Loan documents or (B) any Expansion Parcel (as defined below), including any Anchor Tenant parcel that is an Expansion Parcel, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining Cumberland Mall Property to comply with zoning or legal requirements, (iii) confirmation that the release will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of certificates (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), (iv) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines, provided that the borrowers may prepay the Cumberland Mall Whole Loan, without any prepayment fee or yield maintenance premium, to achieve such condition, and (v) the release will not result in a material diminution in the value of the Cumberland Mall Property.

Real Estate Substitution. In addition, the borrowers are permitted to obtain the release of collateral parcels (an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrowers acquire a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Cumberland Mall Whole Loan upon 20 days prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily relocatable or that will continue to serve the Cumberland Mall Property (and the borrowers are able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Cumberland Mall Property or an appraiser of comparable experience selected by the borrowers, (iii) with respect to the Acquired Parcel, the borrowers have delivered, among other things (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, in each case in an amount equal to or greater than $10,000,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the Cumberland Mall Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (iv) the substitution will not result in a loan-to-value ratio that does not comply with REMIC guidelines, provided that the borrowers may prepay the Cumberland Mall Whole Loan, without any prepayment fee or yield maintenance premium, to achieve such condition, (v) the borrowers acquire fee or leasehold title in the Acquired Parcel and (vi) the lender has received a rating agency confirmation from the applicable rating agencies, unless the applicable rating agency declines or fails to respond to the request for such confirmation.

Acquired Expansion Parcels. The borrowers have the right, at their own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins, the Cumberland Mall Property, including any Anchor Tenant premises, which land was not owned by the borrowers on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the Cumberland Mall Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrowers acquire a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrowers satisfy similar conditions as are set forth under clause (iii) under “Real Estate Substitution” with respect to the Expansion Parcel.

Subordinate and Mezzanine Indebtedness. Not permitted.

Right of First Offer/Right of First Refusal. The largest tenant, Costco, which ground leases its premises, has a right of first refusal to purchase its leased premises (approximately 13.384 acres at the Cumberland Mall Property) if the landlord receives a bona fide offer to purchase such leased premises. Costco has not entered into a subordination, non-disturbance and attornment agreement. Such right of first refusal may apply to a foreclosure or deed in lieu of foreclosure as well as to subsequent transfers.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The borrowers are permitted to obtain (and as of the origination date did obtain) terrorism coverage through Liberty IC Casualty LLC (“Liberty”), a licensed captive insurance company controlled by Brookfield Properties, as an acceptable insurer of perils of terrorism and acts of terrorism as required in the Cumberland Mall Whole Loan documents, so long as, among other requirements, (i) such policy together with any other terrorism policy which meets the requirements of the Cumberland Mall Whole Loan documents, provide terrorism insurance consistent with the terms of the all-risk insurance policy, in an amount equal to full replacement cost and 36 months of business income coverage, (ii) the deductible is no higher than $1,000,000 plus that calculated under the Terrorism Risk Insurance Program Reauthorization Act of 2019 or successor act (“TRIPRA”), and (iii) any covered losses in excess of the deductible covered by Liberty which are not reinsured by the Federal Government under TRIPRA and paid to Liberty must be reinsured with a cut-through endorsement acceptable to the lender and the rating agencies from insurers which meet the ratings criteria in the Cumberland Mall Whole Loan documents. If TRIPRA or a substantially similar government program is not in effect, then the borrowers will be required to carry terrorism insurance in the amounts above to the extent commercially available, but will not be required to spend more for such coverage than two (2) times the annual allocable amount of the total insurance premium that is then payable with respect to the property and business income insurance policies required under the Cumberland Mall Whole Loan documents

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Property Type: Retail	Loan #9	Cut-off Date Balance:	$33,000,000
Property Subtype: Super Regional Mall	Cumberland Mall	Cut-off Date LTV:	48.9%
Address: 2860 Cumberland Mall Southeast		U/W NCF DSCR:	1.66x
Atlanta, GA 30339		U/W NOI Debt Yield:	13.8%

(without giving effect to the cost of the terrorism components of such policies). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Property Type: Office	Loan #10	Cut-off Date Balance:	$32,000,000
Property Subtype: CBD	1825 K Street NW	Cut-off Date LTV:	53.0%
Address: 1825 K Street Northwest		U/W NCF DSCR:	1.74x
Washington, DC 20006		U/W NOI Debt Yield:	13.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Property Type: Office	Loan #10	Cut-off Date Balance:	$32,000,000
Property Subtype: CBD	1825 K Street NW	Cut-off Date LTV:	53.0%
Address: 1825 K Street Northwest		U/W NCF DSCR:	1.74x
Washington, DC 20006		U/W NOI Debt Yield:	13.4%

# 1825 K STREET NW

| Floor | Tenant | Size | Expiration |
|---|---|---|---|
| 14 | The Morris & Gwendolyn Cafritz Foundation | 11,329 SF | 6/2037 |
| 14 | Chief Executives Organization | 6,725 SF | 7/2025 |
| 12 | Vacant | 11,444 SF | |
| 12 | NRG Energy, Inc. | 2,485 SF | 8/2025 |
| 12 | Vacant | 1,644 SF | |
| 12 | National Association of Councils | 2,465 SF | 6/2030 |
| 11 | Local Initiatives Support Corp | 11,742 SF | 2/2032 |
| 11 | Columbia Lighthouse for the Blind | 2,653 SF | 9/2023 |
| 11 | U.N. Economic Comm for LA | 4,002 SF | 9/2031 |
| 11 | Kenneth M. Trombly | 2,254 SF | 5/2028 |
| 10 | Community Wealth Partners | 7,624 SF | 5/2029 |
| 10 | Independent State of Papau New Guinea | 3,100 SF | 10/2029 |
| 10 | Consigli Construction | 1,963 SF | 5/2029 |
| 10 | Vacant | 8,038 SF | |
| 9 | Vacant | 6,370 SF | |
| 9 | Aga Kahn Foundation USA | 6,322 SF | 3/2031 |
| 9 | Union of Concerned Scientists | 6,356 SF | 4/2026 |
| 9 | Disability Rights International | 1,492 SF | 9/2027 |
| 8 | Union of Concerned Scientists | 20,651 SF | 4/2026 |
| 7 | Ashcraft and Gerel LLP | 6,467 SF | 12/2025 |
| 7 | Fair Elections | 1,628 SF | 3/2026 |
| 7 | Washington Internship Institute | 3,429 SF | 10/2025 |
| 7 | Vacant | 4,620 SF | |
| 7 | Alan Lescht and Associates P.C. | 4,659 SF | 9/2025 |
| 6 | Vacant | 13,200 SF | |
| 6 | Simeone & Miller LLP | 5,064 SF | 6/2030 |
| 6 | Prime Source Technologies, LLC | 2,387 SF | 12/2026 |
| 5 | Vacant | 9,167 SF | |
| 5 | Kathleen Clarence-Smith, MD | 1,131 SF | 6/2024 |
| 5 | TD International, LLC (TDI Swing Space) | 2,647 SF | 7/2023 |
| 5 | Columbia Lighthouse for the Blind | 2,349 SF | 12/2025 |
| 5 | Greentech Minerals Holdings, Inc. | 2,199 SF | 3/2025 |
| 5 | KM Pharmaceutical Consulting | 2,444 SF | 10/2027 |
| 4 | TD International, LLC | 11,477 SF | 12/2029 |
| 4 | The Coalition on Human Needs | 2,288 SF | 6/2024 |
| 4 | TD International, LLC | 2,254 SF | 12/2029 |
| 4 | Crossroads Consulting Inc. | 4,170 SF | 1/2028 |
| 3 | BBGM/Architects & Interiors | 10,555 SF | 1/2030 |
| 3 | NEHI, Inc. | 2,581 SF | 9/2025 |
| 3 | Society for Research in Child Development | 5,056 SF | 1/2024 |
| 3 | Capitol Engineering Group, LLC | 2,681 SF | 8/2026 |
| 2 | Education Writers Association Retail | 3,428 SF | 3/2030 |
| 2 | Susan Peterson Productions, Inc. | 4,785 SF | 3/2027 |
| 2 | Association of Maternal & Child | 8,250 SF | 9/2027 |
| 2 | Cambridge Mercantile Corp | 1,685 SF | 12/2025 |
| 1 | Parking Garage (C&C Parking, Inc.) | 200 Parking Spaces | MTM |
| 1 | Vacant | 2,074 SF | |
| 1 | South Decatur, Inc. – Retail | 499 SF | 4/2024 |
| 1 | 1825 K Street Management Office | 1,107 SF | MTM |
| 1 | Borger Management, Inc. | 445 SF | MTM |
| 1 | Community Wealth Partners – Retail | 194 SF | MTM |
| 1 | FedEx Office Retail | 1,863 SF | 5/2025 |
| 1 | Amalgamated Bank of New York – Retail | 8,979 SF | 12/2027 |
| B | Vacant | 5,192 SF | |
| B | Society for Research in Child Development – Storage | 70 SF | 1/2024 |
| B | Amalgamated Bank of New York – Retail | 586 SF | 12/2027 |
| B | U.N. Economic Comm for LA – Storage | 150 SF | 9/2031 |

Vacant | MTM | 2023 – 2024 | 2025 – 2026 | 2027 – 2028 | 2029+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Property Type: Office	Loan #10	Cut-off Date Balance:	$32,000,000
Property Subtype: CBD	1825 K Street NW	Cut-off Date LTV:	53.0%
Address: 1825 K Street Northwest		U/W NCF DSCR:	1.74x
Washington, DC 20006		U/W NOI Debt Yield:	13.4%

WASHINGTON D.C.
Downtown Washington
1825 K Street NW
1825 K Street Northwest
Washington, DC 20006
ROCK CREEK PARK
West End
Georgetown
Foggy Bottom
Dupont Circle
DUPONT CIRCLE
Scott Circle Park
Washington Circle Park
James Monroe Park
Farragut Square
McPherson Square
Lafayette Square
President's Park
The Ellipse
METRO RED LINE
METRO BLUE, ORANGE, SILVER LINES
FARRAGUT NORTH
FARRAGUT WEST
MCPHERSON SQUARE
FOGGY BOTTOM-GWU
Q St NW
P St NW
O St NW
N St NW
M St NW
L St NW
K St NW
I St NW
H St NW
G St NW
F St NW
E St NW
Church St NW
Newport Pl NW
Constitution Ave NW
Pennsylvania Ave NW
Massachusetts Ave NW
Connecticut Ave NW
New Hampshire Ave NW
Rhode Island Ave NW
RI Ave NW
Penn Ave NW
Virginia Ave NW
Rock Cr. and Potomac Pkwy
Hopkins St NW
15th St NW
16th St NW
17th St NW
18th St NW
19th St NW
20th St NW
21st St NW
22nd St NW
23rd St NW
24th St NW
Embassy of Morocco
The Ven at Embassy Row
Embassy of Jamaica
Hotel Palomar
American Enterprise Institute
Carnegie Endowment for Intl. Peace
Brookings Institution
Heurich House Museum
Egyptian Embassy
Uzbekistan Embassy
John Hopkins School of Advanced Intl. Studies
Tabard Inn
Embassy of Peru
Philippine Embassy
Australian Embassy
Tunisian Embassy
Cathedral of St. Matthew the Apostle
Embassy Square Suites
Embassy Suites Hotel
Tanzania Embassy
Park Hyatt Hotel
Fairmont Washington DC Georgetown
Marriott Hotel
Hyatt Place
The St. Gregory Hotel
Natl. Law Center on Homelessness & Poverty
US Commodity Futures Trading Commission
Japan Info. & Cultural Center
Quincy Hotel
Lafayette Centre
American Academy of Family Physicians
ABC News
National Geographic Museum
National Geographic Society
The University Club
The Madison Hotel
Mayflower Hotel
Pew Research Center
Washington Post Bldg.
AAUW Natl. Hdqtrs.
The Westin Georgetown
Ritz Carlton
Yours Truly DC Hotel
Shops at The Columbia
West End Square 37
Embassy of Spain
Melrose Hotel
Delegation of the European Union
Washington Square Bldg.
Blake Building
Capitol Hilton
National Low Income Housing
Milliken Inst. School of Public Health
Finance International Corporation
Goethe-Institut/ Washington
The Army And Navy Club
The St. Regis
G. Washington University Hospital
US Chamber of Commerce Foundation
US Department of Veterans Affairs
Sofitel Wash. DC
Residence Inn by Marriott
Shops at 2000 Penn
Cloyd Heck Marvin Center
Decatur House
New Executive Office Bldg.
Court of Appeals
Renwick Gallery of The Smithsonian
Blair House
US Treasury
George Washington University
International Monetary Fund
World Bank
Consumer Financial Protection Bureau
Eisenhower Executive Office Bldg.
White House
US Dept. of the Treasury
Office of Authentications
FDIC
GSA Headquarters
The Octagon Museum
Corcoran School of the Arts & Design at GW
United Unions Bldg.
Corcoran Art Gallery
Office of Personnel Management
US Department of the Interior
American National Red Cross
National Christmas Tree
Ellipse Visitor Pavillion
Daughters of the American Revolution Hall
US Public Health Service Bldg.
Art Museum of the Americas
Organization of American States
Rockville
Wheaton
Calverton
Laurel
North Bethesda
MONTGOMERY COUNTY
Beltsville
Potomac
Silver Spring
College Park
Greenbelt
Bethesda
Chevy Chase
Takoma Park
Hyattsville
Seabrook
New Carrollton
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
ARLINGTON COUNTY
Falls Church
Rosslyn
Seat Pleasant
Largo
Merrifield
ARLINGTON
PRINCE GEORGE'S COUNTY
Temple Hills
Suitland
Forestville
FAIRFAX COUNTY
Annandale
ALEXANDRIA
Hillcrest Heights
Upper Marlboro
Camp Springs
Rose Hill
National Harbor
Springfield
VIRGINIA
MARYLAND
Burke
Franconia
Groveton
Mount Vernon
Clinton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

No. 10 – 1825 K Street NW

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	JPMorgan Chase Bank, National			Single Asset/Portfolio:	Single Asset
	Association			Property Type – Subtype:	Office – CBD
Credit Assessment	NR/NR/NR			Location:	Washington, DC
(Moody’s/Fitch/KBRA):				Size:	260,419 SF
Original Principal Balance(1):	$32,000,000			Cut-off Date Balance Per SF(1):	$161.28
Cut-off Date Balance(1):	$32,000,000			Maturity Date Balance Per SF(1):	$161.28
% of Initial Pool Balance:	4.4%			Year Built/Renovated:	1966/2019
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	The Morris and Gwendolyn Cafritz			Property Manager:	Borger Management, Inc.
	Foundation			Current Occupancy (As of):	73.3% (6/1/2023)
Guarantor:	The Morris and Gwendolyn Cafritz			YE 2022 Occupancy:	83.8% (12/31/2022)
	Foundation			YE 2021 Occupancy:	83.4% (12/31/2021)
Mortgage Rate:	7.5470%			YE 2020 Occupancy:	88.5% (12/31/2020)
Note Date:	June 26, 2023			YE 2019 Occupancy:	90.1% (12/31/2019)
Seasoning:	1 month			As-Is Appraised Value(4):	$79,200,000
Maturity Date:	July 5, 2028			As-Is Appraised Value Per SF:	$304.13
IO Period:	60 months			As-Is Appraisal Valuation Date:	March 30, 2023
Loan Term (Original):	60 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest Only			Underwriting and Financial Information
Call Protection(2):	L(25),D(31),O(4)			TTM NOI (2/28/2023)(5):	$8,038,020
Lockbox Type:	Hard/Springing Cash Management			YE 2022 NOI:	$8,196,848
Additional Debt(1):	Yes			YE 2021 NOI:	$7,352,090
Additional Debt Type (Balance)(1):	Pari Passu ($10,000,000)			YE 2020 NOI:	$7,091,631
				U/W Revenues:	$9,767,529
				U/W Expenses:	$4,124,341
Escrows and Reserves(3)				U/W NOI(5):	$5,643,188
	Initial	Monthly	Cap	U/W NCF:	$5,591,105
Tax Reserve	$672,650	$143,193	NAP	U/W DSCR based on NOI/NCF(1):	1.76x / 1.74x
Insurance Reserve	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.4% / 13.3%
Replacement Reserve	$4,341	$4,341	NAP	U/W Debt Yield at Maturity based on	13.4% / 13.3%
TI/LC Reserve	$3,000,000	$37,978	NAP	NOI/NCF:
Free Rent Reserve	$619,462	$0	NAP	Cut-off Date LTV Ratio(1)(4):	53.0%
Outstanding TI Reserve	$191,188	$0	NAP	LTV Ratio at Maturity(1)(4):	53.0%

Sources and Uses
Sources			Uses
Whole Loan Amount:	$42,000,000	69.6%	Loan Payoff	$52,780,814	87.5%
Borrower Sponsor Equity:	$18,354,493	30.4	Upfront Reserves	$4,487,641	7.4
			Closing Costs	$3,086,038	5.1
Total Sources:	$60,354,493	100.0%	Total Uses	$60,354,493	100.0%
(1)	The 1825 K Street NW Mortgage Loan (as defined below) is part of the 1825 K Street NW Whole Loan (as defined below) with an original aggregate principal balance of $42,000,000. Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the 1825 K Street Whole Loan.
(2)	Defeasance of the 1825 K Street NW Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the 1825 K Street NW Whole Loan to be securitized and (b) August 5, 2026. The assumed defeasance lockout period of 25 payments is based on the closing date of the BANK 2023-BNK46 transaction in August 2023. The actual lockout period may be longer.
(3)	See “Escrows” below for further discussion of reserve information.
(4)	The appraisal also provides for a concluded land value of $48,250,000 as of March 30, 2023. Based solely on the appraised land value, the 1825 K Street NW Whole Loan results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 87.0%.
(5)	The decline in U/W NOI from TTM NOI is primarily attributable to (i) 45,930 SF of space vacated at the 1825 K Street NW Property (as defined below) since September 2022 for which space the borrower sponsor is actively pursuing leasing opportunities and (ii) 5,126 SF of space expected to be vacated in January 2024 which space has been marked vacant in the lender underwriting. At origination of the 1825 K Street NW Whole Loan, the borrower deposited $3,000,000 into a TI/LC Reserve (in addition to ongoing collections of approximately $1.75 PSF annually) to cover costs related to any future spec space build-outs (subject to a cap of $750,000), tenant improvement allowances and leasing commission costs for the 1825 K Street NW Property.

The Mortgage Loan. The tenth largest mortgage loan (the “1825 K Street NW Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $32,000,000 and secured by a first priority fee mortgage encumbering a 260,419 SF office property located in Washington, DC (the “1825 K Street NW Property”). The 1825 K Street NW Mortgage Loan is part of a whole loan which is comprised of two pari passu notes, with an original aggregate principal balance of $42,000,000 (the “1825 K Street NW Whole Loan”). The 1825 K Street NW Mortgage Loan is evidenced by the controlling note A-1. The 1825 K Street NW Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2023-BNK46 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Property Type: Office	Loan #10	Cut-off Date Balance:	$32,000,000
Property Subtype: CBD	1825 K Street NW	Cut-off Date LTV:	53.0%
Address: 1825 K Street Northwest		U/W NCF DSCR:	1.74x
Washington, DC 20006		U/W NOI Debt Yield:	13.4%

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$32,000,000	$32,000,000	BANK 2023-BNK46	Yes
A-2	$10,000,000	$10,000,000	JPMCB(1)	No
Total	$42,000,000	$42,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Borrower and Borrower Sponsor. The borrower is 1825 K LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure.

The borrower sponsor and non-recourse carveout guarantor is The Morris and Gwendolyn Cafritz Foundation. The Morris and Gwendolyn Cafritz Foundation is a charitable organization committed to improving the quality of life for all Washington, DC metropolitan area residents. The Morris and Gwendolyn Cafritz Foundation is the legacy of Morris Cafritz, one of Washington’s leading commercial and residential real estate builders in the early 1920s through the 1960s. As of the trailing-twelve months ending April 30, 2022, the Morris and Gwendolyn Cafritz Foundation awarded approximately $21.7 million in grants to 431 non-profit organizations. Additionally, as of the trailing-twelve months ending April 30, 2022, the Morris and Gwendolyn Cafritz Foundation had a total asset value of approximately $478.4 million and total revenues of approximately $81.7 million. The Morris and Gwendolyn Cafritz Foundation owns a total of three office properties totaling approximately 591,705 SF with a weighted average occupancy rate of 88.1% (inclusive of the 1825 K Street NW Property) and six apartment complexes with 1,284 units, all of which are located in the Washington DC area. The Morris and Gwendolyn Cafritz Foundation has owned the 1825 K Street NW Property since its initial construction in 1966 and has invested approximately $7.2 million since 2013 in capital improvements. At origination of the 1825 K Street NW Whole Loan, the Morris and Gwendolyn Cafritz Foundation provided approximately $18.4 million in additional cash equity demonstrating its long-term commitment to the asset.

The Property. The 1825 K Street NW Property is a 13-story, 260,419 SF office property located in Washington, DC, approximately 0.5 miles from The White House and within close proximity to a number of government agencies and public organizations such as the United States Treasury, the United States Trade Representative, the World Bank and the International Monetary Fund. The 1825 K Street NW Property is situated on a 0.58-acre site, was constructed in 1966 and substantially renovated in 2019. From 2013 through 2022, the borrower sponsor has invested approximately $7.2 million in capital improvements which included upgrading the common areas, elevators, HVAC, exterior areas and repairing the parking garage, among other capital improvements. The 1825 K Street NW Property features amenities such as a fitness center, a cycling room, conference centers, a concierge, a 24-hour lobby attendant and a three level below grade parking garage with an aggregate of 200 total parking spaces, resulting in a parking ratio of 0.77 per 1,000 SF of space.

From 2013 through 2022, the average occupancy at the 1825 K Street NW Property was 87.4%. As of June 1, 2023, the 1825 K Street NW Property was 73.3% leased to a diverse roster of 40 tenants representing a variety of sectors such as finance, legal, pharmaceutical, healthcare and charitable organizations. The tenant roster has demonstrated an ongoing long term commitment to 1825 K Street NW Property as highlighted by its weighted average occupancy term of 17.8 years (excluding month-to-month leases comprising approximately 0.7% of NRA and 0.3% of underwritten base rent) and 14.3 (excluding both The Morris and Gwendolyn Cafritz Foundation (the borrower sponsor) which has been at the 1825 K Street NW Property since initial construction in 1966 and month-to-month leases). With the exception of the largest tenant, the Union of Concerned Scientists, (10.4% of NRA, 16.3% of underwritten rent) no individual tenant at the 1825 K Street NW Property comprises over 5.3% of NRA or 7.4% of underwritten base rent. In addition to traditional office space, the 1825 K Street NW Property features 15,355 SF of ground floor retail space (7.4% of underwritten base rent), with tenants including FedEx, Amalgamated Bank of New York, South Decatur, Inc. and Educations Writers Association. According to the borrower sponsor, utilization rates at the 1825 K Street NW Property have been ramping up since the COVID-19 pandemic, with utilization rates reaching approximately 59% as a percentage of 2019 utilization as of May 2023, representing an approximately 57.3% annualized increase since May 2020. Furthermore, since April 2022, the borrower sponsor executed nine leases at the 1825 K Street NW Property, representing 8.2% of NRA and 9.9% of underwritten base rent. As of June 1, 2023, the weighted average office and retail rent PSF at the 1825 K Street NW Property was $49.31 (which, according to the appraisal, is approximately 9.7% lower than gross asking rents in the Washington DC Office Submarket (as defined below)) and $44.76 (approximately 10.5% lower than the appraisal concluded market rent), respectively.

Major Tenants.

Union of Concerned Scientists (27,007 SF, 10.4% of NRA, 16.3% of underwritten rent). The Union of Concerned Scientists is a national non-profit organization founded over 50 years ago by both scientists and students at the Massachusetts Institute of Technology. Representatives of the Union of Concerned Scientists interact directly with members of Congress and administration officials to advocate for security-related campaigns with a focus on arms control, nuclear weapons policy and missile defense. The Union of Concerned Scientists further communicates directly with key decisionmakers at the national, state and local level to advocate for change in public policy and corporate practice. The Union of Concerned Scientists mission is to use rigorous, independent science to solve the planet's most pressing problems. The Union of Concerned Scientists is comprised of nearly 250 scientists, analysts, strategic communicators and policy experts and is funded by both individuals and independent foundations. The Union of Concerned Scientists has been at the 1825 K Street NW Property since May 2018 and its lease is structured with no termination options, one, five-year renewal option and expires on April 30, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Property Type: Office	Loan #10	Cut-off Date Balance:	$32,000,000
Property Subtype: CBD	1825 K Street NW	Cut-off Date LTV:	53.0%
Address: 1825 K Street Northwest		U/W NCF DSCR:	1.74x
Washington, DC 20006		U/W NOI Debt Yield:	13.4%

TD International, LLC (13,731 SF, 5.3% of NRA, 7.4% of underwritten rent). Founded in 1999, TD International, LLC delivers a decisive information advantage to their clients through strategic advisory, risk intelligence, complex investigations, due diligence, and compliance technology. TD International, LLC’s blend of commercial and intelligence experience enables it to evaluate people, assets, and transactions within the broader geopolitical and commercial context. TD International, LLC advises its clients through geopolitical, regulatory and reputational risks that impact global operations. TD International, LLC is building out 2,254 SF of space in unit 425 with an anticipated completion date in the third quarter of 2023. In July 2019, TD International, LLC took occupancy of unit 508 (2,647 SF) (the “TDI Swing Space”) and, according to the borrower sponsor, anticipates vacating the TDI Swing Space upon completion of its build-out of unit 425. Lender underwriting is based on the TD International, LLC space to be occupied upon anticipated completion of its buildout in the third quarter of 2023. TD International, LLC has the right to terminate its leased space on December 31, 2025 by giving notice by December 31, 2024 with payment of: (i) an amount equal to the unamortized free rent allowance (which will accrue interest at a rate of 6% per annum), (ii) the cost of required turnkey work subject to the “Turnkey Cap” as defined in the TD International, LLC lease documents, (iii) brokerage commissions and (iv) legal fees. TD International, LLC has been at the 1825 K Street NW Property since December 2018 and its lease is structured with one, five-year renewal option and expires on December 31, 2029.

Local Initiatives Support Corp (11,742 SF, 4.5% of NRA, 6.6% of underwritten rent). Local Initiatives Support Corp, founded in 1979 by the Ford Foundation, is a non-profit community development financial institution that supports community development initiatives across the United States. Local Initiatives Support Corp works with Congress and other federal agencies to establish and safeguard funding sources, policies, programs and strategies in hopes to spur neighborhood revitalization in urban and rural communities throughout the United States. Local Initiatives Support Corp acts as an intermediary connecting community partnerships with both public and private resources in underinvested places. Local Initiatives Support Corp receives its funding from banks, corporations, foundations and government agencies and uses that funding to provide financing (loans, grants and equity) and technical and management assistance to local partners and developers. Local Initiatives Support Corp has been at the 1825 K Street NW Property since March 1995. Local Initiatives Support Corp lease is structured with no termination options and expires on February 29, 2032.

The following table presents certain information relating to the tenancy at the 1825 K Street NW Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Union of Concerned Scientists	NR/NR/NR	27,007	10.4%	$56.31	$1,520,676	16.3%	4/30/2026	1, 5-year	N
TD International, LLC(3)	NR/NR/NR	13,731	5.3%	$50.12	$688,133	7.4%	12/31/2029	1, 5-year	Y(4)
Local Initiatives Support Corp	NR/NR/NR	11,742	4.5%	$52.44	$615,739	6.6%	2/29/2032	None	N
The Morris & Gwendolyn Cafritz Foundation(5)	NR/NR/NR	11,329	4.4%	$50.95	$577,243	6.2%	6/30/2037	1, 5-year	N
BBGM/Architects & Interiors	NR/NR/NR	10,555	4.1%	$47.41	$500,372	5.4%	1/31/2030	None	N
Amalgamated Bank of New York - Retail	NR/NR/NR	9,565	3.7%	$41.66	$398,516	4.3%	12/31/2027	None	N
Association of Maternal & Child	NR/NR/NR	8,250	3.2%	$52.81	$435,666	4.7%	9/30/2027	None	N
Community Wealth Partners	NR/NR/NR	7,818	3.0%	$34.06	$266,254	2.8%	5/31/2029	None	Y(6)
Chief Executives Organization	NR/NR/NR	6,725	2.6%	$52.22	$351,204	3.8%	7/31/2025	None	N
Ashcraft and Gerel LLP	NR/NR/NR	6,467	2.5%	$54.75	$354,037	3.8%	12/31/2025	None	N
Total Major Tenants		113,189	43.5%	$50.43	$5,707,841	61.1%

Non-Major Tenants(7)		77,708	29.8%	$46.79	3,636,222	38.9%

Occupied Collateral Total		190,897	73.3%	$48.95	9,344,063	100.0%

Vacant Space		69,522	26.7%

Collateral Total		260,419	100.0%

(1)	Based on the underwritten rent roll as of June 1, 2023, inclusive of contractual rent steps through June 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	TD International, LLC is building out 2,254 SF of space in unit 425 with an anticipated completion date in the third quarter of 2023. In July 2019, TD International, LLC took occupancy of the TDI Swing Space (2,647 SF) and, according to the borrower sponsor, anticipates vacating the TDI Swing Space upon completion of its build-out of unit 425. Lender underwriting is based on the TD International, LLC space to be occupied upon anticipated completion of its buildout in the third quarter of 2023.
(4)	TD International, LLC has the right to terminate its leased space on December 31, 2025 by giving notice by December 31, 2024 with payment of: (i) an amount equal to the unamortized free rent allowance (which will accrue interest at a rate of 6% per annum), (ii) the cost of required turnkey work subject to the “Turnkey Cap” as defined in the TD International, LLC lease documents, (iii) brokerage commissions and (iv) legal fees.
(5)	The Morris & Gwendolyn Cafritz Foundation is the borrower sponsor and non-recourse carveout guarantor.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Property Type: Office	Loan #10	Cut-off Date Balance:	$32,000,000
Property Subtype: CBD	1825 K Street NW	Cut-off Date LTV:	53.0%
Address: 1825 K Street Northwest		U/W NCF DSCR:	1.74x
Washington, DC 20006		U/W NOI Debt Yield:	13.4%
(6)	Community Wealth Partners has the right to terminate its lease on October 31, 2025 by giving notice by October 31, 2024 with payment of: (i) an amount equal to the unamortized free rent allowance (which will accrue interest at a rate of 6% per annum), (ii) an amount equal to the extension period free rent allowance, (iii) brokerage commissions and (iv) legal fees.
(7)	Non-Major Tenants is inclusive of 10,205 SF of subleased space. Lender underwriting is reflective of the applicable sublease rents (which, in certain instances, are below the prime lease rent).

The following table presents certain information relating to the lease rollover schedule at the 1825 K Street NW Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	3	1,746	0.7%	1,746	0.7%	$25,910	0.3%	$14.84
2023	1	2,653	1.0%	4,399	1.7%	$135,064	1.4%	$50.91
2024	3	3,918	1.5%	8,317	3.2%	$195,242	2.1%	$49.83
2025	10	34,442	13.2%	42,759	16.4%	$1,689,758	18.1%	$49.06
2026	4	33,703	12.9%	76,462	29.4%	$1,831,596	19.6%	$54.35
2027	5	26,536	10.2%	102,998	39.6%	$1,263,489	13.5%	$47.61
2028	2	6,424	2.5%	109,422	42.0%	$265,872	2.8%	$41.39
2029	4	26,418	10.1%	135,840	52.2%	$1,187,387	12.7%	$44.95
2030	4	21,512	8.3%	157,352	60.4%	$1,025,431	11.0%	$47.67
2031	2	10,474	4.0%	167,826	64.4%	$531,332	5.7%	$50.73
2032	1	11,742	4.5%	179,568	69.0%	$615,739	6.6%	$52.44
2033	0	0	0.0%	179,568	69.0%	$0	0.0%	$0.00
2034 & Beyond	1	11,329	4.4%	190,897	73.3%	$577,243	6.2%	$50.95
Vacant	0	69,522	26.7%	260,419	100.0%	$0	0.0%	$0.00
Total/Weighted Average(4)	40	260,419	100.0%			$9,344,063	100.0%	$48.95
(1)	Information is based on the underwritten rent roll dated June 1, 2023, inclusive contractual rent steps through June 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Inclusive of 10,205 SF of subleased space. Lender underwriting is reflective of the applicable sublease rents (which, in certain instances, are below the prime lease rent).
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 1825 K Street NW Property:

Historical Occupancy(1)(2)

2018	2019	2020	2021	2022(3)	6/1/2023(3)(4)
87.0%	90.1%	88.5%	83.4%	83.8%	73.3%
(1)	Based on information provided by the borrower sponsor unless otherwise indicated.
(2)	Represents the year-end occupancy for each respective year unless otherwise indicated.
(3)	The decline in occupancy from 2022 to June 1, 2023 is primarily attributable to (i) 45,930 SF of space vacated at the 1825 K Street NW Property since September 2022 for which space the borrower sponsor is actively pursuing leasing opportunities and (ii) 5,126 SF of space expected to be vacated in January 2024 which space has been marked vacant in the lender underwriting. At origination of the 1825 K Street NW Whole Loan, the borrower deposited $3,000,000 into a TI/LC Reserve (in addition to ongoing collections of approximately $1.75 PSF annually) to cover costs related to any future spec space build-outs (subject to a cap of $750,000), tenant improvement allowances and leasing commission costs for the 1825 K Street NW Property.
(4)	Based on the underwritten rent roll as of June 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Property Type: Office	Loan #10	Cut-off Date Balance:	$32,000,000
Property Subtype: CBD	1825 K Street NW	Cut-off Date LTV:	53.0%
Address: 1825 K Street Northwest		U/W NCF DSCR:	1.74x
Washington, DC 20006		U/W NOI Debt Yield:	13.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1825 K Street NW Property:

Cash Flow Analysis(1)

	2020	2021	2022	T-12 (2/28/2023)	U/W	%(2)	U/W $ per SF
Base Rent(3)	$11,122,972	$11,090,478	$11,761,564	$11,714,227	$9,344,063	72.9%	$35.88
Vacant Income	0	0	0	0	3,067,241	23.9%	$11.78
Total Reimbursements	347,787	249,310	190,816	191,618	161,974	1.3%	$0.62
Parking Income	231,374	80,176	173,313	180,576	240,000	1.9%	$0.92
Gross Potential Income	$11,702,133	$11,419,964	$12,125,693	$12,086,421	$12,813,278	100.0%	$49.20
Vacancy	0	0	0	0	(3,067,241)	(23.9%)	($11.78)
Other	46,280	9,058	41,464	48,109	21,492	0.2%	$0.08
Effective Gross Income	$11,748,413	$11,429,022	$12,167,157	$12,134,530	$9,767,529	76.2%	$37.51

Real Estate Taxes	2,107,077	2,150,978	1,493,729	1,400,773	1,873,350	19.2%	$7.19
Insurance	88,435	85,830	76,534	86,293	91,050	0.9%	$0.35
Management Fee	217,614	203,100	211,022	216,841	293,026	3.0%	$1.13
Other Operating Expenses	2,243,656	1,637,024	2,189,024	2,392,603	1,866,915	19.1%	$7.17
Total Operating Expenses	$4,656,782	$4,076,932	$3,970,309	$4,096,510	$4,124,341	42.2%	$15.84

Net Operating Income(4)	$7,091,631	$7,352,090	$8,196,848	$8,038,020	$5,643,188	57.8%	$21.67
Replacement Reserves	0	0	0	0	52,084	0.5%	$0.20
TI/LC	0	0	0	0	0(5)	0.0%	$0.00
Net Cash Flow	$7,091,631	$7,352,090	$8,196,848	$8,038,020	$5,591,105	57.2%	$21.47

NOI DSCR(6)	2.21x	2.29x	2.55x	2.50x	1.76x
NCF DSCR(6)	2.21x	2.29x	2.55x	2.50x	1.74x
NOI Debt Yield(6)	16.9%	17.5%	19.5%	19.1%	13.4%
NCF Debt Yield(6)	16.9%	17.5%	19.5%	19.1%	13.3%
(1)	Certain items such as interest expense, interest income, depreciation, amortization, abatements, debt service payments and any other non-recurring items were excluded from the historical presentation and are not included in the underwritten cash flow.
(2)	Represents (i) percent of Gross Potential Income for all revenue fields and Vacancy and (iii) percent of Effective Gross Income for all other fields.
(3)	Based on the underwritten rent roll as of June 1, 2023, inclusive of contractual rent steps through June 2024.
(4)	The decline in U/W NOI from T-12 (2/28/2023) NOI is primarily attributable to (i) 45,930 SF of space vacated at the 1825 K Street NW Property since September 2022 for which space the borrower sponsor is actively pursuing leasing opportunities and (ii) 5,126 SF of space expected to be vacated in January 2024 which space has been marked vacant in the lender underwriting. At origination of the 1825 K Street NW Whole Loan, the borrower deposited $3,000,000 into a TI/LC Reserve (in addition to ongoing collections of approximately $1.75 PSF annually) to cover costs related to any future spec space build-outs (subject to a cap of $750,000), tenant improvement allowances and leasing commission costs for the 1825 K Street NW Property.
(5)	U/W TI/LC is inclusive of a $455,732 credit applied against future TI/LC costs based on the availability of the $3.0 million upfront TI/LC Reserve.
(6)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the 1825 K Street NW Whole Loan.

Appraisal. The appraisal concluded to an “as is” appraised value for the 1825 K Street NW Property of $79,200,000 and a land value of $48,250,000 as of March 30, 2023.

Environmental Matters. According to a Phase I environmental report dated as of April 12, 2023 (the “ESA”), the 1825 K Street NW Property has a 12,000-gallon heating oil underground storage tank (“UST”) that has a "permanently out of use" status. According to the ESA, the current UST, which passed tightness testing in 2007, was reportedly installed in 1989 and replaced previously a installed UST in the same location, which was reportedly installed in 1969. The ESA noted that while no documented releases were identified for either UST, the absence of tank closure documentation and sampling results represents a continuing REC at the 1825 K Street NW Property. In connection with the foregoing, the ESA recommended that tank closure documentation and sampling results for the former USTs be obtained and reviewed to confirm that the USTs have been properly removed/decommissioned in accordance with governmental regulations and to rule out a release. The borrower maintains a pollution liability insurance policy from SiriusPoint Specialty Insurance Corporation with a $2,000,000 aggregate limit. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Market Overview and Competition. The 1825 K Street NW Property is located in Washington, DC, within close proximity to a number of government agencies and public organizations such as The White House, the United States Treasury, the United States Trade Representative, the World Bank and the International Monetary Fund. The 1825 K Street NW Property is also located in close proximity to the George Washington University, which had a total undergraduate enrollment of 11,502 students as of the 2021-2022 academic year. The 1825 K Street NW Property is situated within the Washington-Arlington-Alexandria, DC-VA-MD-WV Metropolitan Statistical Area (the “Washington DC MSA”). The Washington DC MSA has an area population of approximately 6.5 million, representing an approximately 1.2% annualized increase since 2010. The median household income in the Washington DC MSA is $113,904 and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Property Type: Office	Loan #10	Cut-off Date Balance:	$32,000,000
Property Subtype: CBD	1825 K Street NW	Cut-off Date LTV:	53.0%
Address: 1825 K Street Northwest		U/W NCF DSCR:	1.74x
Washington, DC 20006		U/W NOI Debt Yield:	13.4%

according to the appraisal is forecasted to increase by 14.1% over the next five years. The Washington DC MSA has approximately 3.4 million employees with the top three employment sectors featuring Prof/Scientific/Tech Services, Public Administration and Health Care/Social Assistance which represent a combined total of approximately 42% of the workforce.

The 1825 K Street NW Property is further situated within the Metropolitan Washington DC Central Business District office submarket (the “Washington DC CBD Office Submarket”). As of year-end 2022, the Washington DC CBD Office Submarket had an inventory of approximately 48.1 million SF, an overall occupancy rate of 82.6% and gross asking rents of $54.48 per SF. Inventory levels have remained relatively flat in the Washington DC CBD Office Submarket with 356,709 SF (approximately 0.7% of total inventory) added since the start of 2021, and according to the appraisal, by year-end 2027 an additional 181,317 SF (approximately 0.4% of total inventory) is expected to be added. Net absorptions in the Washington DC CBD Office Submarket totaled 70,699 SF as of year-end 2022, improving from approximately negative 1.4 million SF as of year-end 2021. According to the appraisal, this positive trend of net absorptions is largely expected to continue through 2027.

The table below presents leasing data at comparable office properties with respect to the 1825 K Street NW Property:

Comparable Leases(1)

Property	Year Built / Renovated	Rentable Area (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
1825 K Street NW(2)	1966 / 2019	260,419	Various	175,542(3)	Various	$49.31(3)	Various
Tower Building	1929 / 1997	120,519	Ctr for Democracy and Tech	9,873	Feb-22	$57.00	Full Service
Flagship of Farragut Square	1983 / NAP	183,043	Columbia National RE Finance	3,250	Aug-22	$51.50	Full Service
1400 Eye Street, NW	1983 / 2009	175,127	Service Year Exchange	8,088	Apr-22	$45.00	Full Service
1120 G Street, NW	1982 / 2022	133,802	SABIC Plastics	2,824	Feb-23	$56.00	Full Service
750 17th Street, NW	1989 / 2015	136,452	Patomak Global Partners	7,460	Mar-23	$61.00	Full Service
1250 Connecticut Avenue NW	1963 / 2019	174,905	Radio Free Europe	9,829	Feb-23	$57.00	Full Service
(1)	Information obtained from the appraisal.
(2)	Information based on the underwritten rent roll as of June 1, 2023, other than year built / renovated and lease type.
(3)	Tenant Size (SF) and Rent PSF for the 1825 K Street NW Property are inclusive solely of occupied office tenants.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 1825 K Street NW Property:

Market Rent Summary(1)

Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Average Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Lower Level	$30.00	FS - Base Year Stop	2.50% /Yr	$75.00 / $37.50	91 Months	6.00%	4.00%
Office	$46.50	FS - Base Year Stop	2.50% /Yr	$75.00 / $37.50	91 Months	6.00%	4.00%
Retail	$50.00	Net	3.00% /Yr	$75.00 / $37.50	120 Months	6.00%	4.00%
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Property Type: Office	Loan #10	Cut-off Date Balance:	$32,000,000
Property Subtype: CBD	1825 K Street NW	Cut-off Date LTV:	53.0%
Address: 1825 K Street Northwest		U/W NCF DSCR:	1.74x
Washington, DC 20006		U/W NOI Debt Yield:	13.4%

The table below presents data relating to comparable sales with respect to the 1825 K Street NW Property:

Comparable Sales(1)

Property	Location	Year Built / Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price PSF	Cap Rate
1825 K Street NW(2)	Washington, DC	1966 / 2019	260,419	73.3%	NAP	NAP	NAP
2021 K Street, NW	Washington, DC	1972 / NAP	159,981	83.0%	Jan-23	$489.43	6.5%
1776 Wilson Boulevard	Arlington, VA	2012 / NAP	137,826	87.0%	Oct-22	$457.82	7.4%
1801 L St NW	Washington, DC	1988 / NAP	199,659	78.3%	Jul-22	$324.30	6.0%
Georgetown Center	Washington, DC	1988 / 2021	184,822	100.0%	Apr-22	$495.07	5.4%
2300 N Street, NW	Washington, DC	1986 / 2015	287,559	82.0%	Jan-22	$531.20	5.3%
(1)	Information obtained from the appraisal.
(2)	Information based on the underwritten rent roll as of June 1, 2023, other than location and year built / renovated.

Escrows.

Real Estate Taxes – At origination, the borrower deposited $672,650 into a real estate tax reserve and on each monthly payment date the borrower is required to deposit into a tax reserve an amount equal to 1/12 of the estimated annual taxes, currently estimated to be approximately $143,193.

Insurance – On each monthly payment date the borrower is required to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that no event of default is continuing under the 1825 K Street NW Whole Loan documents, and the borrower provides the lender with satisfactory evidence that the insurance coverage for the 1825 K Street NW Property is included in blanket policies approved by the lender in its reasonable discretion.

Replacement Reserve – At origination, the borrower deposited $4,341 into a replacement reserve and on each monthly payment date the borrower is required to deposit $4,341 into a replacement reserve.

TI/LC Reserve – At origination, the borrower deposited $3,000,000 into a TI/LC reserve and on each monthly due date the borrower is required to deposit (i) $37,978 (approximately $1.75 PSF annually) and (ii) any lease termination fees, contraction fees or any other payments received in connection with the termination of any lease at the 1825 K Street NW Property into a TI/LC reserve.

Free Rent Reserve – At origination, the borrower deposited $619,462 into a free rent reserve to be used to cover free rent, gap rent or rent abatements for six tenants at the 1825 K Street NW property.

Outstanding TI Reserve – At origination, the borrower deposited $191,188 into an outstanding TI reserve to cover outstanding tenant improvement obligations and/or leasing commissions for four tenants at the 1825 K Street NW property.

Lockbox and Cash Management. The 1825 K Street NW Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within one business day after receipt. On each business day, all funds in the lockbox account will be swept to an account designated by the borrower, unless a Cash Sweep Event (as defined below) is continuing, in which case such funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account. Funds in the cash management account may be applied by lender in such order and priority as Lender determines with excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the 1825 K Street NW Whole Loan or (ii) if the borrower has cured the applicable Cash Sweep Event, disbursed to the borrower.

A “Cash Sweep Event” means the occurrence of any of the following: (i) an event of default, (ii) a bankruptcy action of the borrower, (iii) a bankruptcy action of the affiliate manager or (iv) the debt service coverage ratio based on the trailing three-month period immediately preceding the date of determination being less than 1.35x (a “DSCR Trigger Event”).

A Cash Sweep Event may be cured upon the following: (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default in accordance with the 1825 K Street NW Whole Loan documents; (b) with respect to clause (ii) above, the dismissal of an involuntary petition within 90 days after the filing, provided that the bankruptcy action was involuntarily filed and did not cause any material adverse consequences to the 1825 K Street NW Whole Loan or 1825 K Street NW Property as determined by lender in its reasonable discretion; (c) with respect to clause (iii) above, if the borrower replaces the property manager with a “Qualified Manager” (as defined in the 1825 K Street NW Whole Loan documents) under a replacement management agreement within 60 days

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Property Type: Office	Loan #10	Cut-off Date Balance:	$32,000,000
Property Subtype: CBD	1825 K Street NW	Cut-off Date LTV:	53.0%
Address: 1825 K Street Northwest		U/W NCF DSCR:	1.74x
Washington, DC 20006		U/W NOI Debt Yield:	13.4%

of such bankruptcy event; or (d) with respect to clause (iv) above, the achievement of a debt service coverage ratio for the 1825 K Street NW Whole Loan of 1.35x or greater for two consecutive quarters based upon the trailing 3-month period immediately preceding the date of determination or payment of the Low DSCR Security Payment (as defined below); provided, however, (1) no event of default may be continuing, (2) a cure of a Cash Sweep Event resulting from an event of default or a bankruptcy action of an affiliated manager may occur no more than a total of two times in the aggregate during the term of the 1825 K Street NW Whole Loan, (3) a cure of a Cash Sweep Event resulting from a DSCR Trigger Event may occur an unlimited number of times during the term of the 1825 K Street NW Whole Loan, (4) the borrower will have paid all of the lender’s reasonable expenses incurred in connection with such cure of a Cash Sweep Event, including reasonable attorney’s fees and expenses, and (5) the borrower will have no right to cure a Cash Sweep Event caused by a bankruptcy action of the borrower other than as described in clause (ii) above.

A ”Low DSCR Security Payment” means an amount which, if used to reduce the outstanding principal balance of the 1825 K Street NW Whole Loan upon the occurrence of a DSCR Trigger Event, would be sufficient to cause the calculation of debt service coverage ratio of the 1825 K Street NW Whole Loan for such period to equal or exceed 1.35x. Any Low DSCR Security Payment must be in the form of a cash deposit or letter of credit.

Property Management. The 1825 K Street NW Property is managed by Borger Management, Inc., a third-party of the borrower.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 1825 K Street NW Property, as well as 18 months of rental loss and/or business interruption coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK 2023-BNK46	Transaction Contact Information
VI. Transaction	Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Sean Duffy	Tel. (312) 827-1518

BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

Morgan Stanley & Co. LLC

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 761-3507

J.P. Morgan Securities LLC

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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